[Translation for information purposes]

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TABLE OF CONTENTS

CLAUSE		PAGE
1.	DEFINITIONS AND INTERPRETATION	9
2.	PURPOSE AND IMPLEMENTATION	42
3.	RESTRUCTURING OF LOAN AGREEMENTS (OLD MONEY)	43
4.	TERMS COMMON TO LOAN AGREEMENTS (NEW MONEY)	51
5.	TERMS COMMON TO ALL LOAN AGREEMENTS	52
6.	LOAN CONFIGURATION	66
7.	FEES	68
8.	COMPENSATION	68
9.	COSTS AND EXPENSES	70
10.	GUARANTEE ON FIRST DEMAND	73
11.	AGENT OF THE OBLIGORS	78
12.	CHANGES TO THE OBLIGORS	79
13.	AGENT	82
14.	MANAGEMENT OF THE TRANSACTION BY THE FINANCIAL PARTIES	92
15.	REDISTRIBUTION OF PAYMENTS	93
16.	ACCESSION OF NON-SIGNATORY LENDING INSTITUTIONS	94
17.	PAYMENTS	96
18.	SETTLEMENT	101
19.	NOTIFICATIONS	102
20.	PARTIAL INVALIDITY	104
21.	RESERVE OF SHARES	104
22.	AMENDMENTS AND WAIVERS	104
23.	OPERATIONAL ISSUES	106
24.	VAT AND INHERITANCE AND GIFT TAX	107
25.	CONFIDENTIALITY	107
26.	DATA PROTECTION	112
27.	NOTARISATION	114
28.	APPLICABLE LAW	114
29.	JURISDICTION	114
ANNEX 1 LOAN AGREEMENTS		117
ANNEX 2 REPAYMENT SCHEDULE		118
ANNEX 3 PRECEDENT OR SIMULTANEOUS CONDITIONS		120
ANNEX 4 SECURITY INTERESTS IN THE TRANSACTION		125
APPENDIX 5 MODEL LETTER OF ACCEPTANCE		127
APPENDIX 6 MODEL CERTIFICATE OF COMPLIANCE		129
APPENDIX 7 EXISTING DEBT		130
APPENDIX 8 EXISTING PERSONAL GUARANTEES		131
APPENDIX 9 EXISTING SECURITY INTERESTS		133
APPENDIX 10 NOTIFICATIONS		135
ANNEX 11 MONITORING PLAN		138
APPENDIX 12 OPERATING ACCOUNTS		139
APPENDIX 13 DECLARATIONS		140
APPENDIX 14 DISCLOSURE OBLIGATIONS		148
ANNEX 15 GENERAL OBLIGATIONS		153
ANNEX 16 CASES OF NON-COMPLIANCE		167

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In Madrid, on 8 April 2026.

HAVING GATHERED

On the one hand,

(1)
WALL BOX CHARGERS, S.L.U., a company incorporated under Spanish law, with its registered office at Paseo de la Castellana, number 95, 28th floor, Madrid, and with Tax Identification Number A-66542903 (“Wallbox Chargers”). Duly represented for these purposes.
(2)
AR ELECTRONICS SOLUTIONS, S.L.U., a company incorporated under Spanish law, with its registered office at Carrer del Foc 68, 08038 Barcelona, and Tax Identification Number B-66162413 (“AR Electronics”). Duly represented for these purposes.
(3)
WALLBOX USA INC., a company incorporated in the United States, with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (United States) and with Tax Identification Number N02582841 (“Wallbox USA”). Duly authorised for these purposes.

Hereinafter, Wallbox Chargers, AR Electronics and Wallbox USA shall be referred to as the "Lenders".

On the other hand,

(4)
WALLBOX N.V., a company incorporated in the Netherlands, with its registered office at Carrer del Foc 68, 08038 Barcelona and with tax identification number N-0098134J (“Wallbox NV”). Duly represented for these purposes.
(5)
COIL INC, a company incorporated in the United States, with its registered office at 1307 Hayes Street, Suite 5, San Francisco, CA 94117 and with tax identification number N-N0401202G (“Coil”). Duly represented for these purposes.
(6)
WALLBOX FRANCE SAS, a French company, with its registered office at Avenue des Champs-Élysées, 75008-Paris (France) and with tax identification number N-0070873E (“Wallbox France”). Duly represented for these purposes.
(7)
ELECTROMAPS, S.L.U., a company incorporated under Spanish law, with its registered office at Carrer del Foc 68, 08038 Barcelona, and Tax Identification Number B-66513524 (“Electromaps”). Duly authorised for these purposes.

Hereinafter, Wallbox Chargers, AR Electronics, Wallbox USA, Wallbox NV, Coil, Wallbox France and Electromaps shall be referred to as the "Original Warrantors"

Furthermore,

(8)
BANCO SANTANDER, S.A., a Spanish credit institution, with its registered office at Paseo de Pereda 9 al 12, 39004, Santander and Tax Identification Number A-39000013 (“Banco Santander”). Duly represented for these purposes.
(9)
BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a Spanish credit institution, with its

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registered office at Plaza de San Nicolás 4, 48005, Bilbao, and Tax Identification Number A-48265169 (“BBVA”). Duly represented for these purposes.
(10)
CAIXABANK, S.A., a Spanish credit institution, with its registered office at Calle Pintor Sorolla 2-4, 46002, Valencia, and Tax Identification Number A-08663619 (“CaixaBank”). Duly authorised for these purposes.
(11)
EBN BANCO DE NEGOCIOS, S.A., a Spanish credit institution, with its registered office at Paseo de Recoletos, 29, 28004, Madrid, and Tax Identification Number A-28756043 (“EBN”). Duly represented for these purposes.
(12)
INSTITUTO DE CRÉDITO OFICIAL, E.P.E., a public body constituted as a public business entity as provided for in Articles 84, 103 et seq. of Law 40/2015 of 1 October on the Legal Regime of the Public Sector, with its registered office at Paseo del Prado, 4, 28014 Madrid and Tax Identification Number Q-2876002-C (“ICO”). Duly represented for these purposes.
(13)
INSTITUT CATALÀ DE FINANCES, a public financial institution owned by the Government of Catalonia, with its registered office at Gran Vía de les Corts Catalanes, 635, 08010 Barcelona, and Tax Identification Number Q0801492E (“ICF”). Duly represented for these purposes.
(14)
MORA BANC GRUP, S.A., an Andorran credit institution, with its registered office at Avenida Merixell 96, AD500, Andorra la Vella, Principality of Andorra, and with Tax Identification Number N-0431302I (“Mora Banc”). Duly represented for these purposes.
(15)
COMPAÑÍA ESPAÑOLA DE FINANCIACIÓN DEL DESARROLLO, COFIDES, S.A., S.M.E. AS MANAGER IN ITS OWN NAME AND ON BEHALF OF THE FUND FOR INVESTMENTS ABROAD, F.C.P.J. (FIEX), a Spanish credit institution with its registered office at Paseo de la Castellana, 278, 6th floor, 28046, Madrid, and with Tax Identification Number A79000663 (“Cofides”). Duly authorised for these purposes.

Hereinafter, Banco Santander, BBVA, CaixaBank, EBN, ICO, ICF, Mora Banc and Cofides, together with (subject to the provisions of Clause 16 (Accession of Non-Signatory Lending Entities)) Triodos Bank N.V.; and their respective successors under the Loan Agreements (as that term is defined below) shall be referred to as the “Lending Institutions”. Furthermore, the Lending Entities that sign this Agreement on the Signing Date shall be referred to as the “Signatory Lending Entities” and the Lending Entities that do not sign this Agreement on the Signing Date shall be referred to as the “Non-Signatory Lending Entities”.

And, on the other hand,

(16)
PALMER AGENCY SERVICES (SPAIN), S.L.U., a company incorporated under Spanish law, with its registered office at Calle Castelló, 59, Bajo, 28001, Madrid and Tax Identification Number B56936644 (“Palmer”). It is duly represented for these purposes.

Palmer, in its capacity as agent of the Financial Parties (as that term is defined below), or the entity replacing it in that capacity in accordance with the provisions of Clause13 (Agent), shall be referred to as the “Agent”.

NOW THEREFORE

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(A)
That Wallbox NV is the parent company of the Group (as that term is defined in Clause1.1 (Definitions)) whose business consists principally of the development and marketing of various types of smart chargers for electric vehicles.
(B)
That, for several months, the Group has been negotiating with its main creditors and shareholders regarding the recapitalisation and comprehensive restructuring of its liabilities (the “Restructuring”), with the primary aim of ensuring its financial viability.
(C)
That, in the context of the Restructuring negotiations:
(a)
On 9 October 2025, the Group’s main creditors (namely Banco Santander, BBVA and CaixaBank), together with Wallbox Chargers, AR Electronics and Wallbox USA, amongst others, entered into a standstill agreement, to which EBN, ICO, ICF, Mora Banc and Cofides acceded on 7 November 2025 (the “Standstill Agreement”);
(b)
on 22 December 2025, Orilla Asset Management, S.L., Inversiones Financieras Perseo, S.L., Am Gestio, S.L., Consilium, S.L. and Mingkiri, S.L. / Anangu, S.L. and Instruments Financiers Per A Empreses Innovadores, S.L.U. (IFEM), signed a non-binding letter of intent in favour of Wallbox NV, in which they expressed their willingness, subject to the signing of a binding investment commitment (the “Binding Investment Commitment”), to inject equity into Wallbox NV for an aggregate amount of EUR 10,000,000; and
(c)
on 1 December 2025, Wallbox NV, Wallbox Chargers, AR Electronics and Electromaps filed with Barcelona Commercial Court No. 9 the notice of commencement of negotiations provided for in Article 585 of the Insolvency Act, with the aim of obtaining the necessary legal protection to facilitate the negotiation and approval of a restructuring plan.
(D)
That, on this date, Wallbox Chargers, AR Electronics and Wallbox USA, together with their principal creditors, have approved a restructuring plan (the “Restructuring Plan”), in accordance with the provisions of Title III of Book Two of the Insolvency Act, the purpose of which is to establish the terms and procedure for the restructuring of the Group’s liabilities, as well as to adopt the necessary measures to ensure its viability, in accordance with the viability plan incorporated into the Restructuring Plan itself (the “Viability Plan”).
(E)
That the Restructuring Plan affects, amongst other instruments, the loan agreements identified in the ANNEX 1 (Loan Agreements) (the “Loan Agreements”), which comprise the following types of financial instruments:
(d)
Debt instruments entered into prior to the Signing Date (the "Loan Agreements (Old Money)").

For the purposes of this Agreement, the term "Loan Agreements (Old Money)" includes any debt instruments entered into in accordance with Clause 6.7 (Exercise of alternatives) of the Restructuring Plan for the purpose of replacing or modifying the nature of the "Affected Debt" of "Class 2" of the Restructuring Plan to convert revolving debt into term debt or a loan and thereby opt for the “Alternative Terms (Loans)” ( and as these terms are defined in the Restructuring Plan), notwithstanding that such instrument is entered into after the Signing Date.

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(e)
New debt instruments entered into (or amounts originated) on or after the Signing Date for the purposes of:
(i)
granting part of the “Interim Financing” (as this term is defined in the Restructuring Plan) (the “Loan Agreements (New Money)”;
(ii)
"convert into loans" the interest (or applicable financial remuneration) accrued and unpaid as at the Signing Date pursuant to:
(A)
the Loan Agreements (Old Money) and
(B)
the Working Capital Facilities (Old Money) (as defined in the Working Capital Framework Agreement),

in both cases, belonging to Class 2 (and to such Class 1 debt as may voluntarily be included) (the "Loan Agreements (Interest Loan-to-Value)"); and

(iii)
"securitise" part of the amount drawn down under the Working Capital Facilities (Old Money) (as defined in the Working Capital Framework Agreement) that are not guaranteed by the ICO Guarantee (the "Loan Agreements (Working Capital Securitisation)").

Given the nature and type of the Loan Agreements, and in accordance with the operational requirements of each Lending Institution, it is expressly stated that, for the purposes of documenting the transactions described in the preceding paragraph (b) , the Lending Institutions may freely choose between (1) entering into new agreements or (2) increase the principal amounts of their Loan Agreements (Old Money) (including, without limitation, by capitalising the aforementioned interest, increasing the principal, or dividing into tranches, any of their existing instruments), provided that such new instruments or new increased amounts are treated as provided for in this Agreement.

Consequently, the terms “Loan Agreements (New Money)”, “Loan Agreements (Interest Capitalisation)” and “Loan Agreements (Working Capital Capitalisation)” include both new debt instruments and increases in the amount (or new tranches) of existing debt instruments which, in both cases, are subscribed to or originated as a result of the provisions of this Agreement or the Working Capital Framework Agreement, as the case may be.

(F)
That the Restructuring Plan provides, amongst other measures, for the standardisation of certain terms and conditions applicable to the Loan Agreements (depending on their type and Class) by applying the following treatment:
(f)
Loan Agreements (Old Money)
(i)
By default, all Class 1 Loan Agreements (Old Money) are subject to the “Class 1 Standard Terms” identified as such in this Agreement, including, amongst others, the following terms and conditions:
(A)
maintenance of the financial terms of the existing debt instruments;

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(B)
maintenance of the security interests currently securing each of said instruments (which are hereby expressly confirmed);
(C)
application of the grace period and the remaining terms and conditions of the Class 2 Standard Conditions, other than:
(1)
those set out in paragraphs (A) and (B) above; and
(2)
the capitalisation of interest (or applicable financial remuneration) accrued and unpaid as at this date.
(ii)
By default, all Class 2 (Old Money) Loan Agreements are subject to the “Class 2 Standard Terms” identified as such in this Agreement, including, but not limited to, the following terms and conditions:
(A)
the conversion into a loan of interest accrued and unpaid as at the Date of Signing under the Class 2 Loan Agreements (Old Money);
(B)
the application of a grace period;
(C)
the extension of their maturity date until the end of the aforementioned grace period;
(D)
ordinary “bullet” repayment at the end of the aforementioned grace period;
(E)
a variable interest rate payable in cash (except in certain circumstances); and
(F)
the standardisation of other terms and conditions (such as, for example, representations, obligations and events of default).
(iii)
Notwithstanding the foregoing, all Lending Institutions are entitled to choose – on a voluntary basis – to apply the following terms and conditions (the “Alternative Terms”) to their respective Loan Agreements (Old Money):
(A)
To classify as “Loans (Tranche A)” the amount of their “ -Affected Debt” arising from Loan Agreements (Old Money) that has not been classified as Loans (Tranche B) (and, consequently, never more than 59% of such “Affected Debt”).

Loans (Tranche A) shall be governed by the terms and conditions set out for this purpose in this Agreement, including, but not limited to:

(1)
the capitalisation of interest accrued and unpaid as at the Signing Date under the Loan Agreements (Old Money);
(2)
the application of a (amortisable) grace period;
(3)
the extension of their maturity date until the end of the

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aforementioned grace period;
(4)
the application of a standard repayment schedule during the aforementioned grace period;
(5)
a variable interest rate payable in cash (except in certain circumstances);
(6)
the non-application of default interest during the term of the Grace Period Agreement; and
(7)
the standardisation of other terms and conditions (such as, for example, representations, obligations and events of default).
(B)
Classify at least 41% of its “Affected Debt” (as defined in the Restructuring Plan) arising from Loan Agreements (Old Money) as “Loans (Tranche B)” (the “Minimum Tranche B Percentage”). For the avoidance of doubt, the Loan Agreements (Old Money) do not include the Loan Agreements (Interest Financing) or the Loan Agreements (Working Capital Financing).

The Loans (Tranche B) shall be governed by the terms and conditions set out for this purpose in this Agreement, including, but not limited to:

(1)
the capitalisation of interest accrued and unpaid as at the Signing Date under the Loan Agreements (Old Money):
(2)
the application of a grace period (non-amortisable);
(3)
the extension of their maturity date until the end of the aforementioned grace period;
(4)
ordinary ‘bullet’ repayment at the end of the aforementioned grace period;
(5)
a PIK interest rate;
(6)
the non-application of default interest during the term of the Grace Period Agreement; and
(7)
the standardisation of other terms and conditions (such as, for example, representations, obligations and events of default).
(g)
Loan Agreements (Interest-Bearing Loans)

All Loans arising from Loan Agreements (Interest-Bearing Loans) are subject to the Alternative Terms and Conditions and classified as Loans (Tranche B).

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(h)
Loan Agreements (Working Capital Loans)

All loans arising from loan agreements (circulating loans) are subject to the Alternative Terms and Conditions and classified as Loans (Tranche B).

(i)
Loan Agreements (New Money)

In accordance with the Restructuring Plan, and given their nature as ‘Interim Financing’, the Loan Agreements (New Money) shall be subject to their own terms and conditions (distinct from the Standard Terms and Conditions and the Alternative Terms and Conditions) in accordance with the provisions of this Agreement, including, without limitation:

(i)
a maturity date earlier than that of the Loan Agreements (Old Money); and
(ii)
a variable interest rate, payable in cash and higher than that of the Loan Agreements (Old Money).
(G)
That it has been essential for the Signatory Lending Institutions to agree to enter into the Restructuring Plan and this Agreement (and, in particular, to novate the Loan Agreements on the terms set out herein):
(j)
that, as security for the performance of the obligations arising for the Borrowers towards the Lending Institutions by virtue of the Loan Agreements, the Security Interests in the Transaction (as this term is defined in Clause1.1 (Definitions)) are provided;
(k)
the truth and accuracy of the representations set out in Clause5.5 (Representations);
(l)
that the guarantees, whether in the form of a surety, insurance policy or guarantee, granted by the ICO, CESCE and FEI (as these terms are defined in Clause1.1 (Definitions)) in favour of certain Lending Institutions, and which partially guarantee the amounts drawn down under certain Loan Agreements, are not in any way affected or prejudiced as a result of the signing of this framework agreement; and
(m)
that the Non-Signatory Lending Entities accede to this framework agreement, either by expressly adhering to it or through its judicial approval.
(H)
That, in view of the foregoing and having fulfilled all the conditions set out in Part I (Conditions Precedent or Concurrent to Signing) of ANNEX 3 (Conditions Precedent) of this Agreement, the Parties, confirming the validity of the powers by virtue of which they are acting, agree to enter into this framework loan agreement (the “Agreement”), which shall be governed by the following

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CLAUSES

SECTION 1
INTERPRETATION

2.
DEFINITIONS AND INTERPRETATION
2.1
Definitions

In this Agreement:

"ABL" means ABL GmbH, a company incorporated under German law, with its registered office at Albert-Büttner-Straße 11, Offenbach am Main, 91207, Lauf/Pegnitz, registered in the Offenbach am Main register under registration number HRB 55773.
"Reference Shareholders" means the following shareholders of Wallbox NV:

[Intentionally omitted]

“Asset Subject to Disposal” has the meaning attributed to that term in Clause12.4 (Release of Obligors and Security Interests).
"Working Capital Framework Agreement" means the framework agreement relating to the working capital facilities granted by a number of financial institutions to a number of Group companies, entered into on or around the Signing Date in the context of the measures set out in the Restructuring Plan.
"Existing Framework Agreement" means the debt reorganisation framework agreement entered into on 11 November 2024 by, amongst others, the Borrowers and BBVA and Banco Santander, for the purpose of regulating certain terms common to specific long-term financing and specific bilateral working capital facilities of various kinds, pursuant to a deed executed before the Notary of Barcelona, Ms Laura Nogales Martín, under number 217 of her register; as novated pursuant to the non-extinctive novation agreement signed on 8 April 2025 by, amongst others, the Borrowers and the Signatory Lending Institutions, pursuant to a deed executed before the Notary of Barcelona, Ms Laura Nogales Martín, under number 70 of her register, and the Notary of Madrid, Mr Andrés Domínguez Nafría.
"Affiliate" means, in relation to any entity, a Subsidiary of that entity or a Parent Company of that entity or any other Subsidiary of that Parent Company.
"Agent" has the meaning set out in the "Parties" section of this Agreement.

"Agent for the Obligors" means Wallbox Chargers, appointed to act on behalf of and in the name of each Obligor in relation to the Financing Documents in accordance with the provisions of Clause11.1 (Appointment of the Agent for the Obligors).

"€STR Adjustment" means:
(a)
the adjustment value determined by the Agent, following the instructions of the Majority of Lending Institutions (or by any other Financial Party that agrees to determine the applicable rate in place of the Agent, following the instructions of the

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Majority of Lending Institutions) on the basis of the designation, nomination or recommendation of any applicable government authority or central bank, regulator or other supervisory authority or a group thereof, or any working group or committee, or ISDA, for each EURIBOR maturity in relation to the €STR; or
(b)
in the absence of such designation, nomination or recommendation, the median of the daily difference, positive or negative, between the EURIBOR and the €STR for the last 5 years prior to the Quotation Date.
“Central Bank Rate Adjustment” means, in relation to the Central Bank Rate in force at the close of business on the Quotation Date, the arithmetic mean adjusted to 20 per cent (calculated by the Agent) of the Central Bank Rate Spreads for the five (5) immediately preceding TARGET Days for which the EURIBOR is available, or as determined by a legal provision, whether legislative or regulatory.
"Capital Increase" means the capital increase in Wallbox NV for an aggregate amount of EUR 10,650,000 by Orilla Asset Management, S.L. (EUR 1,000,000), Inversiones Financieras Perseo, S.L. (an Iberdrola group company) (EUR 1,000,000), AM Gestio, S.L. (EUR 1,000,000), Consilium, S.L. (EUR 1,000,000), Mingkiri, S.L. (EUR 1,000,000), Kariega Ventures, S.L. (EUR 650,000) and Instruments Financiers per a Empreses Innovadores, S.L. Unipersonal (IFEM) (EUR 5,000,000).
"Finance Lease" means any finance lease agreement, the payment obligations under which are treated as liabilities in accordance with the Accounting Standards.
"Operating Lease" means any lease agreement other than a Finance Lease, under which the risks and rewards incidental to ownership of the leased asset are not substantially transferred to the lessee, and whose payment obligations are not classified as financial liabilities in accordance with the Accounting Standards.

"Financial Adviser" means FTI Consulting Spain, S.L.U.

"Approval Order" has the meaning attributed to that term in the Restructuring Plan.

"Regulatory Authority" means:

(a)
the United States of America;
(b)
the United Nations;
(c)
the European Union;
(d)
the United Kingdom;
(e)
the member states of the European Union; and
(f)
the governments and official institutions or agencies of any of the preceding sub-paragraphs (a) to (e), including OFAC (Office of Foreign Assets Control), the US Department of State, and His Majesty’s Treasury.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption,

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filing, registration, public disclosure, entry or registration.
"ICO Guarantee" means any guarantee issued by the ICO under (or in accordance with) an ICO Framework Agreement.
"Change of Control" means any operation, transaction, event or circumstance by virtue of which:
(n)
the Reference Shareholders, jointly, cease to hold a (direct or indirect) fully voting interest of at least 50.01% in the share capital of Wallbox NV;
(o)
Wallbox NV ceases to hold:
(i)
a direct holding with full voting rights of 100% in the share capital of Wallbox Chargers (excluding treasury shares); or
(ii)
control (direct or indirect) of any other Obligor; or
(p)
Wallbox Chargers ceases to hold:
(iii)
a direct holding with full voting rights of 100% in any Material Subsidiary and Wallbox USA; or
(iv)
direct or indirect control of any Material Subsidiary.
For the purposes of this definition, “control” means holding, directly or indirectly, control of one or more other companies in accordance with Article 42 of the Commercial Code (expressly including as a result of any transaction carried out in concert through any agreement or arrangement).
"Material Adverse Change" means any event or circumstance (or combination of events and/or circumstances) which, in the opinion of the Majority of Lending Entities:
(q)
has or may come to have, merely through the passage of time and in relation to the Group’s financial condition, business, assets or property, a substantially adverse effect on the ability of any of the Obligors to fulfil all the obligations they have assumed towards the Lending Entities arising from any Financing Document, or
(r)
may result, by the mere passage of time, in any of the Financing Documents becoming unlawful, invalid, ineffective or unenforceable against any of the Obligors.
“Maximum Capex” means, in respect of any investment, the following maximum amounts:
(a)
EUR 2,500,000 per investment transaction; and
(b)
EUR 7,500,000 per Financial Year.
"Letter of Accession" means a document substantially in accordance with the template set out at ANNEX 5 (Model Letter of Accession).
"Letter of Election" has the meaning attributed to that term in the Restructuring Plan.

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"Fee Letter" means any letter or letters executed by the Obligors’ Agent or any Original Obligor on or about the date of this Agreement setting out any of the fees relating to the Financing Documents .
"Investment Commitment Letter" means the letter signed on or prior to the Signing Date by Orilla Asset Management, S.L., Inversiones Financieras Perseo, S.L. (an Iberdrola group company), AM Gestio, S.L., Consilium, S.L. and Anangu Grup, S.L. as shareholders, Instruments Financiers per a Empreses Innovadores, S.L. Unipersonal (IFEM), Wallbox NV as parent company and Wallbox Chargers as a company in relation to the Binding Investment Commitment.
"Certificate of Compliance" means a certificate substantially in accordance with the template set out at ANNEX 6 (Model Certificate of Compliance).
"CESCE" means the Compañía Española de Seguros de Crédito a la Exportación, S.A. Compañía de Seguros y Reaseguros, S.M.E., acting in its own name and on behalf of the Spanish State.
"Classes" has the meaning attributed to that term in the Restructuring Plan.
"Class 1" has the meaning attributed to that term in the Restructuring Plan.

"Class 2" has the meaning attributed to that term in the Restructuring Plan.

"US Code" means the US Internal Revenue Code of 1986.
"Civil Code" means the Civil Code approved by the Royal Decree of 24 July 1889.
"Commercial Code" means the Commercial Code approved by the Royal Decree of 22 August 1885.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in accordance with the model recommended by the LMA or in any other form agreed between the Obligors’ Agent and the Agent.
"Condition Precedent" has the meaning attributed to that term in Clause1.9 (Condition Precedent).
"Alternative Conditions" has the meaning set out in the "Preamble" section of this Agreement.
"Standard Conditions" means the Class 1 Standard Conditions and the Class 2 Standard Conditions.
"Standard Class 1 Terms" has the meaning set out in the "Preamble" section of this Agreement.
"Standard Class 2 Conditions" has the meaning set out in the "Definitions" section of this Agreement.

"Agreement" has the meaning set out in the "Preamble" section of this Agreement.

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"Material Commercial Contract" means any contract or document, or set of contracts or documents, entered into by one or more Group entities with one or more customers and having an annual value of EUR 1,000,000 or more (or the equivalent in another currency).

"Creditors’ Agreement" means the agreement between creditors entered into today in relation to, amongst other things, this Agreement and the Working Capital Framework Agreement (as novated, amended, consolidated or supplemented from time to time).

"Shareholders’ Bridge Loan Agreement" means the loan agreement entered into on or prior to the Signing Date by Orilla Asset Management, S.L., Inversiones Financieras Perseo, S.L. (a company of the Iberdrola group), AM Gestio, S.L., Consilium, S.L., Mingkiri, S.L. and Kariega Ventures, S.L. as lenders and Wallbox N.V. as borrower.

"ICO Financing Agreements" means any financing agreement entered into between , a Group company and a Lending Institution, in respect of which an ICO Guarantee has been issued, expressly including, without limitation, the ICO-Guaranteed Loan Agreements described in ANNEX 1 (Loan Agreements), whilst such ICO Guarantee remains in force.

"Loan Agreements" has the meaning set out in the "Preamble" section of this Agreement.

"Loan Agreements (New Money)" has the meaning set out in the "Preamble" section of this Agreement.

"Loan Agreements (Old Money)" has the meaning set out in the "Preamble" section of this Agreement.

"Loan Agreements (Circulating Loans)" has the meaning set out in the "Definitions" section of this Agreement.

"Loan Agreements (Interest-Bearing Loans)" has the meaning set out in the "Preamble" section of this Agreement.

"ICO Framework Agreements" means any framework agreement entered into between a Lending Institution and the ICO to regulate the terms and conditions of cooperation in relation to the guarantee facilities granted by the Ministry of Economic Affairs and Digital Transformation and managed by the ICO.

"Termination Costs" means, where applicable, the amount by which:

(a)
the interest that would have accrued (excluding the Margin) in favour of a Lending Entity during the period between (i) the date of receipt of all or part of its share of the Loan and (ii) the date on which the Interest Period in force applicable to that Loan or Outstanding Amount would have ended, in the event that the principal amount or the Outstanding Amount received had been paid on the last day of that Interest Period;

exceed:

(b)
the amount that the Lender would have obtained by depositing a sum equal to the principal of the Loan or the Outstanding Amount paid in advance with a leading

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bank in the Relevant Interbank Market during the period between (i) the Business Day immediately following receipt of such amounts and (ii) the date on which the Interest Period applicable to the Loan or Outstanding Amount in question would have ended.
"Cash Sweep Account" means the bank account number [***] 1034 6865 held in the name of Wallbox Chargers at [***].
"Cash-pooling Account" means the bank account number [***] held in the name of Wallbox Chargers at [***], intended to centralise the Group’s cash-pooling outside the United States of America.
[Intentionally omitted]

"Bank Accounts" means:

(c)
the Cash-pooling Account;
(d)
the Cash Sweep Account;
(e)
[Intentionally omitted]; and
(f)
the Operating Accounts.
"Operating Accounts" means the bank accounts of the Group companies identified in ANNEX 12 (Operating Accounts).
"Reiterated Representations" means each of the representations referred to in Clause5.5 (Representations).

"Affected Debt" has the meaning attributed to that term in the Restructuring Plan.

"Business Day" means a day (other than a Saturday or Sunday) on which (i) banks are open for general business in Madrid, Barcelona and New York and (ii) is a TARGET Day.
"TARGET Day" means any day on which T2 is open for the settlement and clearing of payments in Euros.

"Central Bank Rate Spreads" means the difference (expressed as an annual percentage rate) calculated by the Agent between:

(s)
the EURIBOR for that TARGET Day; and

(b) the Central Bank Rate in force at the close of business on that TARGET Day.

"Distribution" means the making of (or entering into of any agreement in relation to):
(t)
the declaration, payment or distribution of any dividend, charge, commission or any other distribution (or interest on the unpaid amount of any dividend, charge, commission or any other distribution) (in cash or in kind) on or in respect of its share capital (or any class of its share capital);

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(u)
the repayment or distribution of any dividend, share premium or reserve;
(v)
the redemption, repurchase, reduction or repayment of its share capital or the approval to carry out such actions;
(w)
the ordinary or early repayment of any amount due in respect of principal or capitalised interest under, or the payment or settlement of any interest, commission or charge accrued or due under, any form of indebtedness, to any of its direct or indirect shareholders;
(x)
the granting of a loan or credit facility to any of its direct or indirect shareholders, other than Permitted Indebtedness;
(y)
the payment of any management, advisory or other fees to, or for the benefit of, its direct or indirect shareholders; or
(z)
any payment or transfer of funds by any means and for any purpose in favour of any direct or indirect shareholder.
"Security Documents" means:
(aa)
the documents pursuant to which the Security Interests in the Transaction are created;
(bb)
any document under which any type of security interest (other than a personal guarantee) is created to secure any obligation arising from any Global Financing Document, regardless of the applicable law and the nature of such security interest;
(cc)
any irrevocable power of attorney associated with the Security Interests in the Transaction; and
(dd)
any other document designated as such by the Agent and the Obligors’ Agent.
"Financing Documents" means:
(ee)
this Agreement;
(ff)
the Loan Agreements;
(gg)
any Security Document;
(hh)
any Letter of Commission;
(ii)
[Intentionally omitted]
(jj)
the Agreement between Creditors;
(kk)
any Letter of Accession;
(ll)
any Letter of Election; and

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(mm)
any other document designated as such by the Agent and the Obligors’ Agent.
“Global Financing Documents” means:
(nn)
the Financing Documents;
(oo)
the "Financing Documents" under the Revolving Credit Facility Agreement; and
(pp)
the New Money (together with any ancillary or supplementary documents thereto).
"Financial Year" means the Group’s annual accounting period ending on 31 December of each year.
"Permitted Disposal" means the sale, disposal, transfer or alienation (by any means) of:

[Intentionally omitted]

"Existing Indebtedness" means the Financial Indebtedness described in ANNEX 7 (Existing Indebtedness).
"Financial Indebtedness" means any indebtedness arising from:
(qq)
amounts drawn down under any loan or credit facility;
(rr)
amounts drawn down under any contract for the issuance of guarantees and counter-guarantees (including amounts to be repaid under any such contract, without double counting);
(ss)
amounts corresponding to the acceptance of bills of exchange or other negotiable instruments by a third party (regardless of their form), except those delivered to suppliers in connection, exclusively, with payment obligations arising from commercial transactions carried out in the ordinary course of the business of the company in question;
(tt)
amounts obtained from the issue of debentures, bonds, promissory notes or any similar instrument, except those paid to suppliers in connection, exclusively, with payment obligations arising from commercial transactions carried out in the ordinary course of the business of the company in question;
(uu)
amounts due under finance leases;
(vv)
amounts due under hedging transactions;
(ww)
amounts received as a result of the assignment or discounting of receipts, commercial bills and other credit rights (unless such assignment is made without recourse) reflected as debt in the Group’s audited consolidated financial statements. Non-recourse factoring and promissory notes that do not generate financial costs are expressly excluded from the definition of Financial Debt;

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(xx)
amounts obtained under the issue of redeemable shares (unless they are redeemable at the issuer’s option) prior to the Cancellation Date or are classified as liabilities in accordance with the Accounting Standards;
(yy)
the amount of any liability assumed under a deferred payment arrangement (whether under purchase agreements or otherwise) recognised as a liability in the Group’s audited consolidated financial statements; and
(zz)
amounts received under any other transaction that has the commercial effect of a loan or is treated as a liability in accordance with the Accounting Standards, excluding transactions with suppliers.
"Permitted Indebtedness" means Financial Indebtedness:
(aaa)
incurred under:
(i)
the Global Financing Documents ;
(ii)
Existing Debt, up to the amounts and maturity dates set out in ANNEX 7 (Existing Debt); and
(iii)
the Shareholders’ Bridge Loan Agreement, solely until the earlier of the following dates:
(A)
the date on which two months have elapsed from the Effective Date; and
(B)
the date of the Capital Increase;
(bbb)
incurred by any Group company in the ordinary course of its business under Operating Leases of vehicles, plant, equipment or computers, provided that the aggregate annual expenditure arising from such Operating Leases does not exceed an aggregate maximum of EUR 6,000,000 per annum for the Group as a whole;
(ccc)
granted by any Obligor in favour of another Obligor (other than Wallbox NV), provided that:
(i)
it is governed by Spanish common law;
(ii)
within ten (10) days of its execution:
(A)
the document formalising the transaction is provided to the Agent (in a sufficient number of copies for all Lending Institutions); and
(B)
a Security Interest in the Transaction is granted over the credit rights arising therefrom in favour of the relevant Obligor, on terms satisfactory to the Agent; and
(iii)
its parties are parties to the Agreement between Creditors;
(ddd)
granted by Wallbox Chargers in favour of Wallbox NV, provided that:

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(i)
it is governed by Spanish common law;
(ii)
within ten (10) days of its execution:
(A)
the document formalising it is provided to the Agent (in a sufficient number of copies for all Lending Entities); and
(B)
a Security Interest in the Transaction is granted over the credit rights arising therefrom in favour of the relevant Obligor, on terms satisfactory to the Agent; and
(iii)
its parties are parties to the Intercreditor Agreement;
(eee)
granted by any Obligor other than Wallbox NV in favour of another Group company that is neither an Obligor nor an ABL, provided that:
(i)
it is governed by Spanish common law;
(ii)
the total aggregate amount of debt granted by Obligors other than Wallbox NV in favour of Group companies that are neither Obligors nor ABL at any given time does not exceed EUR 2,800,000;
(iii)
within ten (10) days of its execution:
(A)
the document formalising the transaction is provided to the Agent (in a sufficient number of copies for all Lending Institutions); and
(B)
a Security Interest in the Transaction is granted over the credit rights arising therefrom in favour of the relevant Obligor, on terms satisfactory to the Agent; and
(iv)
the parties thereto are parties to the Intercreditor Agreement;
(fff)
granted by any Group company that is neither an Obligor nor ABL to any Group company that is neither Wallbox NV nor ABL, provided that:
(i)
is governed by Spanish civil law;
(ii)
within ten (10) days of its execution:
(A)
the document formalising the transaction is provided to the Agent (in a sufficient number of copies for all Lending Entities); and
(B)
a Security Interest in the Transaction is granted over the credit rights arising therefrom in favour of the relevant Group company, on terms satisfactory to the Agent; and
(iii)
its parties are parties to the Inter-Creditor Agreement; and
(ggg)
incurred with the prior consent of the Majority of Lending Institutions.
"ICO-Guaranteed Lending Institution" means any Lending Institution which, at any time,

10333991771-v23	-17 -	66-41098248

is a party to an ICO Financing Agreement.
"Existing Lending Entity" has the meaning attributed to that term in Clause5.10 (Assignment).
"Lending Entities" has the meaning set out in the "Collectively" section of this Agreement.
"Lending Entities (Alternative)" means the Lending Entities that have (voluntarily) opted for the Alternative Terms by virtue of their signing of this Agreement or their Letter of Election (as the case may be).

"Non-Signatory Lending Institutions" has the meaning set out in the "Collectively" section of this Agreement.

"Signatory Lending Entities" has the meaning set out in the "Collectively" section of this Agreement.

"Non-CESCE/SETT Scenario" has the meaning set out in the definition of "Margin".

"Financial Statements" means:
(g)
in relation to Wallbox NV, the Group’s audited consolidated financial statements for each Financial Year; and
(h)
in relation to each Obligor, the financial statements (which must be audited for those companies required to have them audited) for each Financial Year.
"Original Financial Statements" means:
(i)
in relation to Wallbox NV, the Group’s audited consolidated financial statements for the Financial Year ended 31 December 2024; and
(j)
in relation to each Obligor, the Financial Statements (which must be audited if such company is required to have them audited) for the Financial Year ended 31 December 2024.

"EURIBOR" means the Euro Interbank Offered Rate ( ) quoted on the eurozone interbank market and provided by the European Money Markets Institute (EMMI) (or any other entity that may subsequently take over the administration of that rate) for the relevant period, as displayed on the EURIBOR01 page of the LSEG Data & Analytics screen , , on the understanding that, should that page or service cease to be available, the Agent may specify, after consultation with the Obligors’ Agent, another page or service displaying the relevant rate .

"Historical EURIBOR" means the most recent applicable EURIBOR for a term equal to the Interest Period and corresponding to a day no earlier than the second Business Day prior to the relevant Quotation Date.

"Interpolated Historical EURIBOR" means the rate resulting from the linear interpolation of:

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(a)
the most recent applicable EURIBOR for the longest period (for which the EURIBOR is available) that is shorter than the relevant Interest Period; and
(b)
the most recent applicable EURIBOR for the shortest period (for which EURIBOR is available) exceeding the relevant Interest Period,

each of which corresponds to a day no earlier than 2 days prior to the Quotation Date.

"Interpolated EURIBOR" means the rate resulting from the linear interpolation of:

(a)
the applicable EURIBOR for the longest period (for which a EURIBOR is available) that is shorter than the relevant Interest Period; and
(b)
the applicable EURIBOR for the shortest period (for which EURIBOR is available) exceeding the relevant Interest Period,

each of them corresponding to 11:00 a.m. (Brussels time) on the Quotation Date.

"FATCA" means:
(hhh)
sections 1471 to 1474 of the US Code or any regulations relating thereto;
(iii)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in any such case) facilitates the implementation of any law or regulation referred to in (a) above; and
(jjj)
any agreement reached as a result of the implementation of any treaty, law or regulation referred to in sections (a) and (b) above with the US Internal Revenue Service, the Government of the United States of America or any governmental or tax authority in any other jurisdiction.
"FATCA Effective Date" means:
(kkk)
in relation to a "withholding-subject payment" as described in section 1473(1)(A)(i) of the US Code (relating to interest payments and other payments from US sources), 1 July 2014; or
(lll)
in relation to a third-party payment (“passthru payment”) as described in section 1471(d)(7) of the US Code that is not covered by the “” provision above, the first date from which the relevant payment may become subject to a deduction or withholding required by FATCA.
"Termination Date" means the date on which all amounts due (for all purposes) by the Obligors under, or in connection with, all the Financing Documents have been paid in full and there are no outstanding amounts payable or obligations outstanding under any Financing Document.
"Quotation Date" means, in relation to any period for which an interest rate is to be determined, two TARGET Days prior to the first day of that period, unless market practice differs in the Relevant Interbank Market for a particular currency, in which case the

10333991771-v23	-19 -	66-41098248

Quotation Date for that currency shall be determined by the Agent in accordance with such practice (and where quotes are customarily provided by leading banks in the Relevant Interbank Market on more than one day, the Quotation Date shall be the last of such days).
“Effective Date” ( ) has the meaning attributed to that term in the Restructuring Plan ( ).

"Option Exercise Closing Date" has the meaning attributed to that term in the Restructuring Plan.

"Signing Date" means the date of signing of this Agreement.

"Maturity Date" means 31 December 2030.
"Maturity Date (New Money)" means, at any time, the applicable date from among the following, in accordance with the provisions of this Agreement:
(mmm)
the Initial Maturity Date (New Money); and
(nnn)
the Final Maturity Date (New Money).
"Final Maturity Date (New Money)" means 31 December 2029.

"Initial Maturity Date (New Money)" means 27 November 2026.

"EIF" means the European Investment Fund.

"Subsidiary" means, in relation to a company, any company that is controlled, directly or indirectly, within the meaning of Article 42 of the Commercial Code, by that company.

[Intentionally omitted]

"Material Subsidiary" means, at any given time, any company wholly owned (whether directly or indirectly) by Wallbox NV and whose total assets and total revenue, as per its latest approved separate balance sheet, exceed 5% of the total assets and total revenue of the Group’s latest consolidated balance sheet, calculated in accordance with the latest audited consolidated financial statements.
"Guarantor" means an Original Guarantor or an Additional Guarantor.
"Additional Guarantor" means an entity that becomes an Additional Guarantor in accordance with Clause11 (Changes to the Obligors).

"Original Guarantor" has the meaning set out in the "Parties" section of this Agreement.

"Exiting Guarantor" has the meaning attributed to that term in Clause10.6 (Loss of Guarantor Status).

"FEI Guarantee" means any guarantee issued by the FEI in connection with any Loan Agreement in favour of any Lending Entity.

"Security Interest" means any mortgage, pledge (with or without delivery), charge, lien,

10333991771-v23	-20 -	66-41098248

warrant or other security interest (other than a personal guarantee) or agreement having similar effect (including, without limitation, any trust), as well as any undertaking to create and grant any of the foregoing.
"Personal Guarantees" means the personal guarantees provided as security for the obligations assumed by any Obligor under the Financing Documents, including, amongst others, the joint and several guarantee on first demand granted pursuant to Clause10 (Guarantee on First Demand).
"Existing Personal Guarantees" means the personal guarantees described in ANNEX 8 (Existing Personal Guarantees).
"Permitted Personal Guarantees" means:
(b)
the Personal Guarantees;
(c)
the personal guarantees provided as security for the obligations assumed by any Obligor under the Global Financing Documents;

(c) any similar undertaking or guarantee securing performance by one member of the Group to another member of the Group under any contract entered into in the ordinary course of business (other than in connection with Financial Indebtedness); and

(d) Existing Personal Guarantees.

"Security Interests in the Transaction" means the Security Interests provided or to be provided to secure the obligations assumed by any Obligor under the Financing Documents, including, without limitation:
(a)
the Security Interests identified in ANNEX 4 (Security Interests of the Transaction); and
(b)
any other Security Interest that may be granted in the future.
"Existing Security Interests" means the Security Interests described in ANNEX 9 (Existing Security Interests).
"Permitted Security Interests" means:
(ooo)
the Security Interests in the Transaction;
(ppp)
Security Interests provided or to be provided as security for the obligations arising from any Global Financing Document;
(qqq)
the Existing Security Interests; and
(rrr)
Security Interests arising by operation of law.
"Extraordinary Expenses" means any exceptional, one-off, non-recurring or extraordinary expense, including those arising from:

10333991771-v23	-21 -	66-41098248

(k)
the restructuring of an entity’s operations or workforce and the reversal of any provision for restructuring costs;
(l)
disposals, depreciation, amortisation, changes in provisions or impairment of current and non-current assets, or any reversal of any depreciation or impairment;
(c)
disposals of assets associated with discontinued operations;
(d)
fines, penalties, sanctions and expenses arising from claims affecting the Group’s operations that are covered by insurance policies; and
(e)
any judicial or extrajudicial proceedings (including arbitration).
"Costs and Charges" has the meaning attributed to that term in Clause9 (Costs and Charges).
"Group" means Wallbox NV and all its Subsidiaries.

"Net Proceeds of the Disposal" has the meaning set out in the definition of "Permitted Disposal".

"Redistributed Amount" has the meaning attributed to that term in Clause15 (Redistribution of payments).

"Tax" means any tax, levy, duty, tariff or other charge or withholding of a similar nature (including any penalty or interest for late payment accrued in connection with any default or delay in payment thereof).

""Default" means an Event of Default, or any other event or circumstance, provided for in (Events of Default) which (upon the expiry of any applicable grace period, the giving of any notice, the making of any determination under the Financing Documents or any combination of any of these events) would constitute an Event of Default.
"Confidential Information" means all information relating to any Obligor, the Group or the Financing Documents, of which a particular Financial Party becomes aware in its capacity as, or for the purpose of becoming, a Financial Party, or which is received by a Financial Party in connection with, or for the purpose of becoming, a Financial Party under, the Financing Documents through:
(f)
any member of the Group or any of its advisers; or
(g)
another Financial Party, if the information was obtained by that Financial Party, directly or indirectly, from another member of the Group or any of its advisers,

in any format, including verbal information and any document, electronic file or any other medium of representation or recording of information containing, derived from or copied from such information, but excluding information which:

(i)
is or becomes public information for any reason other than a direct or indirect breach by such Financial Party of the terms set out in Clause25 (Confidentiality); or

10333991771-v23	-22 -	66-41098248

(ii)
at the time of disclosure, is identified in writing as non-confidential by a member of the Group or any of its advisers; or
(iii)
is known to such Financial Party prior to the date on which the information is disclosed to it in accordance with the provisions of sections (a) or (b) above, or has been lawfully obtained by such Financial Party after that date from a source which, to the best of that Financial Party’s knowledge and belief, is not connected to the Group and, in both cases, to the best of the Financial Party’s knowledge, has not been obtained in breach of, and is not otherwise subject to, a duty of confidentiality.
"PIK Interest (Non-CESCE/SETT Scenario)" has the meaning attributed to that term in Clause3.7 (Interest (Old Money)).
"Interest in Kind" has the meaning attributed to that term in Clause3.7 (Interest (Old Money)).
"Insolvency Act" means the consolidated text of the Insolvency Act, approved by Royal Legislative Decree 1/2020 of 5 May.
"Civil Procedure Act" means Act 1/2000 of 7 January on Civil Procedure.

"Companies Act" means the consolidated text of the Companies Act, approved by Royal Legislative Decree 1/2010 of 2 July.

"Sanctions List" means the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, the Consolidated List of Financial Sanctions and the List of Sanctioned Investors maintained by Her Majesty’s Treasury (United Kingdom) or any similar public list maintained by or the public announcement of any Sanction made by any Sanctioning Authority, as publicly updated from time to time.
"LMA" means the "Loan Market Association".
[Intentionally omitted]
[Intentionally omitted]

“Margin” means, for each period, the corresponding annual margin, as set out below (subject to the exception provided for in the following paragraph):

Period	Margin (annual)
From the Signing Date until 30 June 2027	0.50%
From 1 July 2027 to 31 December 2028	2.00%
From 1 January 2029 onwards	3.00%
In exceptional circumstances, if by 30 September 2026:

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(sss)
the New Money has not been subscribed; and
(ttt)
the Spanish Society for Technological Transformation, E.P.E. (SETT) has not subscribed to the Capital Increase,
(the “No CESCE/SETT Scenario”) the Margin for each period shall be as set out below:

Period	Margin (annual)
From 1 January 2028 to 31 December 2028	2.00%
From 1 January 2029 onwards	3.00%
"Majority of Lending Institutions" means the group of Lending Institutions whose share of the outstanding amount under the Loans represents at least 66.67%.
"ICO Regulations" means any regulations, rules, clauses, notes, contracts or terms applicable to the ICO Guarantees.
"New Lending Institution" has the meaning attributed to that term in Clause5.10 (Assignment).
"New Money" has the meaning attributed to that term in the Restructuring Plan.
"Corporate Purpose" is the specific purpose of a company, as it generally consists of the specific activity that will enable the generation of profits and the sector or economic branch in which it will be carried out.
"Obligor" means an Original Obligor and an Additional Obligor.

"Additional Obligor" means an Additional Guarantor.

"Original Obligor" means a Borrower or an Original Guarantor.

"Obligor subject to Disposal" has the meaning attributed to that term in Clause12.4 (Release of Obligors and Security Interests).

"Financing Office" means:
(uuu)
in relation to a Lending Institution, the office or offices notified by such Lending Institution to the Agent in writing on or before the date on which it becomes a Lending Institution (or, after such date, by giving at least five (5) Business Days’ prior written notice) as the office or offices through which it will perform its obligations under this Agreement; or
(vvv)
in relation to any other Financial Party, the office of the jurisdiction in which it is resident for tax purposes.
"Relevant Nominating Body" means any central bank, regulator or other supervisory authority, or a group comprising several of the same, or any working group or committee promoted or chaired by, or formed at the request of, any of the same or the Financial

10333991771-v23	-24 -	66-41098248

Stability Board.
"Distributable Payment" has the meaning attributed to that term in Clause15 .

"Sanctioned Country" means a country or territory that is, or whose Government is, subject to or the subject of Sanctions, including, without limitation, Iran, North Korea, Russia, Sudan, South Sudan and Syria.

“Permitted Payments” means cash payments:

(www)
arising from any remuneration or payment for administrative expenses (management, salaries, share option schemes, “RSU” schemes or employee share purchase schemes or warrants or payments of a nature similar to those indicated above to any shareholder, director (or observer on the board of directors), employee or director of the Obligors (including the Group’s Chief Executive Officer and/or Chief Financial Officer) and/or to any beneficiary of any share option scheme, “RSU” scheme or employee share purchase scheme or service providers (treated as employees) or warrants of the Group;
(xxx)
between Wallbox Chargers and Wallbox NV in respect of salaries or remuneration of directors (or observers to the board of directors), audit and legal services (including notary and registration fees), insurance, taxes, financial interest, management expenses relating to the costs incurred by Wallbox Chargers for staff providing services to Wallbox NV, and regulatory expenses arising from Wallbox NV’s status as a listed company (including costs associated with disclosure and regulatory compliance obligations, auditing, legal and financial advice, and listing fees); and
(yyy)
incurred between Group companies in accordance with the Intercreditor Agreement.
"Party" means each party to this Agreement.
"FATCA-Exempt Party" means a Party entitled to receive payments free of any FATCA Withholding.
"Financial Party" means the Agent or a Lending Entity.

"Receiving Financial Party" has the meaning attributed to that term in Clause15 (Redistribution of payments).

15"Distributing Financial Parties" has the meaning attributed to that term in Clause (Redistribution of payments).

"Restricted Party" means a person:

(a)
who is, is owned by, or is controlled by, directly or indirectly, a person appearing on a Sanctions List or who is otherwise subject to Sanctions;
(b)
that is established in, or is resident in, or conducts business in, or operates in, or is incorporated under the laws of, a Sanctioned Country;

10333991771-v23	-25 -	66-41098248

(c)
who is acting on behalf of any of the persons listed in the sections (a) and (b) above; or
(d)
with whom any other person or any Financial Party is prohibited, pursuant to any Sanction, from conducting business or otherwise engaging in any transaction.
"Term of Membership" means the period of time between (both inclusive):
(zzz)
the Signing Date; and
(aaaa)
the Option Exercise Closing Date.
"Interest Period" means, in relation to each Loan, each period determined in accordance with Clause5.1 (c) (Interest Periods) and, in relation to an Outstanding Amount, each period determined in accordance with Clause5.1 (a) (Default Interest).

"Alternative Interest Period" means one (1) month.

"Environmental Permits" means any permit, licence, consent, authorisation, approval, report or assessment required under Environmental Regulations and necessary for the conduct of the business of an Obligor or any Group company.

"Monitoring Plan" means the document prepared by the Financial Adviser on a quarterly basis, the principal terms and scope of which are attached as ANNEX 11 (Monitoring Plan).

"Restructuring Plan" has the meaning set out in the "Preamble" section of this Agreement.

"CESCE Policy" means any insurance policy issued by CESCE in relation to any Loan Agreement in favour of any Lending Entity, comprising its general and specific terms and conditions, as well as any supplementary terms and conditions that may be agreed subsequently.

"Minimum Percentage Tranche B" has the meaning set out in the "Preamble" section of this Agreement.

"Loan" means (i) a loan disbursed under a Loan Agreement; or (ii) the outstanding principal amount, at any time, in respect of such loan.

"Loan (Alternative Terms)" means the Loans (Tranche A) and the Loans (Tranche B).

"Loan (Standard Terms)" means a Loan granted under a Loan Agreement (Old Money) to which the Alternative Terms do not apply and which is therefore subject to the Standard Terms in accordance with the provisions of this Agreement, and which is identified as such at ANNEX 1 (Loan Agreements).

"Loan (New Money)" means a Loan granted under a Loan Agreement (New Money).

"Loan (Old Money)" means a Loan granted under a Loan Agreement (Old Money).
"Loan (Tranche A)" means a Loan (Old Money) (or part of a Loan (Old Money)) to which the relevant Lending Entity has chosen to apply the Alternative Terms and Conditions and

10333991771-v23	-26 -	66-41098248

designate as a "Tranche A Loan" in accordance with the provisions of this Agreement. Loans (Tranche A) are identified in ANNEX 1 (Loan Agreements).
“Loan (B)” means a Loan (Old Money) (or part of a Loan (Old Money)) to which the relevant Lending Entity has chosen to apply the Alternative Terms and Conditions and to classify it as a “Tranche B Loan” in accordance with the provisions of this Agreement. Loans (Tranche B) are identified in ANNEX 1 (Loan Agreements).

"Borrowers" has the meaning set out in the "Parties" section of this Agreement.

"Accounting Principles" means the accounting principles generally accepted in Spain, excluding the application of IFRS 16 (Leases) and any other standard introducing an equivalent treatment of operating leases.

"Industrial/Intellectual Property" means:

(a)
any patent, trade mark, service mark, design, trade name, copyright, database right, design right, domain name, moral right, invention, trade secret, software, confidential information, know-how and other industrial or intellectual property rights and interests (whether existing now or in the future), whether registered or unregistered; and
(b)
the benefit of all applications and rights to use such assets of each Obligor (whether existing now or in the future).

"Obligors’ Coverage Ratio” means the ratio (expressed as a percentage) resulting from dividing:

(a)
the sum of the Obligors’ total assets and revenue, as per their latest approved individual balance sheets , by
(b)
the Group’s total assets and income, as per the Group’s latest audited consolidated balance sheet .

For the purposes of calculating the Obligors’ Coverage Ratio, the assets and income of any Group company whose share capital is not wholly owned by another Group company shall be calculated in proportion to the aforementioned percentage of shareholding owned by a Group company.

"Environmental Claim" means any claim, action or proceeding relating to Environmental Regulations.

"Blocking Regulation" means Council Regulation (EC) No 2271/96 of 22 November 1996 on protection against the effects of the extraterritorial application of legislation adopted by a third country, and against actions based on or resulting from such legislation.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"FATCA Withholding" means any deduction or withholding in respect of a payment made under the Financing Documents required by FATCA.

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"Tax Withholding" means a deduction or withholding of tax on account of Taxes made on any payment under the Financing Documents, other than a FATCA Withholding.
"Sanctions" means any economic or financial sanctions, regulations, trade embargoes or other restrictive measures imposed, administered, enacted or enforced from time to time by any Sanctioning Authority.
"Operational Systems" has the meaning attributed to that term in Clause23 (Operational Incidents).
"Parent Company" means, in relation to a particular company, any other company of which that company is a Subsidiary.

"Outstanding Amount" means any amount due and payable but unpaid by an Obligor under the Financing Documents.

"Event of Default" means any event or circumstance specified as such in ANNEX 16 (Events of Default).
"Disruption Event" means any of the following circumstances (or, where applicable, both):
(bbbb)
a material disruption to the payment or communications systems or to those financial markets that are required to be functioning normally for the purposes of making payments in connection with the Loan Agreements (or, in other case, for the purposes of carrying out the transactions contemplated in the Financing Documents) where the disruption has not been caused by, and is beyond the control of, any of the Parties; or
(cccc)
the occurrence of any event resulting in a disruption (whether technical or relating to technological systems) to a Party’s treasury operations or payments, preventing that Party, or any other Party, from:
(i)
fulfilling its payment obligations under the Financing Documents; or
(ii)
communicate with other Parties in accordance with the terms of the Financing Documents,

and which (in either case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Market Disruption Event" means that prior to the close of markets in Madrid on the Quotation Date corresponding to the relevant Interest Period, the Agent receives a notification from one or more Lending Entities (whose participation in such Loan exceeds 30% thereof) indicating that the cost of obtaining funds in the Relevant Interbank Market would exceed the Reference Rate.

"T2" means the real-time payment clearing and settlement system operated by the Eurosystem, or any system succeeding it.
"Group Treasury" means the aggregate amount of cash and cash equivalents as per accounts 57 of the Spanish General Accounting Plan, excluding any restricted cash, escrow

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accounts pledged in favour of third parties, cash pledged in favour of a bank and similar items, calculated on a consolidated basis.

"Reference Rate" means:

(dddd)
the applicable EURIBOR at 11:00 a.m. (Brussels time) for a period equal to the relevant Interest Period; or
(eeee)
the rate determined in accordance with Clause 5.1(d)(i) (Absence of EURIBOR),

(on the understanding that, if the reference rate is negative, it shall be deemed to be zero), plus any tax or surcharge that is or may in future be levied on this type of transaction, plus brokerage fees or any other customary expenses arising from the raising of funds or any other applicable expenses.

"Central Bank Rate" means the daily interest rate for deposits by financial institutions in the Participating Member States determined by the Monetary Policy Committee of the European Central Bank and published on its website or any other website that may replace it in the future.

"€STR" means the short-term interest rate in euros known as "€STR", administered by the European Central Bank (or any other entity that may in future be responsible for the administration of that rate) and published by the European Money Markets Institute (EMMI) (or any other entity that may in future be responsible for the publication of that rate) .

"Interpolated €STR" means the rate resulting from the linear interpolation of:

(a)
the €STR applicable to the longest period (for which the €STR is available) that is shorter than the relevant Interest Period; and
(b)
the €STR applicable to the shortest period (for which the €STR is available) that exceeds the relevant Interest Period,

each corresponding to 11:00 a.m. (Brussels time) on the Quotation Date.

2.2
Interpretation
(a)
Unless otherwise stated, references made in this Agreement to:
(i)
the “Agent”, any “Financial Party”, any “Lending Entity”, any “Borrower”, any “Obligor” and any “Party” shall be construed as including their successors and permitted assigns of their rights and/or obligations under the Financing Documents;
(ii)
"assets" includes property, income and rights of any kind, present and future;
(iii)
a “Financing Document” or any other contract or document shall be deemed to refer to the document in question as amended, novated, supplemented, extended or consolidated;

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(iv)
a "group of Lending Entities" includes all Lending Entities;
(v)
"indebtedness" includes any obligation (principal or ancillary) to pay or repay money, present or future, existing or contingent, or guarantees (of any kind) given by the company in question;
(vi)
"person" includes any individual, firm, partnership, company, government, state, public authority, public body or agency, and any association, trust, joint venture, consortium, partnership or any other entity (whether or not it has its own legal personality);
(vii)
"regulation" or "rule" includes any law, rule, regulation, provision, by-law, circular, order, official guideline, request or guidance (whether or not binding) issued by any governmental, administrative, national, intergovernmental or supranational body, agency or department, or by any regulatory, self-regulatory or third-party regulatory body, or by any other authority;
(viii)
“to the best of their knowledge and belief” shall apply solely in respect of the specific fact to which it refers and shall encompass not only the actual knowledge that the Obligated Parties have of the relevant fact, but also the knowledge they ought to have after having carried out the examination or enquiry that may objectively be expected of a prudent and diligent businessperson in the Obligated Parties’ sector of activity (as applicable);
(ix)
a statutory provision refers to that provision as amended, modified or consolidated; and
(x)
a reference to a time refers to the time in Madrid.
(b)
The headings of the Sections, Clauses and Annexes are included solely for ease of reference.
(c)
Any term used in this Agreement in the masculine form shall be deemed to include the same term in the feminine form and vice versa. Any term used in this Agreement in the singular form shall be deemed to include the same term in the plural form and vice versa.
(d)
Unless otherwise stated, terms used in any other Financing Document or in any notices given under or in connection with any Financing Document shall have the meaning assigned to them in this Agreement.
(e)
An Event of Default (other than an Event of Default) shall be deemed to “continue” if it has not been remedied or waived, and, in turn, an Event of Default shall be deemed to “continue” if it has not been remedied or waived.
(f)
Unless expressly stated otherwise, the terms used in any other Financing Document, as well as in any communications or notices given by any Party in relation to this Agreement and any other Financing Document, shall have the meaning attributed to them in this Agreement.

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2.3
Calculation of Time Limits

The definitions contained in this Clause1.3 (Calculation of Time Periods) (together with the definition of “Business Day”), unless otherwise stated, shall apply to the calculation of the time periods set out in the Financing Documents.

"year" or "annual" means the period from a specific Day to the Day bearing the same number in the twelfth (12th) month following, unless there is no Day bearing the same number in that month, in which case this period shall end on the last Day of the twelfth (12th) month following.
"Day" or "day" or "calendar day" means each day of the Gregorian calendar. In the case of periods stipulated in Days or days, these shall be understood to mean calendar days, unless otherwise specified .
"Time" means Madrid time, unless otherwise stated.
"Month" or "month" means any period commencing on a specific day of a calendar month and ending on the numerically equivalent day of the following calendar month, on the understanding that:
(c)
if the corresponding numerically equivalent day is not a Business Day, such period shall end on the next Business Day within that calendar month in which the period ends, if any, or, failing that, on the immediately preceding Business Day; and
(d)
if there is no numerically equivalent day within the calendar month in which such period is to end, the period shall end on the last Business Day of that calendar month.

The above rules shall apply only to the last Month of any period.

"half-year" means the period between a specific Day and the Day with the same number in the sixth (6th) month following, unless there is no Day with the same number in that sixth (6th) month, in which case this period shall end on the last Day of the sixth (6th) month following.
2.4
Currency symbols and definitions

"EUR" and "Euro" means the single currency of the Participating Member States.

2.5
CESCE Policies
(a)
Notwithstanding any provision to the contrary contained in any Financing Document, nothing in any Financing Document shall oblige a Financial Party to act or refrain from acting in a manner inconsistent with any requirement or instruction of CESCE under, or in connection with, any CESCE Policy and, in particular, each Financial Party:
(i)
shall be authorised to take all measures it deems necessary to ensure compliance with all CESCE requirements under, or in connection with, any CESCE Policy;

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(ii)
shall not be obliged to take any action which, in its reasonable opinion, might result in a breach of any requirement or instruction of CESCE under, or in connection with, any CESCE Policy; and
(iii)
shall be obliged to follow CESCE’s instructions. Each Party agrees that no Financial Party shall be liable to the other Parties for complying with such instructions.
(b)
Nothing in this Clause1.5 (CESCE Policies) shall affect the obligations of any Obligor under the Financing Documents.
(c)
If, in the opinion of any of the Financial Parties (acting reasonably), there are terms in any Financing Document that contradict or conflict with any provision of a CESCE Policy, such that compliance by that Financial Party with the terms of the said CESCE Policy may result in a breach by it of the terms of that Financing Document, that Financial Party shall notify the other Parties.
(d)
The Parties agree that the terms of the relevant Financing Document shall be amended or supplemented to the extent necessary (at the expense of the Obligors) so that compliance by that Financial Party with the terms of the CESCE Policy does not constitute a breach of the terms of the relevant Financing Document.
(e)
In the event of any conflict or contradiction between the terms of any Financing Document and a CESCE Policy, the terms of the CESCE Policy shall prevail.
(f)
The Obligors undertake to:
(iv)
provide the Lending Institution, upon request, as soon as possible, with a copy of any documentation required by CESCE or the Lending Institution to comply with any CESCE Policy; and
(v)
take any action required by CESCE or a Lending Institution to comply with any CESCE Policy.
2.6
ICO Regulations
(a)
Notwithstanding any provision to the contrary contained in any Financing Document, nothing in any Financing Document shall oblige a Financial Party to act or refrain from acting in contravention of the ICO Regulations or in any other manner that may result in the impairment or loss of an ICO Guarantee and, in particular, each Financial Party:
(i)
shall be authorised to take all measures it deems necessary to ensure compliance with the ICO Regulations and the preservation of its ICO Guarantees; and
(ii)
shall not be obliged to do anything which, in its reasonable opinion, might result in a breach of the ICO Regulations and the preservation of its ICO Guarantees.

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(b)
Nothing in this Clause1.6 (ICO Regulations) shall affect the obligations of any Obligor under the Financing Documents.
(c)
If, in the opinion of any of the Financial Parties (acting reasonably), there are terms in any Financing Document that contradict or conflict with the ICO Regulations, such that compliance by that Financial Party with the ICO Regulations may result in a breach by it of the terms of that Financing Document, that Financial Party shall notify the other Parties.
(d)
The Parties agree that the terms of the relevant Financing Document shall be amended or supplemented to the extent necessary (at the Obligors’ expense) so that compliance by that Financial Party with the ICO Regulations does not constitute a breach of the terms of the relevant Financing Document.
(e)
The Obligors undertake to:
(iii)
provide the Lending Institution, upon request, as soon as possible, with a copy of any documentation required by the ICO or the Lending Institution to comply with the ICO Regulations; and
(iv)
to carry out any action required by the ICO or a Lending Institution in order to comply with ICO regulations.
(f)
With regard to the Signatory Lending Institutions party to Loan Agreements with an ICO Guarantee, it is hereby recorded that:
(v)
the Signatory Lending Institutions, in respect of the portion of their affected loans that do not have an ICO Guarantee, have voted in favour of the Restructuring Plan, by signing before a Notary on the Signing Date;
(vi)
the Signatory Lending Institutions, in respect of the portion of their affected loans that are covered by an ICO Guarantee, have voted against the approval of the Restructuring Plan; and
(vii)
the Signatory Lending Institutions holding claims covered by an ICO Guarantee cast their vote, in relation to such claims, separately, such that they cast two (2) votes: one against the claims covered by an ICO Guarantee, and the other in favour of their remaining affected claims, thereby approving the Restructuring Plan solely with the corresponding percentage of their affected claims that are not covered by an ICO Guarantee.
2.7
FEI Guarantees
(a)
Notwithstanding any provision to the contrary contained in any Financing Document, nothing in any Financing Document shall oblige a Financial Party to act or refrain from acting in a manner inconsistent with any requirement or instruction of the FEI under, or in connection with, any FEI Guarantee and, in particular, each Financial Party:
(i)
shall be authorised to take all measures it deems necessary to ensure

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compliance with all FEI requirements under, or in connection with, any FEI Guarantee;
(ii)
shall not be obliged to take any action which, in its reasonable opinion, might result in a breach of any requirement or instruction of the EIF under, or in connection with, any EIF Guarantee; and
(iii)
shall be obliged to follow the instructions of the FEI. Each Party agrees that no Financial Party shall be liable to the other Parties for complying with such instructions.
(b)
Nothing in this Clause1.7 (FEI Guarantees) shall affect the obligations of any Obligor under the Financing Documents.
(c)
If, in the opinion of any of the Financial Parties (acting reasonably), there are terms in any Financing Document that contradict or conflict with any provision of an FEI Guarantee, such that compliance by that Financial Party with the terms of the said FEI Guarantee may result in a breach by it of the terms of that Financing Document, that Financial Party shall notify the other Parties.
(d)
The Parties agree that the terms of the relevant Financing Document shall be amended or supplemented to the extent necessary (at the expense of the Obligors) so that compliance by that Financial Party with the terms of the FEI Guarantee does not constitute a breach of the terms of the relevant Financing Document.
(e)
In the event of any conflict or inconsistency between the terms of any Financing Document and an FEI Guarantee, the terms of the FEI Guarantee shall prevail.
(f)
The Obligors undertake to:
(i)
provide the Lending Institution, upon request, as soon as possible, with a copy of any documentation required by the FEI or the Lending Institution to comply with any FEI Guarantee; and
(ii)
take any action required by the FEI or a Lending Institution to comply with any FEI Guarantee.
2.8
Agreement between Creditors

This Agreement and the rights and obligations of the Parties arising therefrom shall be subject to the terms and conditions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of this Agreement (or any Loan Agreement) and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

2.9
Condition Precedent
(a)
The Parties agree that the terms and conditions relating to the Restructuring of the Loan Agreements (Old Money) (including, therefore, but without limitation, Clause3 (Restructuring of the Loan Agreements (Old Money)) and Clause5 (Terms common to all Loan Agreements), but in the latter case only in relation to the Loan Agreements

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(Old Money)) shall only come into force and take full effect on the date on which the Effective Date has occurred in accordance with the terms and conditions set out in the Restructuring Plan (the “Suspensive Condition”).
(b)
For the purposes of certifying compliance with the Condition Precedent, the Parties expressly instruct the Notary before whom this Agreement is being executed to include, on the Effective Date, a note in the deed of execution of this Agreement stating that the Effective Date has occurred, without the need for any of the Parties to appear. In the event that the Condition Precedent is not fulfilled in due time and form, the Notary, at the Agent’s request, shall record this by means of the corresponding entry in the deed of formalisation of this Agreement.
(c)
Without prejudice to the provisions of the preceding paragraphs, the Parties expressly state that the Suspensive Condition shall in no way affect the validity and effectiveness of the New Guarantees or the Loan Agreements (New Money).
2.10
Replacement of the Existing Framework Agreement

The Parties agree that the Loan Agreements (Old Money) subject to the terms of the Existing Framework Agreement shall remain subject thereto until the Effective Date (exclusive), from which time this Agreement shall replace the Existing Framework Agreement in its entirety, for all legal and contractual purposes. Consequently, from the Effective Date (inclusive) onwards, such Loan Agreements (Old Money) shall be governed exclusively by the provisions of this Agreement.

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SECTION 2
PURPOSE AND RESTRUCTURING

3.
PURPOSE , and implementation
3.1
Purpose
(a)
This Agreement constitutes the common contractual framework applicable to all Loan Agreements and is intended to govern the terms and conditions common to each Loan Agreement, by way of a novation that amends but does not extinguish the original agreements, in accordance with the provisions of Article 1204 of the Civil Code.
(b)
Consequently, the Parties expressly agree that the novation of the terms and conditions of the Loan Agreements carried out pursuant to this Agreement constitutes, for all legal purposes, a modifying and non-extinctive novation of said instruments. Therefore, each Loan Agreement shall remain in force on its own terms, solely to the extent that they have not been expressly amended by this Agreement, such terms being confirmed and ratified by the signing thereof.
(c)
Unless expressly provided otherwise in this Agreement, the terms set out herein shall not affect:
(i)
the existing security interests or personal guarantees, ancillary rights or subrogations in relation to the Loan Agreements, which shall remain in full force and effect; and
(ii)
the operations and internal procedures associated with each Loan Agreement.
(d)
Unless expressly provided otherwise in this Agreement, the matters, terms and conditions of the Loan Agreements that are subject to novation by virtue of this Agreement are fully superseded and replaced by the provisions set out in this Agreement for such matters. Furthermore, in the event of any conflict or contradiction between the terms of any Loan Agreement and this Agreement, the terms of this Agreement shall prevail.
(e)
It is expressly stated that the novation of the Loan Agreements provided for in this Agreement does not entail the syndication or change in the nature of any Loan Agreement.
3.2
Implementation of the Restructuring
(a)
Due to the technical and operational complexity of the Restructuring, the Parties expressly agree that certain actions under the Restructuring may be implemented after the Signing Date (or even after the Effective Date).
(b)
As a consequence of the provisions of the preceding paragraph, the Parties expressly agree (but without limitation) that:

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(i)
after the Signing Date, the Financial Adviser may complete or amend ANNEX 1 (Loan Agreements) of this Agreement with the information provided to it for this purpose by the Parties during the Adhesion Period, in which case the Financial Adviser shall forward said new annex:
(A)
to the Agent so that the latter may share it with all the Parties; and
(B)
to the Notary before whom this Agreement is being notarised, so that he may incorporate it into this Agreement (replacing ANNEX 1 (Loan Agreements) for all purposes);
(ii)
the documentation for the Loan Agreements (New Money) may be signed after the Signing Date;
(iii)
the documentation relating to:
(A)
the replacement or modification of the nature of the “Affected Debt” of “Class 2” of the Restructuring Plan referred to in the Preamble (E) ; and
(B)
the “securitisation transactions” referred to in the Explanatory Notes (E) and (F) ,

may be entered into on or around (including after) the Effective Date; and

(iv)
if necessary, after the Effective Date, the Financial Adviser may complete or amend ANNEX 1 (Loan Agreements) of this Agreement with the information provided to it for this purpose by the Parties in the context of the Effective Date, in which case the Financial Adviser must submit said new annex:
(A)
to the Agent so that the latter may share it with all the Parties; and
(B)
to the Notary before whom this Agreement is being executed for the purpose of incorporating it into this Agreement (replacing ANNEX 1 (Loan Agreements) for all purposes).
4.
Restructuring of the Loan Agreements (Old Money)
4.1
Restructuring (Old Money)

The Lending Entities and the Borrowers agree that, in addition to the provisions contained in each of the Loan Agreements (Old Money) that are not amended pursuant to this Agreement, the Loan Agreements (Old Money) shall be governed by the following terms and conditions, which shall be common to all of them and shall replace the terms and conditions set out on the same matters in the Loan Agreements (Old Money).

4.2
Voluntary Election of Alternative Terms
(ffff)
Signatory Lending Institutions

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(i)
Prior to the signing of this Agreement, the Signatory Lending Institutions have notified the Agent of their voluntary choice to apply the Alternative Terms to their Loans (Old Money) identified for this purpose in ANNEX 1 (Loan Agreements), classifying them as Loans (Tranche A) or Loans (Tranche B), as appropriate.
(ii)
As a result of this choice of the Alternative Terms and Conditions, all Loans (Old Money) granted by the Signatory Lending Institutions have been classified as:
(A)
Loans (Tranche A), including in this category:
(1)
all their Loans (Old Money) guaranteed by the ICO Guarantee; and
(2)
part of its Loans (Old Money) not guaranteed by the ICO; or
(B)
Loans (Tranche B), including in this category its remaining Loans (Old Money) (none of which are secured by an ICO Guarantee).
(iii)
It is expressly stated that the Loans (Tranche B) of each Signatory Lending Institution represent no less than the Minimum Tranche B Percentage.
(gggg)
Non-Signatory Lending Institutions ( )
(i)
Furthermore, during the Adhesion Period, Non-Signatory Lending Institutions may choose (voluntarily) to apply the Alternative Conditions to any of their Loans (Old Money).
(ii)
Such a choice must be expressly stated in their Letter of Election, by:
(A)
selecting the relevant option;
(B)
an unequivocal indication in the annex to the aforementioned document of:
(1)
which Loans (Old Money) are to be governed by the Alternative Terms and Conditions;
(2)
which Loans (Old Money) are to be classified as Loans (Tranche A) and which as Loans (Tranche B); and
(C)
confirmation by the Non-Signatory Lender in question that the Loans (Tranche B) represent at least the Minimum Tranche B Percentage.
(iii)
If a Non-Signatory Lender does not elect to apply the Alternative Terms to any of its Loans (Old Money) in accordance with the provisions of this Clause3.2 (Voluntary Election of Alternative Terms), suchLoan(s) (Old Money) shall be subject to Class 1 Standard Terms or Class 2 Standard Terms (as the case may be) and shall be configured by default as Loan(s) (Standard Terms).

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4.3
Lending (Old Money)
(a)
Interest Lending (Old Money)
(i)
As part of the Class 2 Standard Terms and Alternative Terms, the Borrowers and the Lending Institutions hereby ‘capitalise’ the full amount of interest of any kind accrued and unpaid as at the Signing Date under the Class 2 Loan Agreements (Old Money) (and Class 1 Borrowers who have voluntarily opted for the Alternative Terms). This amount is set out in ANNEX 1 (Loan Agreements) of this Agreement.
(ii)
Such conversion:
(A)
shall be automatic, without the need for any further action or documentation (notwithstanding that any Lending Institution may require the relevant Borrower, who hereby undertakes to do so, to sign such documentation as the Lending Institution deems appropriate for these purposes);
(B)
is classified as a Loan Agreement (Interest Loan), and shall be treated as a Loan (Tranche B); and
(C)
in all matters not provided for in this Agreement in relation to the Loans (Tranche B), shall be governed in accordance with:
(1)
the terms of the document signed for this purpose by the Lending Institution with the Borrower in question; or, if not signed,
(2)
the terms of the existing contract under which the amount subject to lending originated.
(b)
Loan against working capital lines (Old Money)
(i)
The Parties expressly acknowledge the “lending” carried out under the Working Capital Framework Agreement relating to:
(A)
part of the amount drawn down against the Working Capital Lines (Old Money) that are not guaranteed by the ICO Guarantee and are subject to the ‘Alternative Conditions’ (as those terms are defined in the Working Capital Framework Agreement); and
(B)
the interest (or financial remuneration) of any kind accrued and unpaid as at the Signing Date under the Working Capital Facilities (Old Money) (as that term is defined in the Working Capital Framework Agreement) of Class 2 (and of Class 1 which have voluntarily opted for the Alternative Terms),

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which have given rise, respectively, to the Loan Agreements (Working Capital Loans) and the Loan Agreements (Interest Loans), which are linked to this Agreement as Loans (Tranche B).

(ii)
These amounts are detailed in the ANNEX 1 (Loan Agreements) of this Agreement.
(c)
Implementation of the loan conversions

As set out in Clause2.2 (Implementation of the Restructuring), due to the technical and operational complexity of the Restructuring, the Parties expressly agree that:

(i)
the aforementioned “securitisation” transactions may:
(A)
be documented after the Effective Date; and
(B)
be implemented in various ways (principal increase, capitalisation, division into instalments) depending on the operational requirements of each Lending Institution;
(ii)
, ANNEX 1 (Loan Agreements) shall be completed and incorporated after the Signing Date (and even after the Effective Date); and
(iii)
as soon as possible after the Signing Date (taking into account their respective internal operational and technical requirements), but in any event prior to the Effective Date, each Lending Entity shall notify the Financial Adviser and the Agent of the manner in which the loan disbursements will be executed and documented, so that the Financial Adviser may correctly reflect this in ANNEX 1 (Loan Agreements) and the Agent may take this into account in the performance of its duties.
4.4
Waiting Period (Old Money)
(a)
Grace Period (Standard Terms)
(i)
As part of the Standard Terms, the Parties apply a grace period until the Maturity Date to the principal amount of all Loans (Standard Terms) outstanding at the Signing Date.
(ii)
Consequently, the Borrowers shall not be obliged to repay the principal amounts of the Loans (Standard Terms) until the Maturity Date.
(iii)
This deferral is agreed without prejudice to:
(A)
the accrual and payment of interest in accordance with the provisions of this Agreement; and
(B)
the Borrowers’ right to repay early (on a voluntary basis) the amounts subject to the grace period in accordance with the provisions of this Agreement.

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(b)
Grace Period (Tranche A)
(i)
As part of the Alternative Terms, the Parties apply a grace period to the Loans (Tranche A) until the Maturity Date, but with periodic repayments, to the principal amount of all Loans (Tranche A) outstanding as at the Signing Date.
(ii)
Consequently, the Borrowers shall be obliged to repay the principal amounts of the Loans (Tranche A) in accordance with the ordinary repayment schedule set out in section (b) (Loans (Tranche A)) of Clause3.6 (Ordinary Repayment (Old Money)).
(iii)
Such deferral is agreed without prejudice to:
(A)
the accrual and payment of interest in accordance with the provisions of this Agreement; and
(B)
the Borrowers’ right to repay early (on a voluntary basis) the amounts subject to the deferral in accordance with the provisions of this Agreement.
(c)
Grace Period (Tranche B)
(i)
As part of the Alternative Terms, the Parties apply a grace period to the Loans (Tranche B) until the Maturity Date in respect of the principal amount of all Loans (Tranche B) outstanding as at the Signing Date.
(ii)
Consequently, the Borrowers shall not be required to repay the principal amounts of the Loans (Tranche B) until the Maturity Date.
(iii)
This deferral is agreed without prejudice to:
(A)
the accrual and payment of interest in accordance with the provisions of this Agreement; and
(B)
the Borrowers’ right to repay early (on a voluntary basis) the amounts subject to the deferral in accordance with the provisions of this Agreement.
4.5
Maturity (Old Money)
(a)
As part of the Standard Terms and Alternative Terms, the Borrowers and the Lending Institutions extend the maturity date applicable to all Loans (Old Money) until the Maturity Date.
(b)
Consequently, all Loans (Old Money) shall mature on the Maturity Date.
4.6
Ordinary Repayment (Old Money)
(a)
Loans (Standard Terms)

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As part of the Standard Terms (and the grace period provided for in Clause 3.4(a) (Grace Period (Standard Terms)) above), the Borrowers shall repay the amounts due under the Loans (Standard Terms) on the Maturity Date.

On the Maturity Date, the Borrowers must have paid all amounts due for any reason in connection with the Loans (Standard Terms).

(b)
Loans (Tranche A)

As part of the Alternative Terms (and the grace period provided for in Clause 3.4(b) (Grace Period (Tranche A)) above), the Borrowers shall repay the amounts corresponding to the Loans (Tranche A) in the specified percentage instalments of principal and on the dates indicated:

(i)
as a general rule, in Part I of ANNEX 2 (Repayment Schedule); and
(ii)
exceptionally, should the No CESCE/SETT Scenario occur, in Part II of ANNEX 2 (Repayment Schedule).

On the Maturity Date, the Borrowers must have paid all amounts due for any reason in connection with the Loans (Tranche A).

(c)
Loans (Tranche B)

As part of the Alternative Conditions (and the standstill period provided for in Clause 3.4(c) (Standstill (Tranche B)) above), the Borrowers shall repay the amounts corresponding to the Loans (Tranche B) on the Maturity Date.

On the Maturity Date, the Borrowers must have paid all amounts due for any reason in connection with the Loans (Tranche B).

4.7

As part of the Standard Conditions Class 2 and Alternative Conditions, the Borrowers and the Lending Entities hereby amend the regime applicable to interest under the Loan Agreements (Old Money) in accordance with the provisions of this Clause3.7 (Interest (Old Money)).

(a)
Calculation of interest

The interest rate applicable during each Interest Period to:

(i)
Class 2 Loans (Standard Terms) and Loans (Tranche A):
(A)
as a general rule, shall be the annual rate resulting from the sum of:
(1)
the Margin applicable to that period; and
(2)
the Reference Rate; and

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(B)
solely in the No CESCE/SETT Scenario and during the period from the Signing Date to 31 December 2027, shall be 1% per annum (the “PIK Interest (No CESCE/SETT Scenario)”; and
(ii)
for the Loans (Tranche B), it shall be 7% per annum.
(b)
Payment of interest
(i)
The Borrowers shall pay interest accrued in respect of:
(A)
the Class 2 Loans (Standard Terms) and the Loans (Tranche A):
(1)
on the last day of each Interest Period, in cash;
(2)
except for PIK Interest (No CESCE/SETT Scenario), which shall be payable on the Maturity Date; and
(B)
the Loans (Tranche B), on the last day of their Interest Period, in kind (together, where applicable, with the PIK Interest (Non-CESCE/SETT Scenario)), the “Interest in Kind”).

Interest in Kind shall be capitalised and added to the principal amount of the relevant Loan. Such Interest in Kind, once capitalised, shall be treated as part of the principal amount of the relevant Loan, shall accrue interest in accordance with this Clause3.7 (Interest (Old Money)) and shall be payable on the Maturity Date.

(ii)
Upon the Effective Date, interest accrued from the Signing Date under all (Old Money) Loan Agreements shall be calculated and settled – with retroactive effect from (and including) the Signing Date—in accordance with the interest rates and interest periods set out in this Agreement (excluding for these purposes Loan Agreements (Old Money) subject to Standard Conditions Class 1).
(c)
ICO Framework Agreements and ICO Regulations
(i)
Without prejudice to the provisions of this Agreement, the interest rate applicable to Loan Agreements (Old Money) guaranteed by the ICO may not exceed the maximum interest rate determined in accordance with the ICO Framework Agreements and applicable ICO Regulations.
(ii)
This limitation shall apply automatically, so that the ICO Framework Agreements and applicable ICO Regulations shall never be contravened on this ground.
(iii)
Notwithstanding the foregoing, any ICO-Guaranteed Lending Institution finding itself in such a circumstance shall notify the Agent and the Obligors’ Agent as soon as possible.
(d)
Other terms and conditions

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Furthermore, the terms and conditions applicable to interest and remuneration under all Loan Agreements set out in Clause5.1 (Interest) shall apply.

4.8
Non-application of default interest (Alternative Terms)
(a)
As part of the Alternative Conditions, the Lending Entities (Alternatives) agree (and the Borrowers accept) not to apply default interest under their Loans (Tranche B) during the term of the Standstill Agreement.
(b)
It is expressly noted that, as at the Signing Date, no default or late payment interest has accrued under the Loans (Tranche B) of the Lending Entities (Alternatives) entering into this Agreement on the Signing Date.
4.9
Consolidation of other terms and conditions (Old Money)

As part of the Standard Terms and Alternative Terms, Borrowers and Lenders amend and standardise the terms and conditions of the Loan Agreements (Old Money) set out for such instruments in Clause5 (Terms common to all Loan Agreements).

5.
TERMS COMMON TO Loan Agreements (NEW MONEY)
5.1
Restructuring (New Money)

The Lending Institutions and the Borrowers agree that, in addition to the provisions included in each of the Loan Agreements (New Money) that are not amended by virtue of this Agreement, the Loan Agreements (New Money) shall be governed by the following terms and conditions, which shall be common to all of them and shall supersede the terms and conditions relating to the same matters in the Loan Agreements (New Money).

5.2
(New Money) Maturity
(a)
Subject to the provisions of paragraph (b) below, the New Money Loans shall mature on the Initial Maturity Date (New Money).
(b)
The Initial Maturity Date (New Money) shall be automatically extended to the Final Maturity Date (New Money) if the New Money has not been subscribed prior to the Initial Maturity Date (New Money).
(c)
The Agent shall notify the Obligors’ Agent and the Lending Entities in writing of the extension of the Initial Maturity Date (New Money) as soon as possible after having verified that the New Money has not been subscribed in due time and form.
(d)
The Final Maturity Date (New Money) may not be extended under any circumstances.
5.3
Ordinary repayment (New Money)

The Borrowers shall repay the amounts corresponding to the Loans (New Money) on the Maturity Date (New Money).

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5.4
Mandatory early repayment (New Money)

Borrowers shall repay the Loans (New Money) in full in advance on the date of signing for the New Money.

5.5
Interest (New Money)

The Borrowers and the Lending Institutions hereby amend the regime applicable to interest under the Loan Agreements (New Money) in accordance with the provisions of this Clause4.5 (Interest (New Money)).

(a)
Calculation of interest

The interest rate applicable during each Interest Period to the Loans (New Money) shall be the annual rate resulting from the sum of:

(i)
2.00% (as a margin); and
(ii)
the Reference Rate
(b)
Payment of interest

Borrowers shall pay the interest accrued in respect of the Loans (New Money) on the last day of each Interest Period, in cash

(c)
Other terms and conditions

In addition, the terms and conditions applicable to interest and remuneration under all Loan Agreements set out in Clause5.1 (Interest) shall apply.

5.6
Consolidation of other terms and conditions (New Money)

The Borrowers and the Lending Entities amend and consolidate the terms and conditions of the Loan Agreements (New Money) provided for such instruments in Clause5 (Terms common to all Loan Agreements).

6.
Terms common to all Loan Agreements
6.1
Interest
(a)
Default Interest
(i)
If a Debtor fails to pay, on the due date, any of the amounts they are obliged to pay in accordance with the provisions of any of the Loan Agreements, the unpaid amount shall accrue interest on a daily basis from the date on which it became due until the date on which payment is actually made (whether prior to or following the issuance of any court ruling in this regard), at a rate which, subject to the provisions of the following sections( ii) , shall be the result of adding an additional two per cent (2%) per annum to the annual interest rate applicable pursuant to Clause 3.7(a) (Calculation of Interest). Interest accrued pursuant to this Clause 5.1(a) (Default Interest) shall be paid

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by the relevant Obligor without the need for any demand for payment or notification in this regard, on a monthly basis, in arrears, and on the date on which the amounts giving rise to such accrual are paid.
(ii)
For the purposes of Article 317 of the Commercial Code, the parties agree to the monthly capitalisation of ordinary interest that is due, liquidated and unpaid, which shall accrue further interest on a daily basis, at the rate of default interest described in section (i) above. In turn, overdue, liquidated and unpaid default interest shall be capitalised monthly , also accruing interest at the corresponding default interest rate. The default interest rate shall also be that applicable to procedural default for the purposes of the provisions of Article 576 of Law 1/2000 of 7 January on Civil Procedure.
(b)
Calculation and notification of the applicable interest rate
(i)
The Agent shall calculate the ordinary interest rate applicable for the relevant Interest Period and shall notify the Borrowers and the Lending Institutions as soon as possible, before 17:00 on the second Business Day prior to the start of the relevant Interest Period.
(ii)
Given the objective nature of the procedures for determining the ordinary interest rate applicable under this Agreement, unless there is an error in its determination, the interest rate so determined shall be deemed binding on all parties. Borrowers may only reject a standard interest rate notified by the Agent in respect of a given Interest Period if such rejection is based on a manifest error in the Agent’s calculation of the standard interest rate. In such a case, the Agent, having verified the existence of such an error, shall rectify it immediately and restart the procedure for communicating the applicable ordinary interest rate, with a supplementary interest settlement being made in favour of the Borrowers or Lending Institutions as appropriate, on the date of the end of the current Interest Period.
(iii)
Any amendment made by the Agent to adjust the calculation in accordance with the provisions of this Clause 5.1(b) (Calculation and notification of the applicable interest rate) with regard to the applicable standard interest rate shall take effect from the start date of the Interest Period to which that interest rate relates.
(c)
Interest Periods
(i)
Interest Periods
(A)
Each Interest Period applicable to each:
(1)
Loan (New Money) and Loan (Tranche A), shall have a duration of three (3) months, aligned with the calendar quarters of the year (i.e. from 1 January to 31 March, from 1 April to 30 June, from 1 July to 30 September and from 1 October to 31 December); and

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(2)
Loan (Tranche B), shall run until the Maturity Date.
(B)
No Interest Period applies to:
(1)
a Loan (New Money) shall extend beyond the Maturity Date (New Money); nor
(2)
a Loan (Old Money) shall extend beyond the Maturity Date.
(C)
Except as provided in section (D) below, each Interest Period shall commence on the date of expiry of the immediately preceding Interest Period.
(D)
Notwithstanding the foregoing, in relation to:
(1)
each Loan (New Money), the first Interest Period shall commence on the date on which the funds under such Loan (New Money) are disbursed; and
(2)
the Loans (Tranche A), upon the Effective Date, the first Interest Period shall commence on the Signing Date (retroactively) and shall end on 30 September 2026,

and subsequent Interest Periods shall align with those calendar quarters; and

(3)
the Loans (Tranche B), upon the Effective Date, the first Interest Period shall commence on the Signing Date (retroactively) and shall end on the Maturity Date.
(ii)
Non-Business Days
(A)
If an Interest Period ends on a day that is not a Business Day, that Interest Period shall end on the last Business Day of the relevant calendar quarter.
(B)
The interest calculation for that Interest Period and the following one will take into account any adjustment made.
(d)
Changes to the calculation of interest
(i)
Absence of EURIBOR
(A)
Interpolated EURIBOR: If the EURIBOR is not available for an Interest Period, the applicable Reference Rate shall be the Interpolated EURIBOR for a period of the same duration as the relevant Interest Period.
(B)
Shortened Interest Period: If paragraph (A) above applies but it is not possible to calculate the Interpolated EURIBOR, the Interest Period shall be shortened (if longer than the Alternative Interest Period) to

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the Alternative Interest Period, and the applicable Reference Rate for that reduced Interest Period shall be determined in accordance with section (a) of the definition of “Reference Rate”.
(C)
Shortened Interest Period and Historical EURIBOR: If the preceding paragraph (B) applies but no Reference Rate is available for the Alternative Interest Period, the applicable Reference Rate shall be the Historical EURIBOR.
(D)
Shortened Interest Period and Interpolated Historical EURIBOR: If section (C) above applies but no Historical EURIBOR is available for the Interest Period, the applicable Reference Rate shall be the Interpolated Historical EURIBOR for a period of equal duration to the corresponding Interest Period.
(E)
€STR: If paragraph (D) above applies but no Interpolated Historical EURIBOR is available, the relevant Interest Period shall, if shortened in accordance with paragraph (B) above, revert to its previous length and the applicable Reference Rate shall be the sum of:
(1)
the €STR at 11:00 a.m. (Brussels time) on the Quotation Date for a term equal to the Interest Period; and
(2)
any applicable €STR Adjustment.
(F)
Interpolated €STR: If paragraph (E) above applies but the €STR is not available for the relevant Interest Period, the applicable Reference Rate shall be the sum of:
(1)
the Interpolated €STR for a term equal to the relevant Interest Period; and
(2)
any applicable €STR Adjustment.
(G)
Central Bank Rate: If the provisions of section (F) above apply but it is not possible to calculate the Interpolated €STR, the Reference Rate shall be:
(1)
the annual rate resulting from adding:
i.
the Central Bank Rate on the Quotation Date; plus
ii.
any applicable Central Bank Rate Adjustment; or
(2)
if the Central Bank Rate on the Quotation Date is not available, the annual rate resulting from adding:
i.
the most recent Central Bank Rate for a day no earlier than five (5) days prior to the Quotation Date; plus

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ii.
any applicable Central Bank rate adjustment.
(H)
Cost of raising funds
(1)
If the provisions of section (G) above apply but it is not possible to calculate the Central Bank Rate, the Reference Rate shall be the rate that each Lending Institution notifies to the Agent as soon as possible, and, in any event, before the interest corresponding to that Interest Period is due, and which represents, as an annual percentage, the cost to that Lending Institution of financing its corresponding Loan(s) (New Money) or Loan(s) (Old Money), as the case may be, from any source it deems reasonable.
(2)
The Interest Period in question corresponding to each Loan shall have:
i.
the duration provided for in Clause5.1 (c) (Interest Periods); or
ii.
the duration reasonably determined by each Lending Entity in view of the terms on which the necessary liability transactions may be contracted in the market, where applicable, to continue financing its corresponding Loan(s) (New Money) or Loan(s) (Old Money), as the case may be (with the duration of the subsequent Interest Period being automatically adjusted if the relevant circumstance ceases to apply, so that it ends on the date it would otherwise have ended) and the applicable Reference Rate shall be the actual cost of entering into the liability transactions on the interbank market, to which shall be added any costs and brokerage fees generated by such transactions.
(3)
If this Clause 5.1(d)(i)(H) (Cost of raising funds) applies and the Agent or the Borrowers so require, they shall negotiate (within a period not exceeding thirty (30) days) with a view to agreeing an alternative basis for determining the Reference Rate.
(4)
Any alternative basis agreed in accordance with the preceding paragraph(3) shall be binding on all parties, subject to the consent of all Lending Institutions and the Borrowers.
(5)
Should the aforementioned negotiations fail to produce an alternative solution within the period specified in paragraph(3) above, or should the parties so agree, this shall

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constitute grounds for the mandatory early repayment in full of the Loans (New Money) or Loan(s) (Old Money) and, consequently, the Borrowers shall (within a maximum period of seven (7) Business Days from the date of expiry of the aforementioned negotiation period) repay to the Agent (for subsequent distribution to the Lending Institutions) the principal and ordinary and/or default interest, any fees due, expenses and applicable Early Termination Costs (where applicable), as well as any other amounts accrued, all of which shall be calculated up to the date on which payment is actually made, in accordance with the Financing Documents.
(6)
Under no circumstances shall the Lending Institutions assume any liability for those unavoidable events or exceptional circumstances or force majeure that render it impossible to enter into the aforementioned liability transactions, all in accordance with Article 1.105 of the Civil Code.
(ii)
Market Disruption
(A)
In the event that a Market Disruption Event occurs in relation to a Loan (New Money) or Loan(s) (Old Money) during any Interest Period, the applicable interest rate shall be the annual rate resulting from the sum of:
(1)
the Margin; and
(2)
the rate notified by the relevant Lending Institution to the Agent as soon as possible, and in any event before the interest for that Interest Period is due, and which represents, as an annual percentage, the cost to that Lending Institution of financing the relevant Loan (New Money) or Loan(s) (Old Money), as the case may be, from any source it deems reasonable.

The Interest Period in question relating to the Loan shall have (1) the duration of the Interest Period in progress when the Market Disruption Event occurred or (2) the duration reasonably determined by the Lending Institution in view of the terms on which the necessary liability transactions may be contracted in the market, where applicable, to continue financing the relevant Loan (New Money) or Loan (Old Money), as the case may be (with the duration of the subsequent Interest Period being automatically adjusted if the relevant event has ceased, so that it ends on the date it would otherwise have ended), and the applicable interest rate shall be the actual cost of entering into liability transactions on the interbank

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market, to which the Margin at that time shall be added, as well as any costs and brokerage fees generated by such transactions.

(B)
If this Clause 5.1(d)(ii) (Market Disruption) applies and the Agent or the Borrowers so require, they shall negotiate (within a period not exceeding thirty (30) days) with a view to agreeing an alternative basis for determining the interest rate.
(C)
Any alternative basis agreed in accordance with the preceding paragraph (B) shall be binding on all parties, subject to the consent of all the Lending Entities concerned and the Borrowers.
(D)
Should the aforementioned negotiations fail to produce an alternative solution within the timeframe set out in section above, or should the parties so agree, this shall constitute grounds for the mandatory early repayment in full of the Loans concerned; consequently, the Borrowers must (within a maximum period of seven (7) Business Days from the date of expiry of the aforementioned negotiation period) repay to the Agent (for subsequent distribution to the Lending Institutions) the principal and ordinary and/or default interest, any fees due, expenses and applicable Early Termination Costs (where applicable), as well as any other amounts accrued, all of which shall be calculated up to the date on which payment is actually made, in accordance with the Financing Documents.
(E)
Under no circumstances shall the Lending Institutions assume any liability for those unavoidable events or exceptional circumstances or force majeure that render it impossible to enter into the aforementioned liability transactions, all in accordance with Article 1.105 of the Civil Code.
(iii)
Termination Costs
(A)
The relevant Borrower shall pay the Lending Entities, within three (3) Business Days of receiving a request from a Financial Party to that effect, any Early Termination Costs that may have been incurred in relation to all or any part of a Loan or Outstanding Amount as a result of such Loan or Outstanding Amount having been repaid on a date other than the date on which an Interest Period relating to that Loan or Outstanding Amount ends.
(B)
Each Lending Entity shall, upon request by the Agent and as soon as practicable, provide the relevant Borrower with a certificate stating the amount of the Early Termination Costs incurred during any Interest Period.
6.2
(a)
Borrowers (through the Obligors’ Agent) may repay the Loans early, in whole or in

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part, provided that:
(i)
they give at least seven (7) Business Days’ notice to the Agent ;
(ii)
the amount of such repayment is at least EUR 500,000 and a multiple of EUR 500,000 (or, where applicable, the total outstanding amount under the Loans); and
(iii)
in the case of voluntary repayment of Loan Agreements (Old Money), such repayment applies to all Loan Agreements (Old Money) in proportion to the outstanding principal on that date under all Loan Agreements (Old Money) (without prejudice to each Borrowing Entity applying such amount in accordance with the applicable ICO Regulations, in which case certain Loan Agreements (Old Money) may be repaid and others not).
(b)
Any early repayment must be made on the last day of an Interest Period. Otherwise, Borrowers must pay any Early Repayment Charges that may be incurred as a result of such early repayment.
6.3

In accordance with the principle set out in paragraph (d) of Clause 2.1 (Purpose), and without prejudice to the general application of that provision, the instances of mandatory early repayment (whether total or partial) provided for in the Loan Agreements are replaced in their entirety by the provisions of this Clause 5.3 (Mandatory early repayment).

(a)
Illegality

If, at any time after the entry into force of this Agreement, compliance with this Agreement or any Loan Agreement by any Lending Entity results (for that Lending Entity or any of its Affiliates) in a breach of any statutory or regulatory provision, or any mandatory measure ordered, or any binding interpretative guideline, issued by official authorities or bodies with competence in this regard:

(i)
The affected Lending Entity must promptly notify the Agent of such circumstance as soon as it becomes aware of it .
(ii)
The Lending Entity affected by such a case of illegality shall use its best efforts (provided that these are commercially acceptable and do not entail a breach of applicable legislation), within thirty (30) days of notification of such circumstances, to seek an alternative solution to circumvent such circumstances, including, without this list being exhaustive, the transfer of the branch initially used for the affected Loan Agreement to another jurisdiction or the assignment of all its rights and obligations under said Loan Agreement to another financial institution wishing to participate therein.
(iii)
If this period elapses without an alternative solution having been implemented, the affected Lending Institution may declare all its obligations arising from the affected Loan Agreement to be cancelled.

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(iv)
In such an event, the relevant Borrower must repay the affected Loan early and pay the Agent in full (for subsequent distribution to the affected Lending Institution) the amounts due to the latter under the affected Loan Agreement on that same date.
(b)
Change of control

If a Change of Control occurs:

(i)
the Obligors’ Agent must notify the Agent of such event as soon as it becomes aware of it;
(ii)
none of the Lending Institutions shall be obliged to maintain their Loan Agreements in force;
(iii)
the Loan Agreements shall be immediately terminated and the Borrowers shall repay the Loans early and pay to the Agent (for subsequent distribution to the Lending Institutions) on that same date all sums due under the Loan Agreements; and
(iv)
the Obligors must pay to the Lending Institutions on that same date the full amount due to them under the Loan Agreements.
(c)
Breach of the Business Plan
(i)
If the turnover figure in the Group’s audited consolidated financial statements for the financial year ending:
(A)
31 December 2028, is less than EUR 206,658,665.48; or
(B)
31 December 2029, is less than EUR 227,924,701.31,

in which case:

(1)
the Obligors’ Agent must notify the Agent of such circumstance as soon as it becomes aware of it (including prior to the submission of the aforementioned Financial Statements);
(2)
none of the Lending Institutions shall be obliged to maintain their Loan Agreements in force;
(3)
the Loan Agreements shall be immediately terminated and the Borrowers shall repay the Loans early and pay to the Agent on that same date (for subsequent distribution to the Lending Institutions) all amounts due under the Loan Agreements; and
(4)
the Obligors shall pay to the Lending Entities on that same date the full amounts due to them under the Loan Agreements.

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(ii)
The provisions of the preceding paragraph are agreed without prejudice to the ordinary maturity of the Loan Agreements (New Money) on the Initial Maturity Date (New Money) or the Final Maturity Date (New Money), in accordance with the provisions of this Agreement. Consequently, the preceding paragraph shall apply to all Loan Agreements in force at that time, notwithstanding that the (New Money) Loan Agreements may have matured on an earlier date in accordance with their own terms.
6.4
Restrictions
(a)
As a result of the existence of the ICO Financing Agreements, and to ensure that each ICO-Guaranteed Lender can comply with the terms of its respective ICO Framework Agreement and the ICO Regulations, Borrowers may not make early repayments on Loans granted by an ICO-Guaranteed Lender under Loan Agreements that are not ICO Financing Agreements until they have fully and definitively repaid all amounts due under the ICO Financing Agreements and granted by said ICO-Guaranteed Lender (or, alternatively, complies with the ICO Regulations to the satisfaction of the relevant ICO-Guaranteed Lender).
(b)
For the avoidance of any doubt:
(i)
the restrictions set out in Clause 5.4(a) above do not apply:
(A)
to any Lending Institution that is not, or ceases to be, an ICO-Guaranteed Lending Institution; and
(B)
to any ICO-Guaranteed Lending Entity in respect of those Loan Agreements that are ICO Financing Agreements; and
(ii)
once all amounts drawn down under the ICO Financing Agreements have been repaid in full, paragraph (a) above shall automatically cease to apply, without any further action being required in this regard.
(c)
Any notice of early repayment given by the Obligors’ Agent pursuant to Clause5.2 (Voluntary Early Repayment) shall be irrevocable and, unless otherwise specified in this Agreement, shall specify the day (or days) on which the early repayment is to be made and the amount corresponding to such early repayment.
(d)
Any early repayment made under this Agreement, including voluntary repayment, shall be made together with the interest accrued in respect of the amounts repaid early and any Early Repayment Charges, but without any premium or penalty. However, no Early Repayment Charge shall be incurred if repayments take place on the end date of an Interest Period.
(e)
The Borrowers shall not repay all or part of the Loans early, except in accordance with the terms and in the manner provided for in this Agreement.
(f)
If the Agent receives any notification in accordance with the provisions of Clause5.2 (Voluntary early repayment), it shall immediately send a copy thereof to the Obligors’ Agent and/or the Lending Institution concerned, as applicable, as well as

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to the other Lending Institutions.
(g)
Partial early repayments are subject to the payment allocation rules set out in Clause17.6 (Partial Payments).
(h)
No commission shall be payable to the Lending Institutions as a result of any early repayments .
6.5
Declarations
(a)
The Obligors make, in favour of the Financial Parties (as applicable), the formal representations contained in the respective Loan Agreements, which representations shall be deemed incorporated mutatis mutandis into this Agreement for all relevant legal and contractual purposes, and reiterate them in full in accordance with the provisions thereof.
(b)
As an exception to the general principle set out in paragraph (d) of Clause 2.1 (Purpose), on an additional basis, each of the Obligors makes, on the Signing Date and on the Effective Date and in favour of each of the Financial Parties, the formal representations set out in ANNEX 13 (Declarations), which shall constitute an essential basis for the Financial Parties to give their consent to the maintenance of the Loan Agreements and the execution of the remaining Financing Documents.
(c)
The Reiterated Representations shall be deemed to have been made by each Obligor in relation to the representations described in this Agreement and by the relevant Obligors, in relation to the representations described in each of the Loan Agreements, in relation to the facts and circumstances existing at that time:
(i)
on each day up to the Termination Date; and
(ii)
in the case of an Additional Obligor and solely in respect of the representations set out in this Agreement, the date on which the company becomes (or is proposed to become) an Additional Obligor.
6.6
Disclosure obligations

As an exception to the general principle set out in paragraph (d) of Clause 2.1 (Purpose), in addition to the obligations set out in each of the Loan Agreements (as applicable), the obligations set out in (Disclosure Obligations) shall remain in force from the Signing Date and for so long as any amount under the Financing Documents remains outstanding, being deemed essential for the maintenance of the Loan Agreements and the execution of the remaining Financing Documents.

6.7
General Obligations
(a)
General obligations

Notwithstanding the general principle set out in paragraph (d) of Clause 2.1 (Purpose), and in addition to the obligations set out in each of the Loan Agreements (as applicable), the obligations contained in ANNEX 15 (General Obligations) shall

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remain in force from the Signing Date and for so long as any amount under the Financing Documents remains outstanding, being deemed essential for the maintenance of the Loan Agreements and the execution of the remaining Financing Documents.

(b)
Novation, rectification or amendment of the Loan Agreements

Should any of the Lending Institutions so request, the Borrowers undertake to execute such documents (public or private) of novation, rectification or amendment as may be necessary to ensure that any Loan Agreement accurately reflects the terms agreed in this Agreement.

(c)
Obligations of the Borrowers

The Borrowers undertake to the Financial Parties to repay the amounts drawn down under the Loan Agreements and to pay interest, fees and other charges provided for in the Financing Documents, as well as to comply with all other obligations set out in the Financing Documents.

6.8
Events of Default

In accordance with the principle set out in paragraph (d) of Clause 2.1 (Purpose), and without prejudice to the general application of that principle, the events of acceleration or early termination (or equivalents) provided for in the Loan Agreements are replaced in their entirety by the provisions of this Clause 5.8 (Events of Default).

Each and every event or circumstance set out in ANNEX 16 (Events of Default) constitutes an Event of Default, all of which are material for the purposes set out in that annex.

6.9
Termination
(a)
In the event that any of the facts or circumstances constituting an Event of Default should occur and continue to exist without having been remedied (where such remedy is possible) within the time limits provided for that purpose in ANNEX 16 (Events of Default), the Agent (subject to the agreement of the Majority of Lending Institutions) may declare the Loan Agreements terminated.
(b)
In such a case, the Agent (subject to the agreement of the Majority of Lending Institutions) shall proceed to call in the Loan Agreements and to settle the positions entered into thereunder prior to their normal maturity, requiring the Obligors to make immediate payment of the amounts due thereunder.
(c)
For the sake of clarity, it is hereby stated that the decision to terminate early by agreement of the Majority of Lending Institutions shall entail the termination of all Loan Agreements and shall affect all Lending Institutions.
6.10
Assignment
(a)
Any Lending Entity (the “Existing Lending Entity”) is expressly authorised by the Obligors’ Agent to assign all or part of its contractual position, rights and/or

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obligations under its corresponding Loan Agreement(s) to third parties (the “New Lending Entity”), provided that:
(i)
the New Lending Institution is not a natural person or ;
(ii)
the assignment does not give rise to any additional cost for any Borrower in relation to the existing situation with regard to the Existing Lender, having regard to the current or foreseeable circumstances on the date on which such assignment takes effect; and
(iii)
the assignment is carried out in accordance with the terms of this Clause5.10 (Assignment).
(b)
The consent of the Obligors’ Agent shall be required to allow any Lender to assign, in whole or in part, its contractual position under the Loan Agreements in all other cases not covered by the preceding paragraph.
(c)
The requirements set out in paragraph (a) above shall not apply in the event that the assignment takes place at a time when an Event of Default has occurred and has not been remedied .
(d)
Only in respect of those Loan Agreements insured under CESCE Policies will the following be required: (i) CESCE’s consent to any assignment of rights and obligations arising from such Loan Agreements; and, where applicable, (ii) the signing of the relevant endorsement to the CESCE Policy in question.
(e)
The assignment documentation must expressly provide that the New Lender shall be bound by the terms of this Agreement, unless it is already a party thereto, in which case it must formally ratify such terms.
(f)
Except in the case of an assignment to CESCE, the New Lending Entity shall be obliged to pay the Agent (and for the Agent’s exclusive benefit) a commission of three thousand five hundred euros (EUR 3,500), to which Value Added Tax (where applicable) shall be added. The aforementioned commission must be paid on the date of the assignment.
(g)
The costs arising from any assignment made by the Lending Entities in accordance with the provisions of this Clause5.10 (Assignment) (with the exception of any assignment to CESCE) shall be borne by the Lending Entities themselves (including, but not limited to, fees, expenses, and charges, whether notarial or registration fees, etc.), and no Borrower shall be required to pay any amount as a result of such assignment.
(h)
The Obligors’ Agent shall reimburse the Agent and CESCE, within five (5) Business Days of being requested to do so, for the amount of the documented costs and expenses (including lawyers’ fees) reasonably incurred by the Agent or CESCE in connection with any assignment to CESCE.
(i)
The Existing Lender shall notify the Agent of any assignment as soon as practicable, and the Agent shall, in turn, notify the Obligors’ Agent accordingly.

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(j)
Any aspect relating to the assignment that is not expressly regulated in this Clause5.10 (Assignment) shall be governed, where applicable, by the regulations applicable to the Loan Agreements.
6.11
Evidence of debt
(a)
It is expressly agreed that, for the purposes of any legal claims that may arise from each of the Loan Agreements, in accordance with their terms, any amount owed to each Lending Entity shall be deemed to be a sum due, liquid and payable.
(b)
For the purposes of Article 572(2) of the Civil Procedure Act, the Parties agree that the amount payable under a Loan Agreement in the event of enforcement shall be that resulting from the settlement carried out by the Lending Institution in question, by means of a certificate setting out the amount owed, and which shall be carried out on the basis of the bilateral account maintained by said Lending Institution in its books, in which shall be recorded the principal amount, commissions, fees, costs, compensatory interest, additional costs and other sums owed by the Borrower in question under the Loan Agreement, and shall credit all sums received by said Lending Institution in payment of the amounts owed by said Borrower as a result thereof, such that the balance of said account reflects at all times the sums owed by said Borrower to said Lending Institution under the relevant Loan Agreement.
7.
Loan Structure
7.1
Loans and Equity
(a)
, (Loan Agreements) sets out:
(i)
the amounts and characteristics of the Loan Agreements (Old Money) as at the Signing Date; and
(ii)
the amounts and characteristics of all Loan Agreements following the implementation of the Restructuring in accordance with the provisions of this Agreement.
(b)
Furthermore, ANNEX 1 (Loan Agreements) sets out the Lending Entities’ share (as at the Signing Date and post-Restructuring) in this Agreement and in each type of Loan, calculated on the basis of the principal amount of each Loan.
7.2
Rights and Obligations of the Financial Parties
(a)
The obligations of each of the Financial Parties under the Financing Documents are joint and several. A breach by a Financial Party of its obligations under the Financing Documents shall not affect, nor in any event increase, the obligations of the other Parties under the Financing Documents. No Financial Party shall be liable for the breach of the obligations assumed by any other Financial Party under the Financing Documents.
(b)
The rights of each Finance Party under the Financing Documents are joint and several, and any claim arising from the Financing Documents in favour of a Finance

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Party against an Obligor shall be a separate and independent claim in respect of which a Finance Party shall be entitled to exercise its rights in accordance with the provisions of paragraph (c) below. The rights of each Finance Party include any amount due to that Finance Party under the Finance Documents.
(c)
Any of the Lending Parties may, unless otherwise provided in the Financing Documents, exercise separately the rights accruing to it under the Financing Documents and take judicial or extrajudicial action to preserve and defend its own rights and those of the other Lending Parties.
7.3
Other obligations of the Lending Institutions

The Lending Institutions undertake not to carry out any of the acts listed below:

(a)
amending the terms and conditions of the Loan Agreements, unless such amendment is exclusively of an administrative, technical or procedural nature or does not in any way contravene the provisions of this Agreement;
(b)
to require early repayment of the Loans, except as provided for in Clauses 5.1(d) (Changes to the calculation of interest) and5.3 (Mandatory early repayment), and subject to the provisions of Clause5.4 (Restrictions);
(c)
to request the early termination of the Loan Agreements, except as provided for in Clause5.9 (Termination);
(d)
assign its contractual position and/or any rights or obligations accruing to it under the Loan Agreements, except as provided for in Clause5.10 (Assignment); and
(e)
accept any form of security as security for the performance of the obligations arising for the Lending Entities under the Loan Agreements, except for Permitted Security Interests and Permitted Personal Guarantees.

SECTION 3
FEES AND OBLIGATIONS TO MAKE ADDITIONAL PAYMENTS

8.
FEES

The Obligors’ Agent has entered into Fee Agreements with the Agent in relation to the fees payable in connection with the Financing Documents.

9.
INDEMNITIES
9.1
Increase in Costs
(a)
Increase in Costs
(i)
Subject to the provisions of paragraph (c) (Exceptions), the Obligors shall pay (within three (3) Business Days immediately following the date on which it receives a request from the Agent to that effect) to the relevant Financial Party the Cost Increase incurred by such Financial Party or any of its Affiliates as a result of (i) the introduction of any amendment to (or to the

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interpretation, administration or application of) any law or regulation, or (ii) compliance with any law or regulation of a lower rank adopted after the conclusion of this Agreement; or (iii) the implementation or application of, or compliance with, Basel III, CRD IV, CRD V or CRD VI or any other new legislation or regulation implementing or applying Basel III, CRD IV, CRD V or CRD VI (regardless of whether such implementation or application is attributable to government authorities, regulators, a Financial Party or any of its Affiliates) (entailing a cost the details of which are unknown to the Financial Parties as at this date) provided that the Financial Party in question reasonably details the calculation of the Cost Increase attributable to the implementation, application or compliance with Basel III, CRD IV, CRD V or CRD VI, on the understanding that nothing in this section shall oblige the Financial Party to disclose confidential or sensitive information.
(ii)
In this Agreement, “Increase in Costs” means:
(A)
a reduction in the rate of return on Loans or on the total capital of a Financial Party (or its Affiliate);
(B)
an additional or higher cost; or
(C)
a reduction in any amount due and payable under any Financing Document,

which is incurred or borne by a Financial Party (or any of its Affiliates), to the extent that it is attributable to that Financial Party’s assumption of its commitment under the Loans or to the fact that it has contributed the relevant funds or fulfilled its obligations under any Financing Document .

(b)
Claims for cost increases
(i)
Any Financial Party intending to make a claim in accordance with the provisions of section8.1 (a) (Cost Increases) shall notify the Agent of the event giving rise to the claim. The Agent shall immediately forward such notification to the Obligors’ Agent.
(ii)
Each Financial Party shall, as soon as possible after receiving any request from the Agent to that effect, provide the Agent with a certificate certifying the amount relating to the Cost Increase applicable to it.
(c)
Exceptions

The provisions of section8.1 (a) (Increase in Costs) shall not apply in relation to Increases in Costs:

(i)
which result from the application of a tax withholding that the Obligor is legally required to make;
(ii)
arising from the application of a FATCA withholding that one of the Parties is required to make;

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(iii)
which are offset by any tax-related compensation provided for in the Loan Agreements; or
(iv)
arising from a wilful breach of the applicable regulations by the relevant Financial Party or its Affiliates.
9.2
Other indemnities

The Obligors shall indemnify each of the Financial Parties, within three (3) Business Days of the date on which they receive the relevant request to that effect, against any costs, losses or liabilities incurred by them as a result of:

(a)
the occurrence of any Event of Default;
(b)
a default by an Obligor on any payment obligation under a Financing Document on the date on which the relevant amount is due, including, without limitation, any costs or liability incurred as a result of the provisions of Clause15 (Redistribution of Payments); or
(c)
failure to make an early repayment of any amount due under any Loan Agreement, in accordance with the terms set out in any notice of early repayment issued by the Obligors’ Agent.
9.3
Indemnification of the Agent

The Obligors shall indemnify the Agent immediately and, in any event, within three (3) Business Days of the date on which the Agent has received any request to that effect, against any costs, losses or liabilities incurred by the Agent (acting reasonably) as a result of:

(a)
the investigation and analysis of any fact or circumstance which, in its reasonable opinion, might constitute a Breach;
(b)
having acted in accordance with, or having relied upon, the provisions of any notice, request or instruction which it reasonably considers to be genuine, correct and duly authorised;
(c)
the appointment of solicitors, accountants, tax advisers, surveyors or any other professional advisers or experts on the terms permitted in the Financing Documents;
(d)
the assumption of obligations under the Financing Documents or the enforcement of the first demand guarantee granted under the ‘10 ’ clause;
(e)
the exercise of rights and powers conferred on the Agent under the Financing Documents or any applicable regulations; or
(f)
the failure by the Obligors to comply with any obligation set out in the Financing Documents.
10.
COSTS AND EXPENSES

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10.1
Transaction/enforcement costs
(a)
The Borrowers (or, where applicable, the Guarantors) undertake to pay, or, where applicable, at the Agent’s request, to reimburse the Agent and the Lending Institutions for any other fees, charges, remuneration, expenses, taxes, duties and other sums that are now or may in future become due or accrue, as a result of the negotiation, preparation, execution, performance, registration, enforcement or termination of this Agreement or the other Financing Documents (hereinafter, the “Expenses and Taxes”), and including, but not limited to, the following Expenses and Taxes:
(i)
the notaries’ fees and expenses incurred in the execution of this Agreement as a public deed, as well as the execution of the Guarantee Documents or any other Financing Document as a public deed, including those for the issuance of first copies (whether or not enforceable), and their respective amendments;
(ii)
the remuneration and expenses corresponding to the professional advisers involved in the transaction (for fees accrued up to the Signing Date in relation to the preparation, negotiation and signing of the Financing Documents , and any fees that may accrue in relation to the monitoring, maintenance and cancellation of the Financing Documents), provided that these have been previously agreed with the Obligors’ Agent;
(iii)
the judicial and extrajudicial costs, expenses and fees, including lawyers’ and solicitors’ fees and notaries’ fees, incurred as a direct consequence of the performance, breach or termination of this Agreement and the other Financing Documents; and
(iv)
taxes, surcharges, duties or fees, whether state or otherwise, which are or may in future be levied on the execution or registration of this Agreement and the other Financing Documents, as well as on their amendment, performance and termination as provided for in this Agreement, including where, in accordance with applicable legislation or case law, the Agent or any of the Lending Entities were to be regarded as liable for such taxes, surcharges, duties or fees.
(b)
Having negotiated this individually, the Parties agree that, if, in accordance with applicable legislation or case law, the Agent or any of the Lending Entities were required or obliged to pay any Expenses and Taxes, the Borrowers (or, where applicable, the Guarantors) shall reimburse such amount to the Agent or the Lending Entities, as the case may be, at the Agent’s request and as soon as possible. The Parties acknowledge the essential nature of this agreement and that, without it, the Agent and the Lending Institutions would never have entered into the Loan Agreements on the agreed terms.
(c)
The Borrowers (or, where applicable, the Guarantors) undertake to indemnify the Agent and the Lending Institutions in respect of any liabilities, expenses or claims that may arise from the non-payment or delay in payment of any of the Charges and Taxes, unless such circumstance is directly attributable to the Lending

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Institutions or the Agent, as the case may be.
10.2
Amendment costs

In the event that an Obligor requests any amendment, waiver or consent in respect of a Financing Document, the Borrowers (or, where applicable, the Guarantors) shall reimburse the Agent, upon request and as soon as possible, the amount corresponding to all costs and expenses (including legal fees) incurred in connection with the assessment, negotiation, fulfilment or response to the relevant request or requirement, provided that these have been previously agreed with the Agent by the Obligors.

10.3
ICO Costs

The Obligors and the Lending Institutions agree that the Obligors shall bear any costs relating to the extension of the ICO Guarantees granted in connection with the Loan Agreements, arising as a result of the extension of such guarantees to the new maturity date.

10.4
CESCE Premiums

The Obligors and the Lending Institutions agree that the Obligors shall bear any premiums relating to the extension of the CESCE Policies granted in connection with the Working Capital Facilities, arising as a result of the extension of such policies to the new expiry date.

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SECTION 4
GUARANTEE ON FIRST DEMAND

11.
ON-DEMAND GUARANTEE
11.1
Guarantee on First Demand
(a)
Each of the Guarantors jointly and severally guarantees to the Lending Institutions (and jointly and severally with the Borrowers), unconditionally and as the principal obligor, the full and timely performance of all payment obligations incurred by each of the Obligors under the Financing Documents. This guarantee is granted independently of the universal and unlimited personal liability which, pursuant to Article 1911 of the Civil Code, rests upon the Obligors by reason of any of the obligations arising from the Financing Documents.
(b)
Each of the Guarantors expressly acknowledges that:
(i)
this guarantee is structured as a first-demand guarantee and not as a suretyship as provided for in Articles 1822 et seq. of the Civil Code, with the result that none of the benefits granted by Spanish law to the guarantor (including, expressly, the benefits of order, excussion and division) shall apply;
(ii)
the obligations assumed by each of the Guarantors under this guarantee are independent and of an abstract nature, such that they shall not be affected and shall remain in full force and effect even in the event that the obligations assumed by any of the Obligors under the Financing Documents are void or become ineffective for any reason, including the commencement of insolvency proceedings in respect of any of the Obligors;
(iii)
the scope of this guarantee shall not be altered in any way by any action that may be taken by any of the Lending Institutions in connection with the approval of the arrangement which, where applicable, may arise as a consequence of the insolvency of any Obligor, the Guarantors’ obligation remaining unchanged in accordance with the agreed terms, as if such action had not taken place; and
(iv)
the Guarantors may not raise against the Lending Institutions any defence that any of the Obligors might assert against the Lending Institutions by virtue of the Financing Documents or any other contractual relationships existing between the Obligors and the Lending Institutions.
11.2
Continuity of the guarantee
(a)
This guarantee is of a continuing nature, shall remain in force until the obligations under the Financing Documents have been fully discharged, and shall cover the final balance corresponding to all amounts due by any Obligor under the Financing Documents, irrespective of any interim payments that may have been made in full or in part.

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(b)
This first-demand guarantee extends to any extensions, renewals, novations or modifications of any kind, whether express or implied, that may arise in respect of the obligations assumed by the Obligors under the Financing Documents, and therefore this guarantee shall remain in force until the full discharge of such obligations and of any obligations that novate or replace them, without being limited or restricted in any way by any specific modifications or waivers of the performance of obligations that the Lending Institutions may, where applicable, grant in accordance with the provisions of this Agreement.
11.3
Enforcement of the guarantee
(a)
The relevant Guarantor shall pay the amounts claimed by the Lending Institutions under this guarantee as soon as it receives a written demand to that effect and with the same value date, by crediting the account specified in the said demand. In the event of a delay in the payment of any sum claimed, the Guarantor concerned shall pay default interest at 2% per annum.
(b)
The Lending Institutions may enforce this guarantee until the guaranteed obligations have been fully discharged against any of the Guarantors, independently of one another.
(c)
This guarantee may be enforced, in whole or in part, by any Lending Institution without the prior consent of the Majority of Lending Institutions.
(d)
All payments to be made by any of the Guarantors under this guarantee shall be made free of tax, unless the Guarantor in question is obliged to deduct or withhold amounts on account of tax, in which case such payments shall be increased by an amount equal to that necessary to ensure that, after making the relevant deduction or withholding, the Lending Entities receive a net amount equal to the sum they would have received had it not been mandatory to make the required deduction or withholding.
(e)
For the purposes of the provisions of Article 572 of Law 1/2000 of 7 January on Civil Procedure, the Guarantors and the Borrowers expressly agree that the settlement to determine the debt enforceable through enforcement proceedings under any Loan Agreement shall be carried out in accordance with the above Clause5.11 (Debt Certification), by issuing the appropriate certificate setting out the balance shown in the relevant bilateral account in respect of the Borrower concerned.
(f)
The fact that the Lending Institutions make a claim under this guarantee does not limit their right to make further claims whilst the guarantee remains in force. The Lending Institutions shall retain all their rights and remedies against the Obligors in respect of that part of the guaranteed obligations which has not been satisfied or compensated by the enforcement of this guarantee.
11.4
Appropriation

Until all amounts due or that may become due from the Obligors under or in connection with the Financing Documents have been irrevocably paid in full, each of the Financial Parties (or any trustee, nominee or agent acting on its behalf) may:

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(a)
refrain from applying or releasing cash, securities or any other rights owned by, or received by, such a Financial Party (or any trustee or agent on its behalf), or apply and appropriate the same in such manner and in such order as it deems appropriate (whether in relation to such amounts or in any other context), and no Guarantor may benefit from such circumstances; and
(b)
hold in a blocked account (bearing interest) and for the benefit of all Lending Entities any amounts received from any Guarantor or on account of any liability assumed by any Guarantor under this Clause10 (First Demand Guarantee).
11.5
Deferral of the Guarantors’ rights
(a)
Until all amounts due or potentially due by the Obligors under or in connection with the Financing Documents have been irrevocably paid in full, and unless the Agent indicates otherwise, no Guarantor shall exercise any right to which it may be entitled by reason of its performance of the obligations assumed under the Financing Documents or as a consequence of the obligation to make any payment, or the enforceability of any liability, in accordance with the provisions of this Clause10 (First Demand Guarantee):
(i)
to be indemnified by an Obligor or to be subrogated to the position of the Lending Entities in respect of the amount drawn down;
(ii)
to seek recourse or make a claim against any other Obligor in respect of any obligations of any Obligor under the Financing Documents;
(iii)
to benefit (in whole or in part, whether by subrogation or otherwise) from any rights accruing to the Lending Entities under the Financing Documents or from any other security received pursuant to, or in connection with, the Financing Documents by any of the Lending Entities;
(iv)
to bring legal proceedings or other proceedings to obtain a ruling requiring any other Obligor to make any payment or to fulfil any obligation in respect of which the Guarantor has granted a guarantee, undertaking or indemnity under Clause10.1 (First Demand Guarantee);
(v)
to exercise any right of set-off against any other Obligor; and/or
(vi)
to claim or assert its status as a creditor of any other Obligor at the same time as any Lending Entity.
(b)
If a Guarantor receives any payment in respect of the aforementioned rights, it shall retain the corresponding amount to the extent necessary to ensure the full repayment of all sums which are or may become due to the Lending Entities by the Obligors under or in connection with the Financing Documents, and shall immediately pay or transfer such amount to the Agent or to any other person designated by the Agent for application in accordance with the provisions of Clause17 (Payments).

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11.6
Loss of Status as a r Guarantor
(a)
If any Guarantor (the “Outgoing Guarantor”) ceases to be a Guarantor in accordance with the terms of the Financing Documents, on the date on which such Outgoing Guarantor ceases to be a Guarantor:
(i)
such Outgoing Guarantor shall be released by each of the other Guarantors from any liability (whether past, present or future, actual or contingent) in respect of any reimbursement or payment to any other Guarantor arising as a result of any other Guarantor’s performance of its obligations under the Financing Documents; and
(ii)
each of the other Guarantors waives any right it may have by virtue of the performance of its obligations under the Financing Documents to receive the benefit (in whole or in part, whether by subrogation or otherwise) of any rights accruing to the Lending Parties under any Financing Document, or of any other security received pursuant to, or in connection with, the Financing Documents, where such rights or security have been granted in relation to the assets of the Exiting Guarantor.
(b)
The release of the Obligors shall be effected in accordance with Clause12.4 (Release of Obligors and Security Interests).
11.7
Additional Guarantee

This security is cumulative, additional to, and is granted without prejudice to, any other security that has been granted or may be granted in the future in favour of any Lending Entity.

11.8
Subordination
(a)
Each of the Guarantors acknowledges that any claim against any other Obligor that may arise in its favour as a result of the enforcement of this guarantee shall be subordinated to the Lenders’ claims against the Obligors under the Financing Documents.
(b)
Consequently, no Guarantor may assert such rights against another Obligor or receive payment thereon until the Obligors have fully performed their obligations under the Financing Documents.

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SECTION 5
AGENT OF THE OBLIGORS AND
CHANGE IN THE OBLIGORS

12.
AGENT FOR THE OBLIGORS
12.1
Appointment of the Obligors’ Agent
(a)
The Obligors (other than Wallbox Chargers), by entering into (or acceding to) this Agreement, grant Wallbox Chargers their irrevocable authority, appointing it as their agent and representative for the purposes of the Financing Documents and expressly authorising it so that, through its bodies and authorised representatives, it may carry out all acts attributed to the Obligors in the Financing Documents, even even in the event that it were to incur the circumstances of self-dealing, multiple representation and conflict of interest.
(b)
Wallbox Chargers accepts such appointment.
12.2
Powers of the Obligors’ Agent

In particular, but without limitation, the Obligors’ Agent may carry out any of the following actions on behalf of and in the name of the Obligors:

(a)
issue and receive any notifications and communications arising from the Financing Documents;
(b)
provide the Financial Parties with the documentation and information they are required to supply in accordance with the Financing Documents;
(c)
issue instructions, take decisions and give consent to the actions necessary for the implementation and performance of the Financing Documents;
(d)
sign and formalise any documents related to or supplementary to the Financing Documents as may be necessary, being expressly authorised to ratify, clarify and agree to amendments to the Financing Documents;
(e)
to make, on its own behalf and on behalf of the other Obligors, any payments required to be made in accordance with the Financing Documents; and
(f)
in general, execute any document, whether public or private, and take any action that may be necessary or expedient in relation to the implementation and performance of the Financing Documents.

The foregoing is without prejudice to the Obligors’ compliance with the obligations assumed in the Financing Documents.

12.3
Sole Contact
(a)
The Obligors’ Agent, in its capacity as the Obligors’ representative in relation to the Financing Documents, shall be the sole point of contact for the procedures relating to compliance with the Financing Documents and, therefore, any communication

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made by the Obligors’ Agent to a Financial Party shall also be deemed to have been made immediately and automatically by the Obligors to that Financial Party. Likewise, any communication made by a Financial Party to the Obligors’ Agent shall also be deemed to have been made immediately and automatically by that Financial Party to the Obligors. Similarly, any action, omission, commitment, transaction, waiver, amendment or clarification carried out by the Obligors’ Agent, as well as any notification or communication issued by the latter, on behalf of the Obligated Parties pursuant to the provisions of this Clause11 (Agent of the Obligated Parties) shall be binding on said Obligated Party for all legal purposes in the same manner as if the Obligated Party had expressly signed, consented to or agreed to it.
(b)
In view of the foregoing, the Financial Parties agree to treat the instructions and notifications received from the Obligors’ Agent as if they had been issued by the Obligors’ Agent and the other Obligors. In the event of any conflict between any notifications or other communications from the Obligors’ Agent and those from any other Obligor, those issued by the Obligors’ Agent shall prevail.
12.4
Ratification and formalisation

Without prejudice to the provisions of this Clause11 (Agent of the Obligors), the Agent (on its own initiative or at the request of any Lending Institution) may request from the Obligors, should it deem it appropriate, the ratification of the actions carried out by Wallbox Chargers as representative and interlocutor of the Obligors for the purposes of the Financing Documents, as well as the ratification and formalisation of any contract or document (whether public or private) arising from the Financing Documents (including, without limitation, documents clarifying, ratifying and amending the foregoing), a request which may not be refused by any Obligor.

13.
Changes to the Obligors
13.1
Assignment by the Obligors

None of the Obligors may assign, encumber, transfer, substitute or subrogate to a third party the rights and obligations assumed under the Financing Documents, nor permit subrogation in the rights and obligations of the other Obligors, without the prior, written and unanimous consent of all the Lending Entities.

13.2
Additional Obligors
(a)
Subject to compliance with the provisions of section8 (Know Your Customer or KYC) of ANNEX 14 (Information Obligations), Wallbox Chargers may request that any of its Affiliates assume the status of Additional Obligor. Such Affiliate shall assume the status of Additional Obligor in the event that:
(i)
the Agent of the Obligated Parties and the Additional Obligated Party in question sign and have a Letter of Adherence notarised by a Spanish notary (together with the Agent); and
(ii)
the Agent confirms that it has received all the documents and information detailed in the Part II (Conditions required to be met by an Additional

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Guarantor) of the (Prior or Simultaneous Conditions) in relation to such Additional Obligor, in a form and content satisfactory to the Agent.
(b)
The Agent shall immediately notify the Obligors’ Agent and the Lending Institutions once it is satisfied that it has received (in a form and content satisfactory to the Agent) all the documents and additional information detailed in Part II (Conditions required to be met by an Additional Guarantor) of ANNEX 3 (Prior or Concurrent Conditions).
(c)
Unless the Lending Entities notify the Agent in writing to the contrary before the Agent sends the notification referred to in paragraph (b) above, the Lending Entities authorise (but do not require) the Agent to send such notification. The Agent shall not be liable for any damages, costs or losses of any kind that may arise as a result of the making of the aforementioned notification.
(d)
Any company joining as an Additional Obligor shall automatically (by the mere signing of a Letter of Accession) grant the first-demand guarantee provided for in Clause10 (First-demand guarantee).
(e)
Notwithstanding the foregoing, the Obligors undertake to comply with the obligation set out in section24 (Obligors (Obligors’ Coverage Ratio)) of ANNEX 15 (General Obligations) and that the companies referred to in that Clause accede to this Agreement as Additional Obligors and provide the first-demand guarantee provided for in Clause10 (First-demand guarantee).
13.3
Reiteration of Representations

By executing a Letter of Accession, the relevant Subsidiary shall be deemed to confirm that the Reiterated Representations described in this Agreement are true and correct in relation to it and as at the date of such execution, in the same manner as if they had been made by reference to the facts and circumstances existing at that time.

13.4
Release of Obligors and Security Interests
(a)
Only in the event that the Obligors’ Agent notifies the Agent that a sale, disposal, transfer or alienation (by any means) is to take place which is not prohibited under the provisions of Section4 (Alienations) of ANNEX 15 (General Obligations), involving the transfer of:
(i)
shares or equity interests representing the share capital of any Obligated (an “Obligated Entity Subject to Disposal”); or
(ii)
assets encumbered under any Security Interest in the Transaction (any of which is an “Asset Subject to Disposal”),

the Parties agree:

(A)
that such Obligor Subject to Disposal shall cease to be an "Obligor" under this Agreement;

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(B)
that such Obligor Subject to Disposal shall be released from each and every one of its obligations arising from the Financing Documents;
(C)
to discharge the Security Interests in the Transaction that may have been created over any:
(1)
Asset Subject to Disposal (for the avoidance of doubt, in the event of a partial divestment of the shareholding in an Obligor, the shares or equity interests representing the share capital of such Obligor that remain in the ownership of an Obligor shall remain encumbered by virtue of the relevant Security Interest in the Transaction); and
(2)
asset owned by the Obligor subject to Disposal; and
(D)
to carry out such actions as may be necessary or as may be reasonably requested by the Obligors’ Agent for the purpose of enabling and facilitating the carrying out and execution of the Permitted Disposal in question (including, without limitation, the execution of any documents – public or private – of cancellation and/or release), simultaneously with said Permitted Disposal.

(b)
The Obligors’ Agent shall bear all costs arising from the actions provided for in this Clause12.4 (Release of Obligors and Security Interests).

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SECTION 6
FINANCIAL SECTIONS

14.
AGENT
14.1
Appointment of the Agent
(a)
Each of the Lending Entities appoints Palmer as Agent for the purposes of the provisions of the Financing Documents. The Agent expressly accepts such appointment.
(b)
Subject to the provisions of paragraph (c) below, each of the Lending Entities authorises the Agent to perform the duties, fulfil the obligations and responsibilities entrusted to it, and to exercise the rights, powers and authorities expressly delegated to the Agent under or in connection with the Financing Documents, together with all other rights, powers and authorities incidental thereto.
(c)
Those Lending Entities which have notified the Agent that they are unable to authorise or grant power of attorney in favour of the Agent, or which have not authorised or appointed the Agent to act on their behalf and in their name, undertake to cooperate and appear with the Agent when so required by the Agent (including, without limitation, for the purposes of appearing in proceedings, bringing actions and/or signing documents).
14.2
Instructions
(a)
The Agent:
(i)
unless otherwise provided in any Financing Document, shall exercise or refrain from exercising any right, power, authorisation or authority vested in it in its capacity as Agent, in accordance with any instructions received from:
(A)
all Lending Institutions, if the relevant Financing Document provides that such matter must be resolved by unanimous agreement of all Lending Institutions; and
(B)
in any other cases, the Majority of Lending Institutions; and
(ii)
shall not be liable for any act (or omission) performed (or refrained from performing) in accordance with the provisions of section (i) above.
(b)
The Agent shall be entitled to request the receipt of express instructions, or clarification of any instructions received, from the Lending Entities (or, in the event that the relevant Financing Document provides that the matter in question must be resolved by agreement of any other Lending Entity or group of Lending Entities, d by such Lender or group of Lenders) for the purposes of determining whether it should exercise or refrain from exercising any right, power, authorisation or authority, and in what manner. The Agent may refrain from acting until such time as it receives the aforementioned instructions or clarifications requested.

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(c)
Except in the case of decisions that must be taken by any other Lending Institution or group of Lending Institutions under the relevant Financing Document, and unless otherwise provided in any Financing Document, any instructions given to the Agent by the Lending Entities shall prevail over any conflicting instructions given by any other Parties, and shall be binding on all Financial Parties.
(d)
The Agent may refrain from acting in accordance with any instructions received from any Lending Entity or group of Lending Entities until such time as it has received any indemnity and/or guarantee it may require at its discretion (which may exceed the provisions of the Financing Documents, including the possibility of requesting an advance payment) in relation to any costs, losses or liabilities that it may have incurred in complying with such instructions.
(e)
In the absence of instructions, the Agent may act (or refrain from acting) in the manner it deems most appropriate in the interests of the Lending Entities.
(f)
The Agent is not authorised to act on behalf of a Lending Entity (without first obtaining the consent of that Lending Entity) in the context of any judicial or arbitration proceedings relating to any Financing Document.
14.3
Duties of the Agent
(a)
The Agent’s duties under the Financing Documents are of a purely mechanical and administrative nature.
(b)
The Agent shall immediately forward to any of the Parties the original or a copy of any document delivered to the Agent for that Party by any other Party.
(c)
Unless a Financing Document specifically provides otherwise, the Agent shall not be obliged to review the adequacy, accuracy or completeness of any document forwarded to another Party.
(d)
If the Agent receives a notice from a Party relating to this Agreement, describing the occurrence of an Event of Default and stating that the described circumstance constitutes an Event of Default, it shall immediately notify the other Financial Parties.
(e)
If the Agent becomes aware of a default in payment in respect of any amount of principal, interest, commitment fee or any other fee accrued in favour of any Financial Party (other than the Agent) under the Financing Documents, it shall immediately notify the other Financial Parties.
(f)
The Agent shall have only the duties, obligations and responsibilities expressly set out in the Financing Documents (and shall not assume any others by implication).
14.4
No Fiduciary Duties
(a)
Nothing in any of the Financing Documents shall constitute the Agent as a trustee or administrator of any person.
(b)
The Agent shall not be liable to any Lending Entity in respect of any amount, or the

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return on any amount, received by the Agent on its own account.
14.5
Relations with the Group

The Agent may accept deposits, carry out financing transactions and, in general, enter into any type of banking or other transaction with any member of the Group.

14.6
Rights and Powers
(a)
The Agent may:
(i)
rely on any formal statement, communication, notification or document which it considers to be authentic, correct and duly executed;
(ii)
assume that:
(A)
any instructions received from the Majority of Lending Entities or any group of Lending Entities have been validly given in accordance with the terms set out in the Financing Documents; and
(B)
unless notified of their revocation, such instructions have not been revoked; and
(iii)
rely on certificates received from any person:
(A)
regarding any matter of fact or circumstance which that person might reasonably be expected to be aware of; or
(B)
for the purpose of such person’s compliance with any agreement, transaction, act or other matter,

as sufficient evidence of the fact being certified and, in the case of the provisions of paragraph (A) above, may also assume the truth and correctness of the relevant certificate.

(b)
The Agent may assume (unless it has received any notification to the contrary in its capacity as agent for the Lending Entities) that:
(i)
no Event of Default has occurred (unless there is evidence of the Event of Default set out in section1 (Default) of ANNEX 16 (Events of Default));
(ii)
no right, power, authorisation or authority granted to any of the Parties or any group of Lending Entities has been exercised; and
(iii)
any notice or request made by the Agent of the Obligors is made on behalf of, and with the consent of, all Obligors.
(c)
The Agent shall be authorised to engage and pay for the advice or services of any solicitors, accountants, tax advisers, experts or other professional advisers or experts.

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(d)
Without prejudice to the generality of the provisions of section (c) above or section (e) below, the Agent shall be entitled at any time to engage and pay for the services provided by any solicitors acting as independent legal advisers to the Agent (separately from any solicitors engaged by the Lending Entities) should the Agent reasonably consider this necessary.
(e)
The Agent may rely on the advice and services provided by any lawyers, accountants, tax advisers, experts or other professional advisers or experts (whether received by the Agent itself or by any other Party) and shall not be liable for any damages, costs or losses incurred by any person, nor for any diminution in value or liability of any kind that it may incur as a result of having relied on such advice or such services.
(f)
The Agent may act in relation to the Financing Documents through its officers, employees, authorised representatives and agents.
(g)
Unless expressly provided otherwise in a Financing Document, the Agent may disclose to the other Parties any information which, in its opinion, it has received in its capacity as Agent.
(h)
Notwithstanding any provision to the contrary in the Financing Documents, the Agent shall not be obliged to take any action which, in its opinion, might constitute a breach of any applicable legal regulations or of its duty of confidentiality.
(i)
Notwithstanding any provision to the contrary in any Financing Document, the Agent shall not be obliged to incur any expense or to put its own funds at risk, or to assume any financial liability in any other way, in the performance of its duties, obligations or the responsibilities entrusted to it, nor in the exercise of any right, power, authorisation or authority, where it has sufficient grounds to reasonably believe that it has not been assured of the reimbursement of such funds or provided with a commitment to indemnify or a guarantee on adequate terms to cover the aforementioned risks or liabilities.
14.7
Responsibility for documentation

The Agent shall not be liable :

(a)
the sufficiency, truthfulness or accuracy of the information (whether oral or written) provided by the Agent, an Obligor, or by any other person in, or in connection with, any Financing Document or in the context of the transactions contemplated in the Financing Documents or in any other contract, agreement or document entered into, reached or signed prior to, under or in connection with any Financing Document; or
(b)
the legality, validity, effectiveness, suitability or enforceability of any Financing Document, or of any other contract, agreement or document entered into, reached or signed prior to, under or in connection with any Financing Document; or
(c)
to verify whether any information provided, or to be provided, to any Financial Party is private information the use of which may be regulated or prohibited by any

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applicable law or regulation relating to the misuse of inside information or of any other kind.
14.8
No Duty of Control

The Agent shall not be obliged to investigate:

(a)
whether or not any Breach has occurred;
(b)
whether any of the Parties has complied with or breached their obligations under any Financing Document; or
(c)
whether any other event specified in any Financing Document has occurred.
14.9
Exclusion of liability
(a)
Without in any way limiting the provisions of paragraph (b) below (and without prejudice to any other provision contained in any Financing Document pursuant to which the Agent’s liability is excluded or limited), the Agent shall not be liable for:
(i)
any damages, costs or losses incurred by any person, or for any diminution in value or liability of any kind which it may incur as a result of having taken, or failed to take, any action under, or in connection with, any Financing Document, unless such damages, costs or losses have been caused directly as a result of gross negligence or wilful misconduct on its part;
(ii)
to exercise, or not to exercise, any right, power, authorisation or authority granted to it under, or in connection with, any Financing Document or any other contract, agreement or document entered into, concluded or signed prior to, under or in connection with any Financing Document, except in the event of gross negligence or wilful misconduct on its part; or
(iii)
without prejudice to the generality of the provisions set out in sections (i) and( ii) above, any damages, costs or losses incurred by any person, any diminution in value or any liability of any kind (including, without limitation, for negligence or any other category of liability whatsoever, but excluding for these purposes any claim arising from any wilful misconduct on the part of the Agent) arising from:
(A)
any act, event or circumstance beyond its reasonable control; or
(B)
general risks associated with investment or the ownership of assets in any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liabilities arising as a consequence of any nationalisation, expropriation or other administrative acts; any exchange control regulations, currency devaluation or fluctuations; any market conditions affecting the execution or settlement of transactions or the value of assets (including any Event of Interruption); any breakdown, failure or

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malfunction of any transport, telecommunications or IT services or systems operated by third parties; any natural disasters or events of force majeure; wars, terrorist acts; situations of insurrection or revolution; as well as any strikes or industrial action.

(b)
Neither Party (other than the Agent) may bring any proceedings against the directors, officers, representatives, authorised agents or employees of the Agent in respect of any claim they may have against the Agent or in respect of any act or omission of any kind on their part in connection with any Financing Document.
(c)
The Agent shall not be liable for any delay (and the consequences arising therefrom) in the payment of such sums as, in accordance with the Financing Documents, are to be distributed by the Agent, provided that the Agent has taken all necessary measures (and at the appropriate time) to comply with applicable regulations or the operational instructions of the clearing and settlement systems used by the Agent for that purpose.
(d)
The Agent shall not be obliged to carry out on behalf of any Lending Entity:
(i)
any customer identification procedures (know your customer), nor any other checks of any kind in relation to any person; or
(ii)
any verification regarding the possibility that any transaction contemplated in this Agreement may be unlawful for any Lending Entity,

and each of the Lending Entities confirms to the Agent that they shall be solely responsible for carrying out any checks that need to be performed and that they shall not be entitled to rely on the procedures carried out by the Agent for that purpose.

(e)
Without prejudice to any provision set out in any Financing Document for the purpose of excluding or limiting the Agent’s liability, any liability arising for the Agent under, or in connection with, any Financing Document shall be limited to the amount corresponding to the specific losses incurred (calculated by reference to the date on which the relevant breach by the Agent occurred or, if later, the date on which such losses arose as a consequence of that breach), without taking into account for these purposes any particular conditions or circumstances known to the Agent at any time and which increase the amount of the said losses. The Agent shall not be liable under any circumstances for any loss of income, goodwill, reputation, business opportunity or anticipated savings, or for special, exemplary, indirect or consequential damages, regardless of whether or not the Agent has been warned of the possibility of incurring such damages or losses.
14.10
Indemnification of the Lending Entities to the Agent

Each of the Lending Entities (in proportion to its share in the Loans or, if such share is zero, in the proportion existing immediately prior to its reduction to zero) shall indemnify the Agent within three (3) Business Days immediately following receipt of a request to that effect, against any expense, loss or liability (including, without limitation, for negligence or any other form of liability whatsoever) incurred by the Agent (provided that such has not

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been caused as a result of the Agent’s own gross negligence or wilful misconduct) (or, in the case of any expense, loss or liability under Clause17.9 (Interruption of Payment Systems, etc.), including in the event of negligence, gross negligence or any other form of liability on the part of the Agent, excluding for these purposes any claim arising from any wilful misconduct on the part of the Agent) whilst acting as Agent under the Financing Documents (except where any Obligor has reimbursed the Agent for the relevant amounts in accordance with a Financing Document ).

14.11
Termination of the Agent
(a)
The Agent may resign from its appointment and designate one of its Affiliates operating through an office in Spain as the new Agent, subject to prior notification to the Lending Institutions and the Obligors’ Agent.
(b)
Alternatively, the Agent may resign from its appointment by giving thirty (30) days’ notice to the Lending Institutions and the Obligors’ Agent, in which case the Majority of Lending Institutions (after consulting with the Obligors’ Agent) may appoint a new Agent.
(c)
If the Majority of Lending Institutions has not appointed a new Agent in accordance with the foregoi (b) within thirty (30) days of receiving the relevant notice of resignation, the outgoing Agent (after consulting with the Obligors’ Agent) may appoint a new Agent (operating through an office in Spain).
(d)
In the event that the Agent wishes to resign from their appointment on the grounds that (acting reasonably) their continued service in that capacity is no longer appropriate, and provided that it is authorised to appoint a new Agent in accordance with the terms set out in section (c) above, the Agent may (if it determines (acting reasonably) that it is necessary for the purpose of persuading the proposed new Agent to enter into this Agreement as an Agent) agree with the proposed new Agent to make amendments to this Clause13 (Agent) and to any other provision contained in this Agreement relating to the rights or obligations of the Agent on terms consistent with current market practice regarding the appointment and protection of such agents, together with any reasonable amendments in relation to the applicable agency commission that are consistent with the customary rates applicable to the new Agent, all such amendments being binding on the Parties.
(e)
The outgoing Agent shall, at its own expense, make available to the new Agent all documentation and information, and shall provide such assistance as the new Agent may reasonably request for the purposes of performing its duties as Agent under the Financing Documents. The Obligors’ Agent shall, within three (3) Business Days of being so requested, reimburse the outgoing Agent for the amounts corresponding to all costs and expenses (including, for these purposes, lawyers’ fees) reasonably incurred by the latter for the purpose of making the aforementioned documentation and information available to the new Agent and providing the assistance referred to.
(f)
The Agent’s resignation shall only take effect upon the new Agent’s acceptance of their appointment.

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(g)
As soon as the new Agent is appointed, the outgoing Agent shall be released from any obligations in relation to the Financing Documents (except in respect of its obligations under the preceding section (b) ), although it shall retain the right to benefit from the provisions of Clause8.3 (Indemnity to the Agent) and this Clause13 (Agent) (and the agency commission, if any, due to the outgoing Agent shall cease to accrue from (and shall be paid on) that date). The new Agent and the other Parties shall have the same rights and obligations towards one another as they would have had if the new Agent had been one of the original Parties to this Agreement.
(h)
Following consultation with the Obligors’ Agent, the Majority of Lending Entities may, by notice to the Agent, require the Agent to resign from their appointment in accordance with the provisions of the preceding paragraph (b) . In such an event, the Agent shall resign from their appointment in accordance with the provisions of the preceding paragraph (b) .
(i)
The Agent shall resign from its appointment in accordance with the provisions of the preceding paragraph (b) (and, to the extent applicable, shall use its best endeavours to appoint a new Agent in accordance with the provisions of the preceding paragraph (c) ) if, on (or after) the date falling three (3) months prior to the earliest FATCA Application Date in relation to any payment made to the Agent under the Financing Documents, any of the following circumstances arises:
(i)
a Lending Entity reasonably believes that the Agent will not have (or will cease to have) FATCA Exempt Party status on or after such FATCA Application Date;
(ii)
it appears from the information provided by the Agent that the Agent will not have (or will cease to have) FATCA Exempt Party status on or after such FATCA Application Date; or
(iii)
the Agent notifies the Obligors’ Agent and the Lending Entities that it will not have FATCA Exempt Party status (or will cease to have it) on or after the said FATCA Application Date;

and (in any event) the Obligors’ Agent or a Lending Institution reasonably believes that any of the Parties will be required to make a FATCA Withholding, which would not have been required had the Agent been a FATCA Exempt Party, and the Obligors’ Agent or such Lending Institution requires the Agent to resign by giving express notice to that effect.

(j)
The new Agent appointed or designated in accordance with the preceding paragraphs shall be appointed or designated simultaneously as an ‘Agent’ under the Framework Agreement for Circulating Funds.
14.12
Confidentiality
(a)
The actions carried out by the Agent shall be deemed to have been performed by the division responsible for managing agency functions in similar transactions. That division shall be regarded as an entity independent of the Agent’s other divisions or departments.

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(b)
Should any of the Agent’s other divisions or departments receive any information, such information shall be regarded as the proprietary and confidential information of that division or department and, consequently, shall not be deemed to have been received by the Agent.
14.13
Relationship with Lending Entities
(a)
The Agent may treat the person listed in its records as the Lending Entity at the start of each working day (at the location corresponding to the Agent’s head office, as notified to the Financial Parties at any time) as the Lending Entity acting through its Financing Office:
(i)
authorised to receive, or responsible for making, any payment due in connection with any Financing Document on that day; and
(ii)
empowered to receive, and to act upon receipt of, any notice, request, document or communication, or to make any decision or adopt any resolution pursuant to any Financing Document executed or granted on such day, unless the Lender has given notice to the contrary at least five (5) Business Days in advance, in accordance with the terms of this Agreement.

(b)
Any Lending Entity may notify the Agent of the appointment of a contact person to receive on its behalf all notifications, communications, information and documents to be delivered (or sent) to such Lending Entity pursuant to the Financing Documents. The notification shall specify the address, fax number and (where communication by email or other electronic means is permitted in accordance with Clause19.5 (Electronic Communication)), the email address and/or any other information required to enable the transmission and receipt of information by such means (and, in each case, the department or contact person, if any, to whom the communication is to be addressed), and shall be deemed to constitute notification by the said Lending Institution of an alternative address, fax number, email address, department and contact person, for the purposes of Clause19.2 (Addresses) and sub-clause (a)( ii) of Clause19.5 (Electronic Communication), and the Agent may regard that person as authorised to receive all the aforementioned notifications, communications, information and documents as if they were the Lending Entity itself.
14.14
Credit assessment by the Lending Institutions

Without prejudice to the liability of any Obligor for the information provided by it or on its behalf in relation to any Financing Document, each of the Lending Entities confirms to the Agent that it has been, and shall continue to be, solely responsible for conducting its own independent assessment and investigation of all risks arising from, or relating to, any Financing Document, including, by way of example:

(a)
the financial position, status and nature of each member of the Group;
(b)
the legality, validity, effectiveness, suitability or enforceability of any Financing

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Document and of any other contract, agreement or document previously granted, executed or entered into pursuant to, or in connection with, any Financing Document;
(c)
whether such Lending Entity has recourse, and the nature and extent of such recourse, against any Party or against any of their respective assets under, or in connection with, any Financing Document, the transactions contemplated by the Financing Documents or any other contract, agreement or document previously executed, entered into or signed pursuant to, or in connection with, any Financing Document; and
(d)
the adequacy, accuracy or completeness of any other information provided by the Agent, by any Party or by any other person under, or in connection with, any Financing Document, the transactions contemplated by any Financing Document or any other contract, agreement or document previously executed, entered into or signed pursuant to, or in connection with, any Financing Document.
14.15
Set-off against amounts payable by the Agent

If any Party owes an amount to the Agent under the Financing Documents, the Agent shall be entitled, upon notice to such Party, to set off such amount against any payments which the Agent is obliged to make to the Party concerned, and to apply the amount so set off towards the payment of the amount owed. In such a case, the Party concerned shall be deemed to have received in full the amount that was initially to be paid by the Agent.

15.
MANAGEMENT OF THE BUSINESS BY THE FINANCIAL PARTIES

None of the clauses of this Agreement constitutes:

(a)
an interference with the right of any of the Financial Parties to manage their affairs (tax or otherwise) as they see fit;
(b)
an obligation on the part of any of the Financial Parties to investigate or claim any credit, relief, exemption or refund available to them, or the scope, order and manner of any such claim; or
(c)
an obligation on the part of any of the Financial Parties to disclose information relating to their affairs (whether of a tax nature or otherwise) or t te any calculations they make for tax purposes.
16.
REDISTRIBUTION OF PAYMENTS
16.1
Payments made to the Financial Parties
(a)
Subject to the provisions of paragraph (b) below, in the event that a Financial Party (“Receiving Financial Party”) receives or recovers any amount from the Obligors by means other than those provided for in Clause17 (Payments) and applies such amount to satisfy payments due under the Financing Documents, then:
(i)
the Receiving Financial Party shall, within the three (3) Business Days

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immediately following, notify the Agent of the details of the amounts received or recovered;
(ii)
the Agent shall determine whether the amount received or recovered exceeds the amount which the Receiving Finance Party would have been entitled to receive in accordance with Clause17 (Payments), without taking into account any Taxes to which the Agent would be subject in connection with the receipt, recovery or distribution of the amounts in question; and
(iii)
the Receiving Financial Party shall, within three (3) Business Days following the Agent’s request to that effect, pay the Agent an amount (the “Distributable Payment”) equal to the difference between the amount received or recovered and the amount that would actually have been due to the Receiving Financial Party had it made the distribution in accordance with Clause17 (Payments).
(b)
For the avoidance of doubt, the provisions of paragraph (a) above shall not apply to any amount obtained from CESCE, ICO or FEI under the relevant CESCE Policies, ICO Guarantees or FEI Guarantees.
16.2
Redistribution of payments

The Agent shall treat the Distributable Payment as an amount paid by the Obligor in question and, consequently, shall distribute it amongst the Financial Parties (other than the Receiving Financial Party) (the “Distributing Financial Parties”) in accordance with Clause17.6 (Partial Payments) in satisfaction of the obligations of that Obligor towards the Distributing Financial Parties.

16.3
Rights of the Receiving Financial Party

In relation to distributions made by the Agent in accordance with Clause15.2 (Redistribution of payments), the amount corresponding to the Distributable Payment shall not be deemed to have been paid by the Obligor to the Receiving Financial Party.

16.4
Refunds

In the event that any Distributable Payment delivered by a Receiving Financial Party is to be returned to the Obligor and is reimbursed by such Receiving Financial Party, then:

(a)
each Distributing Financial Party that has received any amount of the Distributable Payment in accordance with Clause15.2 (Redistribution of payments) shall, upon the Agent’s request, pay to the Agent, for delivery to the Receiving Financial Party, an amount equal to the amount it received in the Distributable Payment (together with an amount proportional to any interest or compensation which, where applicable, the Receiving Financial Party would have to repay to the Obligor) (the “Redistributed Amount”); and
(b)
for the purposes of the relationship between the relevant Obligor and the Distributing Financial Party, the amount corresponding to the Redistributed Amount shall not be regarded as an amount paid by the Obligor.

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16.5
Exceptions
(a)
This Clause15 (Redistribution of payments) shall not apply to the extent that the Receiving Financial Party does not become the holder, once the payments required in accordance with this Clause15 (Redistribution of payments) have been made, of an enforceable claim against the Obligors.
(b)
A Receiving Financial Party shall not be obliged to share with the other Financial Parties any amounts it may have received as a result of any judicial or arbitration proceedings in the event that:
(i)
it has notified the other Financial Parties of the commencement of such proceedings; and
(ii)
the remaining Financial Parties have had the opportunity to participate in such proceedings but have failed to do so within a reasonable period of time, having been duly notified, and have not initiated any separate legal or arbitration proceedings.
17.
ACCESSION OF NON-SIGNATORY LENDING ENTITIES AND TH
(a)
Prior to the Signing Date, the Obligors have invited all Lending Institutions to sign this Agreement and the applicable Global Financing Documents to which they are to be a party.
(b)
Notwithstanding that the Non-Signatory Lending Institutions have not signed this Agreement on the Signing Date, the Non-Signatory Lending Institutions shall become parties to this Agreement and to the other Global Financing Documents to which they are required to be parties for all legal and contractual purposes on the earlier of the following dates:
(i)
the date on which they accede to this Agreement pursuant to the Letters of Election; and
(ii)
the date of issue of the Order of Approval,

all in accordance with the provisions of the Restructuring Plan.

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SECTION 7
ADMINISTRATION

18.
PAYMENTS
18.1
Payments to the Agent
(a)
On each date on which an Obligor is required to make a payment under any Financing Document, such Obligor shall make the relevant amounts available to the Agent (unless otherwise provided in the Financing Documents) with a value date of the day on which the payment is due, at the time and in the manner specified by the Agent as customary at that time for the settlement of transactions in the relevant currency at the place of payment.
(b)
Payments to the Agent shall be made to the account specified by the Agent from time to time.
18.2
Distributions by the Agent and proportionality of payments
(a)
Any payment received by the Agent in accordance with the Financing Documents for distribution to other Parties, and subject to the provisions of Clause17.4 (Distributions to an Obligor) and Clause17.5 (Return of payments), shall be made available by the Agent to the relevant Party as soon as possible and to the account that such Party has notified to the Agent five (5) Business Days prior to the date on which the payment is due.
(b)
All payments of principal and/or interest received by the Lending Institutions, whether through the Agent or by any other means (including the exercise of a right of set-off), must be proportional to their respective share of the outstanding Loans. Any Lending Entity receiving payments in respect of any Loan that do not comply with such proportionality shall immediately make the total payment received available to the Agent for the purposes of appropriate redistribution amongst the Lending Entities in accordance with the provisions of Clause15 (Redistribution of payments).

Without prejudice to the exception set out in the following paragraph, the proportionality regime provided for in this section shall also apply in the event that any of the Lending Institutions has received a sum greater than the other Lending Institutions pursuant to Article 280.7 of the Insolvency Act, unless such institution, prior to filing for insolvency proceedings against the Obligor in question, had offered the other Lending Entities the possibility of filing a joint application for insolvency proceedings through the Agent and such joint application had not been agreed by the Majority of Lending Entities within a maximum period of five (5) Business Days. To this end, the Lending Entities agree that, subject to the agreement of the aforementioned majority of Lending Entities to that effect, the Agent may file for the declaration of insolvency of such Obligor on behalf of and for the account of those Lending Entities that voted in favour of the application for the Obligor’s insolvency.

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Furthermore, the Lending Institutions expressly agree that the proportionality regime provided for in this Clause17.2 (Distributions by the Agent and proportionality in payments) shall not apply to any amounts of principal and/or interest that may, where applicable, to be received by any Lending Entities which, in the event of an Obligor’s insolvency and pursuant to Article 281.5 of the Insolvency Act, should be considered subordinated creditors because they are determined to be persons specially related to the Obligor declared insolvent.

(c)
The proportional distribution rule described in section (b) above shall not apply:
(i)
in the event of the mandatory early repayment provided for in Clause5.3 (a) (Illegality), in which case the corresponding payment shall be made exclusively to the affected Lending Institution;
(ii)
to payments made from the *** Account, in which case the corresponding payment shall be made exclusively to the Lending Institutions participating in the Loan Agreements (New Money); and
(iii)
payments made from the Cash Sweep Account, in which case the corresponding payment shall be made exclusively to the Lending Institutions participating in the Loan Agreements (Old Money).
18.3
Application by the Lending Institutions of the principal amounts received
(a)
Subject to the provisions of paragraphs (b) and (c) below, any principal amount received by a Lending Entity in accordance with the provisions of Clause17.2 (Distributions by the Agent and Proportionality of Payments) above shall be applied by that Lending Entity to its Loans in proportion to the outstanding principal balance corresponding to such Loans that is liquid, due and payable on the date of application.
(b)
Exceptionally, amounts received by way of early repayment shall be applied by each Lending Institution in accordance with the following order of priority
(i)
first, to its Loans (New Money); and
(ii)
second, to its Loans (Old Money), and within these, in the case of Lending Institutions (Alternative):
(A)
first, to their Loans (Tranche A); and
(B)
second, to its Loans (Standard Terms) and its Loans (Tranche B Terms) (excluding Loan Agreements (Interest-Bearing Loans)), pro rata amongst them; and
(iii)
thirdly, and in any event subject to the “Affected Debt” of “Class 2” and “Class 3” (as these terms are defined in the Restructuring Plan), to its Loan Agreements (Interest-Bearing Loans),

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in each of the preceding sections, the amounts shall be distributed amongst the Loans included in that section in proportion to the outstanding balance of the liquid, past due and payable principal corresponding to the Loans in that section on the date of application.

(c)
Each Lender Guaranteed by ICO may amend the application rules set out in paragraphs (a) and (b) above, if required by its ICO Framework Agreements or the ICO Regulations.
18.4
Distributions to a Debtor

The Agent may (with the consent of the Obligor or in accordance with the18 ) set off or apply towards the payment of amounts due by any Obligor under the Financing Documents any amount received by the Agent for distribution or delivery to such Obligor.

18.5
Return of payments
(a)
In respect of any sum paid to the Agent for delivery to another Party, the Agent shall not be obliged to distribute such sum until it has been able to verify to its satisfaction that the corresponding amount has been effectively received.
(b)
If the Agent advances or distributes any amount and it is subsequently established that the Agent did not in fact receive the corresponding sum, the party obliged to deliver the amounts giving rise to the advance made by the Agent shall immediately deliver the relevant amount to the Agent and pay interest equal to the cost of obtaining the funds by the Agent. Such interest shall be calculated on the basis of the number of days elapsing between the date on which the funds should have been received by the Agent and the date of their actual receipt.
(c)
In particular, in accordance with the provisions of Article 1170 of the Civil Code, should any cheque or draft handed over by the Obligors to the Agent prove to be dishonoured, such delivery shall not constitute payment, nor shall it therefore release the Obligors from their obligations; furthermore, if the Agent has made the agreed payments to other Financial Parties, this shall entitle the Agent to claim reimbursement from the latter.
18.6
Partial payments
(a)
In the event that the Agent receives an amount insufficient to satisfy the totality of the liquid, due and payable sums in accordance with the Financing Documents, the Agent shall apply such amount to the satisfaction of the corresponding obligations in accordance with the following order:
(i)
first, to the pro rata payment of any outstanding amounts due to the Agent, in that capacity, under the Financing Documents;
(ii)
second, to the payment of default interest accrued under the (New Money) Loans and (Tranche A) Loans, such Loans being allocated in proportion to their respective outstanding balances that are due and payable on that date;

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(iii)
third, the payment of ordinary interest accrued under the Loans (New Money) and Loans (Tranche A), such Loans being allocated in proportion to their respective outstanding balances, due and payable on that date;
(iv)
fourth, to the payment of fees and commissions;
(v)
fifth, the payment of expenses and taxes;
(vi)
sixth, to the payment of compensation and cost increases;
(vii)
seventh, the payment of enforcement costs and legal costs;
(viii)
eighth, the payment of amounts due in respect of principal (together with any applicable Early Repayment Charges, pro rata to the corresponding amount) under the Loan Agreements, the application of which must at all times comply with the provisions of Clause17.3 (Application by the Lending Entities of principal amounts received).
(ix)
ninth, the payment of default interest accrued under the Loans (Standard Terms) and the Loans (Tranche B), such amounts being allocated in proportion to the outstanding balance of the principal that is liquid, due and payable on that date;
(x)
tenth, the payment of ordinary interest accrued under the Loans (Standard Terms) and the Loans (Tranche B), such amounts being apportioned in proportion to the outstanding principal balance that is due and payable on that date; and
(xi)
eleventh, the pro rata payment of any other amounts due under the Financing Documents.
(b)
The Agent shall alter the order set out in paragraphs (a)(i) to (a)(xi) above if so instructed by the Majority of Lending Institutions.
(c)
Payments shall be allocated first to the oldest debts; under no circumstances shall the allocation of payments to specific debts be construed as a waiver of other debts, even if they are older and arise from the same or a different source, unless such a waiver is expressly stated by the Lending Entities.
18.7
Prohibition on set-off by the Obligors

All payments to be made by the Obligors pursuant to the Financing Documents shall be calculated and made without taking into account (or applying) any deduction for taxes, set-offs, withholdings or any other item to which they may be entitled.

18.8
Business Days
(a)
Any payment under the Financing Documents due on a day that is not a Business Day shall be made on the immediately following Business Day, unless such day falls within the following calendar month, in which case it shall be made on the Business Day immediately preceding that day.

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(b)
During any extension of the date on which any payment of principal or any Outstanding Amount under this Agreement is due, interest shall accrue on the principal or the Outstanding Amount at the rate applicable on the original date on which the relevant payment was due.
18.9
Interruption of Payment Systems, etc.

In the event that the Agent considers, in its opinion, that an Event of Disruption has occurred, or the Obligors’ Agent notifies the Agent of the occurrence of an Event of Disruption:

(a)
the Agent may consult with the Obligors’ Agent (and shall do so if the Obligors’ Agent expressly requests it) regarding the measures to be adopted in relation to the operation or administration of the Financing Documents, taking into account the prevailing circumstances;
(b)
the Agent shall not be obliged to consult in advance with the Obligors’ Agent regarding any of the measures referred to in the preceding paragraph (a) if, in its opinion, and given the circumstances of the case, this is not feasible. Furthermore, and in any event, the Agent shall not be obliged to act in accordance with the Obligors’ Agent’s instructions in this regard;
(c)
the Agent may consult with the Lending Entities regarding any of the measures referred to in the previous section (a) , although it shall not be obliged to carry out such consultation if, in its opinion, it is not possible to do so given the existing circumstances;
(d)
the Agent shall inform the Obligors’ Agent and the Financial Parties of the measures to be adopted prior to their implementation;
(e)
any measures agreed between the Agent and the Obligors’ Agent (even if it has not been possible to definitively determine the occurrence of an Event of Default) shall be binding on the Parties as if they constituted a novation (or, where applicable, a waiver) of the terms set out in the Financing Documents, without prejudice to the provisions of Clause22 (Amendments and Waivers);
(f)
the Agent shall not be liable for any damage, costs or loss suffered by any person, nor for any diminution in value or liability of any kind (including, without limitation, those arising from its negligence, gross negligence or any other form of liability, excluding for these purposes any claim arising from any wilful misconduct on the part of the Agent) resulting from the taking (or omission) of any action in accordance with, or in relation to, this Clause17 (Payments); and
(g)
the Agent shall notify the Lending Entities of all measures agreed in accordance with the provisions of section (d) above.
18.10
Erroneous Payments
(a)
If the Agent makes any payment to another Party and subsequently notifies that Party that the payment was an Erroneous Payment, the Party to whom the Agent

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has paid such amount must immediately (and without any further requirement) return it in full to the Agent.
(b)
Whether or not arising from this Clause17.10 (Erroneous Payments):
(i)
the obligations of any Party towards the Agent; and
(ii)
any right of the Agent,

in relation to an Erroneous Payment, shall not be affected in any way by any act, omission, circumstance or matter which (except as provided in this paragraph (b) ) might reduce, discharge or prejudice such obligations or rights.

(c)
All payments that a Party is required to make to the Agent (whether as a result of this Clause17.10 (Erroneous Payments) or for any other reason) in connection with an Erroneous Payment shall be calculated and made without (and shall be free from any deduction or reduction relating to) any right of set-off or claim.
(d)
For the purposes of this Agreement, “Erroneous Payment” means any payment made by the Agent to another Party which the Agent determines (in its sole discretion) to have been made in error.
19.
SET-OFF
(a)
The Obligors expressly authorise each of the Financial Parties to apply any balances in their favour held with the Financial Parties, whether in current, savings, credit, fixed-term or any other present or future deposit accounts, towards the payment of any amounts due, payable and outstanding by them under the Financing Documents. Such authorisation includes the conversion by any Financial Party from one currency to another at a market exchange rate in the ordinary course of its business.
(b)
With regard to securities of all kinds deposited with the Financial Parties by any of the Obligors, the latter authorise the former, to the extent legally possible, to proceed with their sale in order to offset, with the proceeds obtained, the obligations assumed by the Obligors under the Financing Documents. To this end, the Obligors empower the Financial Parties to sign and execute any document that may be necessary or expedient and on such terms as they deem appropriate, and expressly authorise them to engage in self-dealing.
20.
NOTIFICATIONS
20.1
r written communications

All requests, notifications, notices and communications in general relating to the Financing Documents or arising therefrom, and for which no specific formality is required, shall be deemed to have been duly made when, with the necessary advance notice, they are sent by letter or fax.

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20.2
Addresses

The addresses and fax numbers (and, where applicable, the persons or departments) to which any requests, notifications, notices and communications in general must be addressed are those set out in ANNEX 10 (Notifications).

Any change to the addresses specified in this Contract shall have no effect until it has been duly notified to the Agent or the Obligors’ Agent, as the case may be, at least five (5) Business Days in advance.

20.3
Delivery
(a)
Any request, notification, notice and communication in general relating to the Financing Documents (or arising therefrom) shall only be effective:
(i)
in the case of a fax, when it has been received in a legible form; or
(ii)
in the case of letters, when received by the addressee concerned at the relevant address, or five (5) Business Days after posting at a post office or courier service,

and, in any event, provided that they are addressed to the departments, offices and contact persons listed in Clause19.2 (Addresses).

(b)
Any communication or document to be sent or delivered to the Agent shall only take effect upon receipt by the Agent, and, therefore, only if it has been expressly specified that the relevant recipient is the department or contact person identified in Clause19.2 (Addresses), or, where applicable, any alternative department or contact person that the Agent may have designated for this purpose.
(c)
All notifications received from, or addressed to, any Obligor shall necessarily be channelled through the Agent, who in turn shall forward them to the Lending Entities as set out in this Agreement, it being understood that, once received by the Agent, they shall also be deemed to have been received by the Lending Entities.

Likewise, general communications relating to this Agreement and those referring to it as a whole that are to be issued by the Lending Entities and addressed to the Obligors shall necessarily be channelled through the Agent.

(d)
Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause19.3 (Delivery) shall be deemed to have been made or delivered to each of the Obligors.
(e)
Any communication or document that is effective, in accordance with the provisions of sections (a) to (d) above, after 5:00 p.m. at the place where it is received, shall be deemed to be effective only on the following day.
20.4
Notification of address and fax number

As soon as the Agent changes their address or fax number, they shall notify the other Parties in a timely manner.

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20.5
Electronic communication
(a)
Any communication between any two Parties under, or in connection with, the Financing Documents may be made by email or other electronic means provided that the said two Parties expressly agree to this form of communication between them (and unless at any time either of them decides otherwise and notifies the other accordingly) and provided that both Parties:
(i)
provide each other in writing with their email addresses and/or any other information required to enable the sending and receiving of information by such means; and
(ii)
notify each other of any change to their email address or any other information previously provided by them at least five (5) Business Days in advance.
(b)
Any electronic communication between the two Parties shall only take effect from the moment it is actually received in a legible format and, in the case of any electronic communication made by a Party to the Agent, only if it is addressed in the manner specified for that purpose by the Agent.
(c)
Any electronic communication that is effective, in accordance with the provisions set out in paragraph (b) above, after 5:00 p.m. at the place where it is received, shall be deemed to be effective only on the following day.
20.6
Language

All requests, notifications, notices, communications and any other documents in general that refer to, or are delivered in connection with, the Financing Documents or arise therefrom shall be drafted in Spanish , except in the case of Security Documents created over assets situated outside Spain, in which case such communications shall be drafted in English .

21.
PARTIAL INVALIDITY

If at any time any provision contained in a Financing Document is deemed unlawful, void or unenforceable under the laws of any competent jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement, or the legality, validity or enforceability of such provision under the laws of any other competent jurisdiction, shall not be affected or impaired in any way by such circumstance.

22.
RESERVATION OF RIGHTS

Any failure or delay on the part of the Agent or any of the Financial Parties to exercise any right or take any action under a Financing Document shall not be deemed a waiver by any of them nor a ratification of the terms of the Financing Documents. Under no circumstances shall the terms of any Financing Document be deemed to have been ratified by a Financial Party unless such ratification is made in writing. The single or partial exercise of any right or remedy shall not preclude the subsequent exercise of the same or the exercise of any other

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right or remedy. The rights and remedies set out in each of the Financing Documents are cumulative and do not exclude any rights or remedies provided for by law.

23.
AMENDMENTS AND WAIVERS
23.1
Amendments or specific waivers
(a)
The terms of the Financing Documents (except for the matters provided for in Clause22.2 (Matters Requiring Unanimity) and Clause22.3 (Other Exceptions) below) may only be amended (or their enforceability waived) by agreement of the Borrowers, the Guarantors (in those documents to which they are party) and the Majority of Lending Institutions.
(b)
Any decision which, in accordance with the provisions of the Financing Documents, must be taken by the Majority of Lending Institutions shall be binding on all Lending Institutions.
(c)
Subject to the provisions of paragraph (c) of Clause13.1 (Appointment of the Agent), once the consent of the Majority of Lending Institutions has been obtained, the Agent shall be authorised to execute the relevant amendment agreements or authorisation documents on behalf of and in the name of all the Lending Institutions (the latter waiving their right to appear in their own name and right).
(d)
Each Obligor consents to any modification or waiver of the enforceability of compliance (“waiver”) of any term of any of the Financing Documents agreed by the Agent on behalf of the Obligors.
23.2
Matters requiring unanimity

Notwithstanding the provisions of Clause22.1 ( Specific amendments or waivers)) , the prior consent of all Lending Institutions shall be required to amend or waive compliance with any term of any of the Financing Documents affecting any of the following matters:

(a)
the definition of “Majority of Lending Entities” set out in Clause1.1 (Definitions);
(b)
the extension of the period within which any amount is due and payable under the Financing Documents, except in the following cases:
(i)
where it relates to the terms of the Loan Agreements that have not been amended (or governed) under this Agreement, provided that such extension does not affect the rights of the other Lending Entities; and
(ii)
in respect of any agency commission payable by Wallbox Chargers to the Agent;
(c)
changes to the Borrowers or the Obligors that are not in accordance with the provisions of the Financing Documents (including, without limitation, as a result of a Permitted Disposal) ;
(d)
any modification of the scope or nature of the warranties and indemnities granted under Clause10 (First Demand Guarantee) and of any Security Interest in the

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Transaction;
(e)
any Clause expressly requiring the consent of all Lending Entities;
(f)
any amendment or decision relating to the definition of “Sanctions” set out in Clause1.1 (Definitions), in section29 (Sanctions) of ANNEX 13 (Representations), or in section35 (Sanctions) of ANNEX 15 (General Obligations); and
(g)
Clause5 (Terms Common to All Loan Agreements); sections8 (Cash-pooling) and30 (Bank Accounts) of ANNEX 15 (General Obligations), this Clause22 (Amendments and Waivers), Clause28 (Governing Law) or Clause29 (Jurisdiction).
23.3
Other exceptions

Notwithstanding the provisions of Clause22.1 (Amendments or specific authorisations (“waivers”)) above:

(a)
any amendment to the powers conferred on the Agent may not be made without the Agent’s consent;
(b)
the enforcement of the Security Interests in the Transaction must be approved by a Majority of Lending Institutions;
(c)
any amendment or waiver relating to the terms of the Loan Agreements that have not been amended (or governed) under this Agreement (or any other Financing Document) and that does not in any way affect the rights of the other Lending Institutions or the Financing Documents shall require only the prior consent of the relevant Lending Institution; and
(d)
any amendment or waiver which:
(i)
relates solely and exclusively to a type (or sub-class) of Loan Agreements (such as, for example, the Loan Agreements (Old Money) and, within these, the Loans (Standard Terms), the Loans (Tranche A) and the Loans (Tranche B)); and
(ii)
shall not in any way affect the rights or obligations of the other Lending Institutions and classes (or sub-classes) of Loan Agreements,

it shall require only the prior consent of the Lending Entities participating in that class (or sub-class) of Loan Agreements, adopted by unanimous agreement or a “majority” of such Lending Entities (applying “mutatis mutandis” the general decision-making regime provided for in this Agreement to the decision or matter in question).

For these purposes, “majority” shall mean the group of Lending Entities holding, in the class or sub-class of Loan Agreements in question, the shareholding specified in the definition of “Majority of Lending Entities” by reference solely to that class or sub-class.

24.
OPERATIONAL ISSUES

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(a)
The Obligors acknowledge and agree that, in order for the Lending Institutions to be able to take the necessary steps to fulfil their obligations under this Agreement, the operating systems habitually and necessarily used for such purposes must be available and functioning correctly, that is to say, the entire financial system and the human resources, computer, electronic or telematic systems and platforms (including, by way of example and without limitation, payment, clearing and cash and securities settlement systems, or systems for the communication and transmission of information), whether owned by the Lending Institutions themselves or by third parties (the “Operating Systems”).
(b)
The Obligors acknowledge and accept that, in accordance with Article 1.105 of the Civil Code, the Lending Entities do not guarantee the availability or proper functioning of the Operating Systems and that, therefore, the Lending Entities assume no liability, nor any obligation to pay compensation, for incidents of any kind (whether IT or security-related, failures, delays, errors or omissions), temporary or permanent suspensions of the Operating Systems, or for any other unforeseeable and/or unavoidable circumstance, incident or event, or force majeure, which affects or may affect the normal performance of their obligations under this Agreement.
(c)
Likewise, the Lending Entities acknowledge and accept the provisions of the preceding paragraph with regard to the Agent.
(d)
In the event that the Obligors are unable to make the payments due on the relevant payment dates in accordance with the provisions of this Agreement due to incidents affecting the Agent’s Operating Systems, the Lending Entities shall not hold the Obligors liable for the delay in payment, and the Obligors shall be obliged to make the payment as soon as operationally possible.
25.
VAT AND TAX ON TRANSFERS OF ASSETS AND DOCUMENTED LEGAL ACTS
(a)
The parties declare that this Contract constitutes a transaction subject to Value Added Tax, but exempt therefrom in accordance with Article 20.1, number 18, paragraph c) of Law 37/1992 of 28 December.
(b)
This Contract is not subject to Property Transfer Tax and Stamp Duty, in accordance with Articles 7.5 and 31.2 of the Consolidated Text of said Tax approved by Royal Legislative Decree 1/1993 of 24 September.
26.
CONFIDENTIALITY
26.1
Confidential Information

Each of the Financial Parties agrees to keep all Confidential Information confidential and not to disclose it, except to the extent permitted by Clause25.2 (Disclosure of Confidential Information) below, and to ensure that all Confidential Information is protected by the security measures and with the duty of care that it would apply to its own confidential information.

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26.2
Disclosure of Confidential Information

The Financial Parties may disclose:

(a)
to any of their Affiliates and related funds and to any of their directors, board members, employees, professional advisers, auditors, partners and Representatives, the Confidential Information that the Financial Party deems appropriate, provided that any person to whom the Confidential Information is to be disclosed in accordance with this paragraph (a) is informed in writing of its confidential nature and that all or part of such Confidential Information may be sensitive and affect any prices on organised securities markets, although this notification requirement shall not apply if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by confidentiality requirements in relation to the Confidential Information;
(b)
to any central bank or federal reserve in favour of which a Financial Party has created any charge, lien or Security Interest over the Financial Parties’ rights under the Financing Documents, such Confidential Information as that Financial Party deems appropriate;
(c)
to any person generally:
(i)
to (or through) whom it assigns (or may potentially assign) all or any of its rights and/or obligations under one or more of the Financing Documents or who replaces it (or may potentially replace it) as Agent and, in any event, to any of the Affiliates, related funds, Representatives and professional advisers of such person;
(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation relating to, or any other transaction under which payments are to be, or may be, made in connection with, one or more Financing Documents and/or one or more Obligors, as well as to any of the Affiliates, linked funds, Representatives and professional advisers of such person;
(iii)
designated by any Financial Party or other person to whom the provisions of section (c) (i) or (( ii) above, to receive on their behalf communications, notices, information or documents delivered in accordance with the Financing Documents (including, without limitation, any person designated under section (b) of Clause13.13 (Relationship with Lending Entities));
(iv)
which invests in, or otherwise finances (or could theoretically invest in, or otherwise finance), directly or indirectly, any transaction referred to in sub-clause (c) (i) or (c)( ii) above;
(v)
to whom the information must be disclosed by order of a competent court or tribunal, or by any governmental, banking, tax or other regulatory authority, or similar body, by the rules of any securities market or in accordance with any applicable law or regulation;

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(vi)
to whom the information must be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative proceedings or any other investigation, proceeding or dispute;
(vii)
who is a Party; or
(viii)
with the consent of the Obligors’ Agent,

in each case, such Confidential Information as such Financial Party deems appropriate if:

(A)
in relation to the sections (c) (i) , (c)( ii) and (( iii) as set out above, the person to whom the Confidential Information is to be disclosed must have signed a Confidentiality Agreement, although such a Confidentiality Agreement shall not be required if the recipient of the information is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)
in relation to the previous section (c)( iv) , the person to whom the Confidential Information is to be disclosed has signed a Confidentiality Undertaking or is otherwise bound by confidentiality requirements in relation to the Confidential Information received, and is informed that all or part of such Confidential Information may be sensitive information and may affect any prices on organised securities markets; and
(C)
in relation to sections (c) (v) and ( (vi) above, the person to whom the Confidential Information is to be disclosed has been informed of its confidential nature and that all or part of such Confidential Information may constitute sensitive information and affect any prices on organised securities markets, although there shall be no disclosure requirement if, in the opinion of that Financial Party, it is not possible to do so in the prevailing circumstances;
(d)
to any person appointed by that Financial Party or by a person to whom the provisions of section (c) (i) or  (c)( ii) above apply, to provide administrative or settlement services in relation to one or more of the Financing Documents, including, but not limited to, in connection with the negotiation of any interest in relation to the Financing Documents, such Confidential Information as may be necessary to enable that service provider to perform any of the services referred to in this section ( provided that the latter has entered into a confidentiality agreement, substantially in the form of the so-called LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers published by the LMA, or any other model confidentiality undertaking agreed between the Obligors’ Agent and the relevant Financial Party;
(e)
to CESCE (and its directors, board members, employees, professional advisers, auditors, partners and Representatives) such Confidential Information as that Financial Party deems appropriate;

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(f)
to the competent court handling the judicial approval of the Restructuring Plan;
(g)
to any credit rating agency (including its professional advisers) such Confidential Information as may be necessary for that rating agency to carry out its ordinary rating activities in relation to the Financing Documents and/or the Obligors, provided that the agency to which the Confidential Information is to be disclosed is informed of its confidential nature and that all or part of such Confidential Information may constitute sensitive information and affect any quotations on organised securities markets; and
(h)
any general information regarding the Financing Documents or the functions performed by the Lending Entities within the framework of those documents that the Lending Entities may disclose for inclusion in industry-specific tables or rankings. The disclosure of any other additional information shall require the prior authorisation of the Obligors’ Agent, to be requested through the Agent.
26.3
Disclosure to numbering service providers
(a)
Any of the Financial Parties may disclose to any national or international numbering service provider appointed by that Financial Party to provide numbering services in relation to the Financing Documents and/or to one or more Obligors, the following information:
(i)
names of Obligors;
(ii)
country of residence of the Obligors;
(iii)
place of incorporation of the Obligors;
(iv)
the date of this Agreement;
(v)
28 ;
(vi)
name of the Agent;
(vii)
the date of each amendment and update to this Agreement;
(viii)
amount of the Loans;
(ix)
Currency;
(x)
Maturity Date (New Money);
(xi)
Maturity Date;
(xii)
changes to any information previously provided in accordance with sections (i) to (xi) above; and
(xiii)
the remaining information agreed between that Financial Party and the Obligors’ Agent,

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in such a way as to enable the numbering service provider to provide its standard number allocation services for syndicated loans.

(b)
The Parties acknowledge and agree that each identification number assigned to a Financing Document and/or to one or more Obligors by a numbering service provider, as well as the information associated with each of such numbers, may be disclosed to users of its services in accordance with the standard terms and conditions of the said numbering service provider.
(c)
Each Obligor represents that none of the information referred to in points (i) to( xiii) of section (a) above is, or will at any time be, sensitive unpublished information that may affect the prices of any securities issued and listed on organised markets.
(d)
The Agent shall notify the Obligors’ Agent and the other Financial Parties of:
(i)
the name of any numbering service provider appointed by the Agent in relation to a Financing Document and/or one or more Obligors; and
(ii)
the number or, where applicable, the numbers assigned to a Financing Document and/or to one or more Obligors by the aforementioned numbering service provider.
26.4
Entire Agreement

This Clause25 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Financial Parties under the Financing Documents concerning Confidential Information, and supersedes any prior agreement, whether express or implied, in relation to Confidential Information.

26.5
Inside Information

Each of the Financial Parties acknowledges that all or part of the Confidential Information is, or may be, sensitive information that may affect any quotations on organised securities markets, and that the use of such information may be regulated or prohibited by applicable law, including legislation relating to insider dealing and market manipulation, and each of the Financial Parties undertakes not to use any Confidential Information for any unlawful purpose.

26.6
Notification of disclosure

All Financial Parties agree (to the extent permitted by applicable laws and regulations ) to inform the Obligors’ Agent:

(a)
the circumstances relating to any disclosure of Confidential Information made in accordance with the provisions of sub-clauses (c) (v) of the preceding Clause25.2 (Disclosure of Confidential Information), except where such disclosure is made to any of the persons referred to in that sub-clause in the ordinary course of their supervisory or regulatory duties; and
(b)
upon becoming aware that Confidential Information has been disclosed in breach of

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the provisions of this Clause25 (Confidentiality).
26.7
Ongoing obligations

The obligations set out in this Clause25 (Confidentiality) are ongoing and, in particular, shall continue to apply and remain binding on all Financial Parties for a period of twenty-four (24) months from the earlier of the following dates:

(a)
the Termination Date; and
(b)
the date on which any of the Financial Parties ceases to hold such status in any other way.
27.
DATA PROTECTION
(a)
In order to provide the services and fulfil the obligations set out in this Agreement, it is necessary for the Parties to process personal data relating to their respective representatives or contact persons, as well as that of third parties – for example, employees, collaborators, or other persons performing a function or providing services for any other Party. Such data shall be limited to the minimum necessary for professional contact purposes and shall be processed by and under the responsibility of each Party for the purpose of managing, maintaining, developing and monitoring the contractual relationship between the Parties and for the fulfilment of their respective legal obligations.
(b)
The legal basis for the processing of the data is the legitimate interest of the parties in the maintenance, management and performance of this Contract, as well as the fulfilment of their legal obligations, and no disclosure to third parties is envisaged, unless this is essential for the performance and execution of the services covered by the Contract or is necessary to comply with a legal obligation.
(c)
The data subject to processing will be retained for the duration of this Contract and, where applicable, thereafter to the extent that contact and any commercial relations between the Parties are maintained.
(d)
Where the processing of personal data is no longer necessary for the purposes set out in this Clause26 (Data Protection), the data shall be retained by the Parties in a duly restricted form, which shall mean that neither Party shall carry out any processing other than its retention for the purposes of making it available to the competent public authorities, judges and courts or the Public Prosecutor’s Office; to address any potential liabilities arising from the contractual relationship or those related to data processing. The data shall be retained by the Parties in a blocked state for the periods provided for in the applicable legal provisions or, where applicable, for the limitation periods of actions arising from the contractual relationship between the Parties, with the data being physically deleted or completely anonymised once such periods have elapsed.
(e)
Data subjects whose personal data are provided by the Parties in accordance with the provisions of the preceding paragraphs may, at any time, exercise their rights of access, rectification, objection, erasure, portability, restriction of processing, and any

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other applicable rights, by means of a written request addressed to the addresses indicated on the web (Notifications).
(f)
Furthermore, data subjects have the right to seek the protection of the Spanish Data Protection Agency via its website www.aepd.es.

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SECTION 8
PUBLICATION, APPLICABLE LAW AND ENFORCEMENT

28.
Notarisation

The Parties shall deliver an original copy of this Agreement to the Notary of the Madrid Bar Association, Mr Francisco Miras Ortiz, for the purpose of having it notarised, at the place and on the date set out at the beginning of this document, with the corresponding notarial fees (including those relating to the issue of first copies (with or without enforceable effect)) to be borne by Wallbox Chargers.

29.
GOVERNING LAW

This Agreement and any non-contractual obligations arising therefrom shall be governed by and construed in accordance with Spanish law.

30.
JURISDICTION

To the extent that such submission is legally permissible, each party to this Agreement irrevocably submits, expressly waiving any jurisdiction that might otherwise apply, to the jurisdiction of the Courts and Tribunals of the city of Madrid (Spain) for the hearing and resolution of any claim that may arise from the performance or interpretation of this Agreement (including, for these purposes, any dispute relating to its existence, validity or expiry) and of the non-contractual obligations relating thereto.

[Signature pages and annexes follow]

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___________________________________ WALL BOX CHARGERS, S.L.U. AR ELECTRONICS SOLUTIONS, S.L.U. WALLBOX USA INC. COIL INC WALLBOX FRANCE SAS ELECTROMAPS, S.L.U.
P.p. ___________________________________ WALLBOX N.V.
P.p. ___________________________________ BANCO SANTANDER, S.A.	___________________________________ Banco Santander, S.A.
P.p. _____________________________________________ BANCO BILBAO VIZCAYA ARGENTARIA S.A.	P.p. __________________________________________________ BANCO BILBAO VIZCAYA ARGENTARIA S.A.
P.p. ___________________________________ CAIXABANK, S.A.	P.p.
P.p.

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___________________________________ EBN BANCO DE NEGOCIOS, S.A.	___________________________________ EBN BANCO DE NEGOCIOS, S.A.
P.p. ___________________________________ OFFICIAL CREDIT INSTITUTE, E.P.E.	P.p.
P.p. ___________________________________ CATALAN INSTITUTE OF FINANCE
P.p. ___________________________________ MORA BANC GRUP, S.A.	___________________________________ MORA BANC GRUP, S.A.
P.p. ___________________________________ SPANISH DEVELOPMENT FINANCE COMPANY, COFIDES, S.A., S.M.E. AS MANAGER IN ITS OWN NAME AND ON BEHALF OF THE FUND FOR INVESTMENTS ABROAD, F.C.P.J. (FIEX)	P.p. ___________________________________ SPANISH DEVELOPMENT DEVELOPMENT FINANCING, COFIDES, S.A., S.M.E. AS MANAGER IN ITS OWN NAME AND ON BEHALF OF THE FUND FOR FOREIGN INVESTMENTS, F.C.P.J. (FIEX)
P.p. ___________________________________ PALMER AGENCY SERVICES (SPAIN), S.L.U.

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ANEXO 1

LOAN AGREEMENTS

[Intentionally omitted]

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ANEXO 2

REPAYMENT SCHEDULE
Parte I

Amortisation schedule – general rule

[Intentionally omitted]

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Parte II

Repayment schedule – Scenario without CESCE/SETT

[Intentionally omitted]

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ANEXO 3

PRELIMINARY, , OR SIMULTANEOUS CONDITIONS
Parte I

Conditions Preceding or Concurrent with the signing of the Contract
1.
Copy of:
(m)
for each Spanish Original Obligor, a certified copy issued by the relevant Commercial Registry containing the following details: proof of its valid incorporation and existence, proof that the open registry file is current, composition of the board of directors, updated articles of association and absence of any situation of dissolution and/or insolvency proceedings, supplemented by copies of any documents pending registration in the Commercial Registry (if any) or which has been registered in the Commercial Register but does not appear in the certificate provided; and
(n)
in respect of each Original Obligor that is not Spanish, its deed of incorporation and its current articles of association (consolidated).
2.
A copy of the resolutions of the governing body of each Original Obligor (executed as a public deed in the case of Spanish Original Obligors):
(a)
approving the terms of the transactions contemplated in the Financing Documents;
(b)
granting powers of attorney for the execution of the Financing Documents; and
(c)
authorising certain persons to sign and deliver, on its behalf, any communications and notifications that must be delivered in relation to the Financing Documents to which it is a party.
3.
A copy of the shareholders’ resolutions or sole shareholder decisions of each Original Obligor (except Wallbox NV), where required or appropriate under the law of incorporation and/or the articles of association of such Original Obligor, approving the terms of, and the transactions contemplated by, the Financing Documents (in relation to each Spanish Original Obligor, with express reference to the authorisation under Article 160(f) of the Companies Act).
4.
Evidence of the opening of the Bank Accounts (including the authorisation structure and signatures required in accordance with the provisions of this Agreement).
5.
The documentation necessary to comply with anti-money laundering regulations and applicable “know your customer” procedures in relation to each Original Obligor.
6.
The Original Financial Statements.
7.
Certificate issued by an authorised representative of the Obligors’ Agent (in their own name and on behalf of each of the Obligors) with sufficient powers for this purpose, confirming that:
(a)
compliance with the Obligor Coverage Ratio;

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(b)
each of the copies provided by the Original Obligors in accordance with this Part I of the ANNEX 3 is correct, complete and matches the original in question;
(c)
the execution of the Financing Documents and the fulfilment of the transactions and obligations set out therein:

(i) would not constitute a breach of any restriction which, for these purposes, might apply to any Original Obligor; and

(ii) have been authorised by the creditors of the Original Obligors whose contracts so require; and

(d)
none of the Original Obligors is subject to the grounds for dissolution provided for in Article 363.1(d) of the Companies Act (or equivalent legislation).
8.
That there is no Event of Default nor is one foreseeable as a consequence of the signing of the Financing Documents (which the Obligors expressly confirm by signing this Agreement) .
9.
That all representations and warranties made under all the Financing Documents are true and accurate (which the Obligors expressly confirm by signing this Agreement).
10.
Execution of the remaining Financing Documents that are to be executed simultaneously with the signing of this Agreement (excluding the Security Documents relating to the Security Interests in the Transaction not governed by Spanish law and those governed by Spanish law which, in accordance with the terms of the Restructuring Plan, are not required to be executed on the Signing Date) and, where provided for in any Financing Document, that the Financing Document in question is countersigned or executed before a Notary.
11.
Receipt by the Signatory Lending Institutions (to their satisfaction) of copies of:
(a)
the financial model agreed between the Parties;
(b)
the updated report on the cash flow plan and the Group’s supplier payment containment management plan;
(c)
the signed Shareholders’ Bridge Loan Agreement; and
(d)
the signed Letter of Commitment to Invest.
12.
That the following have been signed:
(a)
the Restructuring Plan;
(b)
the Working Capital Framework Agreement; and
(c)
the Agreement between Creditors.
13.
Where applicable, a copy of any other Authorisation or other document, opinion or statement that the Agent deems necessary or desirable (if so notified to the Agent by the Obligors) in relation to the execution and performance of the transactions contemplated by

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the Financing Documents or for the validity and enforceability of any Financing Document.

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Parte II

Conditions required to be met by an Additional Guarantor
14.
Letter of Accession duly signed by the Additional Obligor, the Obligors’ Agent and the Agent.
15.
A copy of:
(a)
in the case of a Spanish Additional Obligor, a certified extract issued by the relevant Commercial Registry containing the following details: proof of its valid incorporation and existence, proof that the relevant registry entry is current, the composition of the board of directors, updated articles of association and confirmation that the company is not in a state of dissolution and/or subject to insolvency proceedings, supplemented by copies of any documents pending registration in the Commercial Registry (if any) or which has been registered in the Commercial Register but does not appear in the certificate provided; and
(b)
in the case of a Non-Spanish Additional Obligor, its deed of incorporation and its current articles of association (consolidated).
16.
A copy of the resolutions of the Additional Obligor’s board of directors (executed as a public deed in the case of a Spanish Additional Obligor):
(a)
approving the terms of the transactions set out in the Letter of Accession and the Financing Documents;
(b)
granting powers of attorney for the signing of the Letter of Accession; and
(c)
authorising certain persons to sign and deliver, on its behalf, any communications and notifications that must be delivered in relation to the Financing Documents to which it is a party.
17.
A copy of the shareholders’ resolutions or decisions of the sole shareholder of the Additional Obligor, in those cases where this is required or appropriate under the law governing the incorporation and/or the articles of association of said Additional Obligor, approving the terms of, and the transactions contemplated by, the Financing Documents to which the Additional Obligor is a party (in relation to a Spanish Additional Obligor, with express reference to the authorisation under Article 160(f) of the Companies Act).
18.
Certificate issued by an authorised representative of the relevant Additional Obligor with sufficient powers for this purpose, confirming that:
(a)
each of the copies indicated in this Part II of the ANNEX 3 is correct, complete and matches the original in question;
(b)
the execution of the Financing Documents and the performance of the transactions and obligations provided for therein:
(i)
would not constitute a breach of any restriction which, for these purposes, might apply to the Additional Obligor; and

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(ii)
have been authorised by the creditors of the Additional Obligor whose contracts so require; and
(c)
the Additional Obligor is not subject to the grounds for dissolution provided for in Article 363.1(d) of the Companies Act (or equivalent legislation).
19.
That the security interest in respect of all the shares or holdings representing the entire share capital of the Additional Obligor held by the Group company or companies has been validly created, is in full force and effect, and has been perfected (expressly including the completion of any necessary steps to that end).
20.
A copy of any other authorisation or other document, opinion or guarantee that the Agent deems necessary (provided that the Additional Obligor has been notified thereof and the reasons given) in relation to the subscription to and performance of the transactions contemplated by the Letter of Accession or for the validity and enforceability of any Financing Document.
21.
The documentation required to comply with the applicable anti-money laundering regulations and “know your customer” procedures relating to each Additional Obligor.
22.
If available, the Additional Obligor’s latest audited financial statements.
23.
If the Additional Obligor is:
(a)
a company domiciled in Spain, a legal opinion confirming that company’s capacity to become a party to the Financing Documents to which the Additional Obligor is a party, issued by Linklaters, S.L.P.; or
(b)
a company domiciled outside Spain, a legal opinion confirming that company’s capacity to become a party to the Financing Documents to which the Additional Obligor is a party, issued by Linklaters, S.L.P. (or, if that law firm does not have an office in that jurisdiction, a law firm of recognised standing specialising in the law of the relevant country), in both cases, to the satisfaction of the Lending Entities, on terms substantially similar to those included in the draft provided to the Lending Entities and accepted by them.

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ANEXO 4

SECURITY INTERESTS IN THE TRANSACTION

Provider of the Security	Security Interest	Applicable law
Wallbox NV

First-ranking general pledge over all (100%) of the shares representing the share capital of Wallbox Chargers and, once the company has been converted from a limited liability company to a public limited company, a first-ranking general pledge over all (100%) of the shares representing the share capital of Wallbox Chargers.

Spanish (common)
Wallbox Chargers	First-ranking Catalan pledge over all (100%) of the shares representing the share capital of Electromaps.	Spanish (Catalan)
Wallbox Chargers	First-ranking Catalan security over all (100%) of the shares representing the share capital of AR Electronics.	Spanish (Catalan)
Wallbox USA	First-ranking security interest over all (100%) of the shares or equity interests representing the share capital of Coil.	American
Wallbox Chargers	First-ranking real guarantee over 100% of the shares or equity interests representing the share capital of Wallbox France.	French
Wallbox Chargers	First-ranking security interest in all (100%) of the shares or equity interests representing the share capital of Wallbox USA.	US
Wallbox Chargers	First-ranking security interest in all ABL shares or equity interests held by Wallbox Chargers representing 80% of ABL’s share capital.	German
Wallbox Chargers	First-ranking Catalan pledge over the bank accounts.	Spanish (Catalan)
Wallbox NV	First-ranking Royal Guarantee on the Operating Account number *** opened at BNP Paribas SA, Netherlands Branch.	Dutch
Wallbox USA	First-ranking security interest in Operating Account number **** held at Bank of America.	US

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Provider of the Security	Security Interest	Applicable law
Group companies	First-ranking joint pledge over the credit rights arising from intra-group debt between Group companies.	Spanish (joint)
Wallbox Chargers	First-ranking general charge over the credit rights arising from any Material Commercial Contract.	Spanish (common)
Wallbox Chargers	First-ranking security interests in Industrial/Intellectual Property registered in Spain.	Spanish
Wallbox USA	Security interest in Industrial/Intellectual Property registered in the United States of America.	American
Wallbox USA	Security Interest in the inventory located in the United States of America.	US
Wallbox Chargers	Warrants convertible into shares in Wallbox Chargers following its incorporation as a public limited company.	Spanish
Wallbox Chargers	First-ranking floating charge over the "Supernova" brand.	Spanish

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ANEXO 5

 MODEL LETTER OF ACCESSION

To: [*] as Agent

From: [Branch] and [Agent of the Obligors]

Date:

Dear Sirs

Ref. Wall Box Chargers, S.L.U. – [*] Framework Loan Agreement dated [*] (the “Agreement”)

1.
In relation to the Agreement, this document constitutes a Letter of Accession. The terms defined in the Agreement shall have the same meaning in this Letter of Accession unless a different meaning is given to them in this document.
2.
[Subsidiary]:
(a)
agrees to become an Additional Obligor and to be bound by the terms of the Agreement as an Additional Obligor in accordance with the terms set out in Clause12.2 (Additional Obligors) of the Agreement;
(b)
provides the guarantee set out in Clause10 (First Demand Guarantee) of the Agreement; and
(c)
declares that it is a company duly incorporated under the laws of [name of the relevant jurisdiction].
3.
The administrative details of the [Subsidiary] are as follows:

Address: [*]
Fax number: [*]
For the attention of: [*]

4.
This Letter of Accession shall be governed by Spanish law.

Yours faithfully,

[Agent of the Obligors]

P.p.

_______________________

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[Subsidiary]

P.p.

_______________________

[Agent]

P.p.

_______________________

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ANEXO 6

MODEL CERTIFICATE OF COMPLIANCE

To: [*] as Agent

Of: [Agent of the Obligated Parties]

Date:

Dear Sirs

Ref. Wall Box Chargers, S.L.U. – [*] Framework Loan Agreement dated [*] (the “Agreement”)

1.
In relation to the Agreement, this document constitutes a Certificate of Compliance. The terms defined in the Agreement shall have the same meaning in this Certificate of Compliance unless a different meaning is given to them in this document.
2.
We confirm that: [Insert calculation of the Obligor Coverage Ratio].
3.
We confirm that there is [no] outstanding Default.

Yours faithfully,

[Agent for the Obligors]

P.p.

_______________________

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ANEXO 7

EXISTING INDEBTEDNESS

[Intentionally omitted]

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ANEXO 8

EXISTING PERSONAL GUARANTEES1

Secured creditor	Guarantor Companies	Debtor	Instrument / Contract	Maximum guaranteed amount (€)
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]

1 Without prejudice to the Debtor’s deferral of (i) the Syndicated Loan, as set out in the deed executed on 16 October 2023 before the Notary Public of Barcelona, Ms Laura Nogales Martín, under number 206 in her register of transactions, whereby EBN Banco de Negocios, S.A., Institut Català de Finances, Instituto de Crédito Oficial, E.P.E. and Mora Banc Grup, S.A. granted financing to Wall Box Chargers, S.L.U. with the personal guarantee of Wallbox USA, Inc. and Wallbox N.V., and (ii) the COFIDES Financing, documented in the deed executed on the same date before the same Notary under number 207 of her register of transactions, whereby COMPAÑÍA ESPAÑOLA DE FINANCIACIÓN DEL DESARROLLO, COFIDES, S.A. S.M.E. (acting as manager in its own name and on behalf of the Fondo para Inversiones en el Exterior F.C.P.J. (FIEX)) granted financing to Wallbox USA, Inc. with the personal guarantee of Wallbox Chargers, S.L.U. and Wallbox N.V.; the security interests created are shared between both financing arrangements and rank equally with one another (first rank) and are governed by the provisions of the inter-creditor agreement executed on the same date before the same Notary under number 208 in the Notary’s register of transactions. The security interests include, in particular: (a) the concurrent first-ranking non-possessory pledge over certain machinery and assets, granted by Wallbox Chargers, S.L.U. as pledgor in favour of EBN, ICF, ICO, Mora Banc and COFIDES (FIEX) as pledgees, formalised in the corresponding first-ranking concurrent non-possessory pledge policy (and novated/supplemented by the corresponding subsequent policies); (b) the first-ranking concurrent chattel mortgage over certain machinery and assets, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICF, ICO, Mora Banc and COFIDES (FIEX); (c) the first-ranking concurrent pledge over the credit rights arising from bank accounts, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICO, ICF and Mora Banc; (d) the first-ranking pledge over the credit rights arising from the main account held at EBN Banco de Negocios, S.A., granted by Wallbox USA, Inc. in favour of COFIDES (FIEX); and (e) the first-ranking concurrent pledge over the credit rights arising from the current insurance policies insuring the Wallbox Barcelona Assets, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICO, ICF, Mora Banc and COFIDES (FIEX), with notification to the insurer designating those entities as beneficiaries of the said policies.

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Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wall Box Chargers, S.L.U.	Wallbox USA	CESCE	[***]
BBVA	Wallbox NV	Wall Box Chargers, S.L.U.	Loan	[***]
BBVA	Wallbox NV	Wall Box Chargers, S.L.U.	Venture debt	[***]
Caixabank	Wall Box Chargers, S.L.U.	AR Electronic Solutions SL	ICO & Guarantor	[***]
Caixabank	Wallbox USA Inc; AR Electronic Solutions SL; Wallbox UK Limited	Wall Box Chargers, S.L.U.	ICO Ukraine	[***]
Caixabank	Wallbox USA Inc; AR Electronic Solutions SL; Wallbox UK Limited	Wall Box Chargers, S.L.U.	Credit Account	[***]
ICO	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
ICF	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
EBN	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
COFIDES	Wall Box Chargers, S.L.U.; Wallbox NV	Wallbox USA	Syndicated Loan	[***]
Mora Bank	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
HSBC	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Inventory Credit Facility	[***]

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ANEXO 9

EXISTING SECURITY INTERESTS2

Secured creditor	Debtor	Type of security interest	Description of the encumbered asset or right	Date of creation	Maximum secured amount (€)
ICO	Wall Box Chargers S.L.U.	Mortgage	Machinery / Equipment	23/02/2026	[***]
ICF	Wall Box Chargers S.L.U.	Mortgage	Machinery / Furniture	23/02/2026	[***]
EBN	Wall Box Chargers S.L.U.	Mortgage	Machinery / Furniture	23/02/2026	[***]
Mora Bank	Wall Box Chargers S.L.U.	Mortgage	Machinery / Furniture	23/02/2026	[***]

2 Without prejudice to the Debtor’s deferral of (i) the Syndicated Financing, documented in the policy executed on 16 October 2023 before the Notary of Barcelona, Ms Laura Nogales Martín, under number 206 of her register of transactions, whereby EBN Banco de Negocios, S.A., Institut Català de Finances, Instituto de Crédito Oficial, E.P.E. and Mora Banc Grup, S.A. granted financing to Wall Box Chargers, S.L.U. with the personal guarantee of Wallbox USA, Inc. and Wallbox N.V., and (ii) the COFIDES Financing, documented in the deed executed on the same date before the same Notary under number 207 in her register of transactions, whereby COMPAÑÍA ESPAÑOLA DE FINANCIACIÓN DEL DESARROLLO, COFIDES, S.A. S.M.E. (acting as manager in its own name and on behalf of the Fondo para Inversiones en el Exterior F.C.P.J. (FIEX)) granted financing to Wallbox USA, Inc. with the personal guarantee of Wallbox Chargers, S.L.U. and Wallbox N.V.; the security interests created are shared between both financing arrangements and rank equally with one another (first rank) and are governed by the provisions of the inter-creditor agreement executed on the same date before the same Notary under number 208 in the Notary’s register of transactions. The security interests include, in particular: (a) the concurrent first-ranking non-possessory pledge over certain machinery and assets, granted by Wallbox Chargers, S.L.U. as pledgor in favour of EBN, ICF, ICO, Mora Banc and COFIDES (FIEX) as pledgees, formalised in the corresponding first-ranking concurrent non-possessory pledge policy (and novated/supplemented by the corresponding subsequent policies); (b) the first-ranking concurrent chattel mortgage over certain machinery and assets, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICF, ICO, Mora Banc and COFIDES (FIEX); (c) the first-ranking concurrent pledge over the credit rights arising from bank accounts, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICO, ICF and Mora Banc; (d) the first-ranking pledge over the credit rights arising from the main account held at EBN Banco de Negocios, S.A., granted by Wallbox USA, Inc. in favour of COFIDES (FIEX); and (e) the first-ranking concurrent pledge over the credit rights arising from the current insurance policies insuring the Wallbox Barcelona Assets, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICO, ICF, Mora Banc and COFIDES (FIEX), with notification to the insurer designating those entities as beneficiaries of the said policies.

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HSBC	Wall Box Chargers S.L.U.	Mortgage	Inventory	22/03/2024	[***]
COFIDES	Wallbox USA Inc.	Mortgage	Bank Accounts	16/10/2023	[***]

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ANEXO 10

NOTIFICATIONS

[Intentionally omitted]

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ANEXO 11

MONITORING PLAN

Quarterly Monitoring Plan Prepared by the Financial Adviser to the Financial Institutions

1.
Monitoring of the repayment of the shareholders’ bridge loan and the drawdown of ICF funds
2.
Review, understanding and analysis of the Income Statement, Balance Sheet (including the full debt pool of all the Group’s lenders) and Cash Flow Statement (including maximum Capex) for the previous quarter. Analysis of the forecast for the three financial statements for the 12 months immediately following, including variances from previous forecasts
3.
Inventory of drawdowns by bank for each working capital facility
4.
Verification of the Old Money Working Capital repayment covenant in the event of a breach exceeding 10% of sales in 2028 and 2029 under the Viability Plan, this being equivalent to the Sensitivity Case of the IBR prepared by FTI
5.
Determination of the amount allocated to cash sweep
6.
Monitoring of the balances of all bank accounts at the end of each day throughout the preceding quarter in order to certify:
•
That 90% of the cash is held in pledged accounts
•
That no unpledged bank account has maintained a balance exceeding €150,000.00 for 60 consecutive days
6.
Reporting of personal guarantees, sureties, bonds, performance bonds and similar commitments granted to third parties
7.
Monitoring of cash outflows and/or changes in intra-group debt from the Obligated group to the Non-Obligated group. Verifying that these fall within the agreed definition of “Permitted Indebtedness” set out in the Framework Agreements
8.
Monitoring and reporting of extraordinary payments from the Obligated Entities to the Non-Obligated Entities
9.
[Intentionally omitted]
10.
Monitoring of future commercial contracts that may be pledged
11.
Monitoring of litigation in progress at the time of the report and risk of future litigation
12.
Monitoring of compliance with the Obligated Parties’ coverage ratio
13.
Monitoring of the relocation process from the Arlington factory (Wallbox USA) to Barcelona
14.
Confirming the absence of significant changes in the shareholding structure among the Major Shareholders that could trigger the Change of Control Clause

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ANEXO 12

OPERATING ACCOUNTS

Spanish Operating Accounts

Account holder	Account number / IBAN	Bank
Wall Box Chargers, S.L.U.	[***]	BBVA
Wall Box Chargers, S.L.U.	[***]	Banco de Sabadell, S.A.
Wall Box Chargers, S.L.U.	[***]	Banco de Sabadell, S.A.
Wall Box Chargers, S.L.U.	[***]	Banco de Sabadell, S.A.
Wall Box Chargers, S.L.U.	[***]	Banco Santander
Wall Box Chargers, S.L.U.	[***]	BNP Paribas SA. BNP Paribas Branch in Spain

Foreign operating accounts

Account holder	Account number / IBAN	Account bank
Wallbox N.V.	[***]	BNP Paribas SA, Netherlands Branch
Wallbox USA Inc.	[***]	Bank of America

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ANEXO 13

DISCLAIMERS
1.
Legal Status
(a)
It is a company duly incorporated and validly existing under the laws of the jurisdiction in which it was incorporated.
(b)
It has the capacity to own its assets and carry out its business activities in accordance with its corporate purpose, as it has been doing (including the capacity to dispose of and encumber its assets by virtue of the Security Interests in the Transaction).
2.
Capacity

It has full capacity to enter into, perform and execute, and has taken all necessary steps to authorise the entering into, performance and execution of, the Financing Documents to which it is a party and the transactions contemplated therein.

3.
Binding obligations

All obligations assumed under the Financing Documents or in compliance therewith are legal, valid, binding and enforceable on their own terms.

4.
No conflict with other obligations

The execution and performance of the Financing Documents do not contravene or conflict with:

(a)
any provision or ruling (administrative, judicial or arbitral) applicable to it;
(b)
its memorandum of association, articles of association or other corporate agreements; or
(c)
any contract, agreement, obligation or instrument binding on it or its assets.
5.
Authority
(a)
It has the legal capacity to execute the Financing Documents and to exercise its rights and fulfil its obligations thereunder.
(b)
All corporate actions required for the execution of the Financing Documents and for their performance have been duly carried out.
(c)
The persons executing the Financing Documents on its behalf and in its name are duly authorised to enter into them.
6.
Validity and admissibility in court

All authorisations necessary or advisable for:

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(a)
to enable the lawful conclusion of, and the exercise of the rights and fulfilment of the obligations under, the Financing Documents to which it is a party; and
(b)
ensure that the Financing Documents to which it is a party are admissible as evidence in the relevant jurisdiction,

have been duly obtained, are valid and are in full force and effect.

7.
Governing Law and Enforcement
(a)
The choice of law applicable to each of the Financing Documents, as set out therein, shall be recognised and enforced by the competent courts and authorities of the relevant jurisdiction.
(b)
Any court judgment obtained in accordance with the law applicable to a Financing Document shall be recognised and enforceable in the relevant jurisdiction.
8.
Tax matters
(a)
It is up to date with compliance with tax and fiscal regulations (in particular, in relation to tax payment obligations), both substantive and procedural, applicable to it, and no circumstances have arisen that could prevent such compliance or that could constitute an Adverse Material Change.
(b)
No claim, proceedings, formal notice or investigation has been initiated against it in respect of any tax or fiscal regulations that could constitute a Material Adverse Change.
(c)
It is resident for tax purposes in the jurisdiction of incorporation.
(d)
It forms part of the same tax consolidation group as the other Obligors, with the exception of Wallbox NV.
9.
Tax Withholding

It is not required to withhold any tax in respect of payments it makes to the Financial Parties pursuant to the Financing Documents.

10.
Absence of Breaches
(a)
Subject to the provisions of paragraph (b) below:
(i)
there is no Event of Default, nor can one reasonably be foreseen to arise as a result of the use of any Loan; and
(ii)
there is no other event or circumstance in force constituting an event of default under any other agreement or instrument binding on any Obligor or to which its assets are subject that has, or could reasonably be expected to result in, an Adverse Material Change.

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(b)
Until the Effective Date, the provisions of paragraph (a) shall not apply to any Event of Default or breach arising directly from the financial position of any Obligor prior to the Restructuring Plan.
11.
No Misleading Information
(a)
All information provided by any member of the Group to the Financial Parties for the purpose of entering into this Agreement and executing the Financing Documents is true, accurate, complete and correct and reflects its true financial position.
(b)
The financial projections contained in such information have been made in good faith and have been prepared on the basis of the most recent historical information and on the basis of reasonable assumptions.
(c)
Any opinion expressed regarding the Financing Documents has been formulated following a careful, diligent and reasoned review.
(d)
No circumstances have arisen, nor has anything been omitted from the information provided, and no data has been provided or withheld that could cause the information provided to be incorrect or inaccurate in any material respect.
(e)
All information relating to the Group which, to the best of our knowledge, is relevant has been provided to the Agent.
12.
Financial statements
(a)
Its financial statements have been prepared in accordance with the Accounting Principles, applied consistently.
(b)
Its financial statements are complete and give a true and fair view of its financial position at the end of the relevant financial year and the results of its operations during that period (on a consolidated basis in the case of Wallbox NV).
(c)
No event has occurred that could have caused a Material Adverse Change in its business or financial position (or in the consolidated business or financial position of the Group, in the case of Wallbox NV) since the date of the Original Financial Statements.
13.
Pari passu

Its payment obligations under the Financing Documents (unless, pursuant to any applicable rules, they are classified as subordinated claims) rank at least pari passu with the claims of any other unsecured and non-subordinated creditors, except for those creditors whose claims enjoy any priority solely by virtue of any insolvency legislation, relating to insolvency, liquidation, statutory priority or under other generally applicable rules (including, without limitation, those creditors whose claims (i) enjoy any priority in accordance with any Spanish tax or social security legislation, or (ii) enjoy any other legally recognised priority).

14.
Absence of proceedings

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(a)
No litigation, arbitration, administrative proceedings or investigation has been initiated, nor is there any risk that any such proceedings or investigation may be initiated against the Company or its directors, by or before any court, arbitral body or authority, the outcome of which could give rise to an Adverse Material Change.
(b)
No judgment or any other type of judicial, arbitral or administrative decision has been handed down against the Company which could reasonably be expected to result in an Adverse Material Change.
15.
Environmental Claims

No Environmental Claim has been initiated, nor is there any risk of Environmental Claims being initiated, the outcome of which could result in an Adverse Material Change.

16.
Financial indebtedness

It has no other contracts in force (whether for loans, credit, discounting, recourse factoring, finance leases or other) nor has it incurred any debt or other payment obligations to third parties (including sureties, guarantees and counter-guarantees) other than the debt permitted in accordance with section15 (Financial Indebtedness) of ANNEX 15 (General Obligations).

17.
Absence of guarantees and charges

There are no security interests or personal guarantees granted by the Company or by ABL in favour of third parties other than:

(a)
the Existing Security Interests;
(b)
the Existing Personal Guarantees;
(c)
the security interests permitted in accordance with section3 (Obligation not to create encumbrances (Negative pledge)) of ANNEX 15 (General Obligations); and
(d)
the personal guarantees permitted in accordance with section21 (Personal guarantees) of ANNEX 15 (General Obligations).
18.
Security Interests in the Transaction
(a)
The Security Documents create valid and effective charges in accordance with their own terms.
(b)
The Security Interests in the Transaction are senior and do not rank pari passu with any other security interest created in favour of third parties other than the Financial Parties (except for security interests granted in accordance with paragraph (b) of the definition of “Permitted Security Interests”).
(c)
The Obligors are the lawful owners and have full power of disposal over the assets encumbered under the Security Documents and over the assets that at any time are to be subject to Security Interest in the Transaction under the Financing Documents.

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19.
No obligation to provide security in favour of third parties

The execution of the Financing Documents, together with the obligations and rights arising therefrom, does not result in the Obligors being obliged to create encumbrances and/or grant security in favour of third parties over all or part of their assets or income, present or future (except for security granted in accordance with paragraph (b) of the definition of “Permitted Security”).

20.
Legitimate ownership

It holds a legitimate right (whether as owner or lessee) over the assets necessary to carry out the commercial activities it currently conducts and is in possession of all the authorisations required for that purpose.

21.
Industrial/Intellectual Property
(a)
It is the sole legal owner and beneficiary or, where applicable, holds licences on normal commercial terms for all Industrial/Intellectual Property that is relevant to its business and necessary for the conduct of its business as currently carried out.
(b)
In the course of its activities, it does not infringe any third party’s Industrial/Intellectual Property rights in any respect that has caused or is reasonably likely to cause an Adverse Material Change.
(c)
It has taken all formal or procedural steps (including the payment of fees) necessary to maintain any relevant Industrial/Intellectual Property, as well as the applications and registrations of which it is the owner.
22.
Centre of Main Interests
(a)
Its “centre of main interests” (as defined in Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) is at the place of its registered office.
(b)
It does not have an ‘establishment’ (as that term is used in Article 2(h) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (consolidated text)) outside the place of its registered office.
23.
Compliance with regulations
(a)
The company is up to date with its social security, commercial, civil, employment and tax obligations, and there is no reasonable prospect of any employment or tax claims being brought against it that could give rise to an Adverse Material Change.
(b)
It complies with civil, commercial, administrative, tax, employment and any other applicable regulations.
24.
Environmental Regulations

It complies with environmental regulations, holds the necessary environmental permits and is up to date with any other obligations, conditions, restrictions or requirements directly or

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indirectly related to contamination, pollution, storage or treatment of toxic or polluting waste in relation to any property of which it is (or has been) the owner or tenant or in which it has carried out any activity.

25.
Licences

It holds and maintains in full force and effect all the authorisations required for the conduct of its business activities and there has been no material breach of the terms and conditions governing them.

26.
Insurance

The insurance policies relating to its assets, business and operations adequately cover the risks associated therewith in accordance with market practices in its sector and have been taken out with reputable insurance companies, with the relevant premiums being paid up to date.

27.
Absence of insolvency proceedings
(a)
Subject to the provisions of paragraph (b) below, it has not:
(i)
has it been dissolved or wound up; has no resolution been passed for its dissolution or winding up, nor are there any pending proceedings or applications aimed at obtaining such dissolution or winding up, nor is it in any situation of compulsory dissolution under the terms provided for in the Companies Act or applicable regulations;
(ii)
it has been declared in bankruptcy or subject to equivalent insolvency proceedings (judicial or extrajudicial);
(iii)
it has filed for voluntary administration or is in a state of insolvency (current or imminent);
(iv)
has submitted a notification to the judge competent to hear the insolvency proceedings in question, stating that negotiations have been initiated with creditors to reach a refinancing agreement in accordance with the provisions of Article 585 of the Insolvency Act, or has initiated any equivalent proceedings in the competent jurisdiction;
(v)
is aware that proceedings or an application aimed at declaring its compulsory insolvency or insolvency are pending or are about to be initiated;
(vi)
is subject to judicial administration or administrative intervention or any equivalent form of intervention or supervision;
(vii)
is in a situation of general suspension of payment of its obligations, liquidation or general seizure of assets, generalised default on its obligations, or any situation analogous to the foregoing; nor
(viii)
is in any situation that demonstrates its current or imminent insolvency in

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accordance with the provisions of the Insolvency Act.
(b)
Until the Effective Date, the provisions of paragraph (a) shall not apply to any situation arising directly from the financial position of any Obligor prior to the Restructuring Plan.
28.
Absence of a Material Adverse Change
(a)
Subject to the provisions of paragraph (b) below, it is not aware of any circumstance or situation that could give rise to a Material Adverse Change.
(b)
Until the Effective Date, the provisions of paragraph (a) shall not apply to any circumstance or situation arising directly from the financial position of any Obligor prior to the Restructuring Plan.
29.
Sanctions
(a)
Neither he nor any member of the Group, nor any of their respective directors, representatives and employees, nor, to the best of his knowledge, any of their respective Affiliates:
(i)
is a Restricted Party;
(ii)
participates or has participated in any activity, business or transaction of, with, or in relation to, or for the benefit of, any Restricted Party that could result in such Group Member or any other person or any Financial Party breaching Sanctions or otherwise becoming a Restricted Party; and
(iii)
is not, and has never been, subject to, or has received any notice or is otherwise aware of, any claim, proceeding, notice or investigation relating to Sanctions.
(b)
The representation set out in paragraph (a) above shall be made by, and shall apply to, any Obligor for the benefit of any Financial Party only to the extent that the making, compliance with or receipt of the benefit (as applicable) of such representation does not result in a breach of (i) the Blocking Regulation or (ii) any other similar anti-boycott law or regulation.
30.
Anti-corruption and anti-money laundering regulations

Each member of the Group has conducted its business in compliance with applicable anti-corruption and anti-money laundering regulations and has established and maintains policies and procedures designed to promote and facilitate compliance with such regulations.

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ANEXO 14

DISCLOSURE OBLIGATIONS
1.
Financial Statements

The Obligors’ Agent shall deliver to the Agent (in a sufficient number of copies for all Lending Entities):

(a)
as soon as they are available and, in any event, no later than one hundred and eighty (180) days from the end of the relevant Financial Year:
(i)
the Group’s audited consolidated financial statements for the relevant Financial Year; and
(ii)
the audited individual financial statements of each Obligor required to have them audited, relating to the relevant Financial Year; and
(b)
as soon as they become available and, in any event, no later than ninety (90) days from the end of each six-month period into which each financial year is divided:
(i)
the Group’s unaudited consolidated financial statements for the relevant six-month period; and
(ii)
the unaudited financial statements of each Obligor for the relevant six-month period.
2.
Certificate of Compliance
(a)
The Obligors’ Agent shall deliver to the Agent, together with the financial information referred to in paragraph (a) (i) of section1 (Financial Statements) of ANNEX 14 (Disclosure Requirements), a Certificate of Compliance attesting (in reasonable detail) to compliance with the Obligors’ Coverage Ratio on the date on which the relevant Financial Statements were prepared.
(b)
Each Certificate of Compliance must be signed by duly authorised representatives of the Obligors’ Agent.
(c)
The first Certificate of Compliance must be submitted together with (and by reference to) the financial information referred to in paragraph (a) (i) of section1 (Financial Statements) of ANNEX 14 (Disclosure Requirements) corresponding to the Financial Year ending 31 December 2025.
3.
Requirements regarding financial statements

Each set of financial statements submitted by the Obligors’ Agent in accordance with the provisions of section1 (Financial Statements) of ANNEX 14 (Disclosure Requirements):

(a)
shall be accompanied by a letter signed by an authorised representative of the relevant Obligated Party , with sufficient powers for this purpose, confirming that these financial statements give a true and fair view of the financial position of that Obligated Party (and of the Group, where applicable) as at the date on which such

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financial statements were prepared, as well as of the results of its operations during that period; and
(b)
shall be prepared in accordance with the Accounting Principles.
4.
Bank Accounts
(a)
Within twenty (20) days of the end of each calendar quarter, the Obligor’s Agent shall provide the Agent (in sufficient copies for all Lending Institutions, if the Agent so requests) by email, the average daily balance for that quarter of each of the Bank Accounts, calculated as the arithmetic mean of the daily balances of each Bank Account during the calendar quarter. Such information must be accompanied by the relevant bank statements or a certification issued by the bank where each of the Bank Accounts is held.
(b)
The Agent may request any additional information or documentation it deems reasonably necessary to verify the accuracy of the data provided in accordance with section (a) above.
5.
Material Commercial Contracts

Within five (5) Business Days following the end of each calendar month, the Obligors’ Agent must provide the Agent (in sufficient copies for all Lending Institutions, if so requested by the Agent), by email, with a full copy of all Material Commercial Contracts entered into during that calendar month.

6.
Further information

The Obligors’ Agent must provide the Agent (in sufficient copies for all Lending Entities, if the Agent so requests) by email with:

(a)
a copy of all documents sent, in general, by any Obligor to its shareholders (or any class thereof) or to its creditors (or any class thereof), simultaneously with their dispatch to the shareholders or creditors, as applicable;
(b)
as soon as it becomes aware of it, all information in its possession relating to any litigation, arbitration or judicial or administrative proceedings commenced or which may reasonably be expected to be commenced against any Obligor and which, if it were to occur, could result in an Adverse Material Change;
(c)
as soon as it becomes aware of it, any information relating to circumstances of which it is aware and which result in, or may reasonably be expected to result in:
(i)
any of the formal representations set out in Clause5.5 (Representations) ceasing to be true after the Signing Date; and
(ii)
the occurrence of:

(A) a Change of Control; or

(B) an Event of Default;

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(d)
as soon as possible and, in any event, prior to filing with the competent court, a copy of the resolution of the board of directors or the relevant corporate body of any Obligor relating to the application for voluntary insolvency proceedings or to the submission of the notification referred to in Article 585 of the Insolvency Act;
(e)
as soon as practicable, such information and documentation as:
(i)
the Agent may reasonably require in relation to the Security Interests in the Transaction and compliance with the terms of the Security Documents; and
(ii)
the Financial Adviser may reasonably require in order to prepare any Monitoring Plan; and
(f)
as soon as possible following receipt of a request to that effect, any additional information relating to the financial position, assets and operations of the Group and/or any member of the Group (including any additional information or explanation regarding any item included in the financial statements, budgets and other material information provided by any Obligor under this Agreement, any changes in the Group’s management and an up-to-date copy of the register of members (or its equivalent in the applicable jurisdiction) that any Financial Party may reasonably request through the Agent, except, in relation to sections (a) to (f) , to the extent that compliance with these obligations would result in a breach of any law, regulation, market rule or confidentiality obligation applicable to any member of the Group.

7.
Notification of breach
(a)
Each Obligor must immediately notify the Agent of the occurrence of any event giving rise to a Breach (and, where applicable, the actions taken to remedy it), unless the relevant Obligor is aware that such notification has already been made by any other Obligor or by the Obligors’ Agent.
(b)
At the Agent’s request, the Obligated Parties’ Agent shall immediately provide the Agent with a certificate (signed on its behalf by duly authorised representatives) confirming that no Breach remains (or, should any Breach remain , specifying such Breach and, where applicable, the measures taken to remedy it).
8.
Customer identification (Know Your Customer or KYC)
(a)
If, as a result of:
(i)
the entry into force or amendment (including, for these purposes, any change in interpretation or application) of any regulation that becomes applicable after the Signing Date;
(ii)
any change in the legal status of an Obligor after the Signing Date; or
(iii)
the assignment by a Lending Institution of any of its rights and/or obligations under this Agreement to a third party that is not a Lending

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Institution,

the Agent, any Lending Institution (or, in the case of paragraph (iii) above, any potential new Lending Institution) is required to comply with any ‘know your customer’ procedures or any other similar procedures, in cases where it does not already have the necessary information, each of the Obligated Parties shall, at the request of the Agent or any Lending Entity, provide such documentation and any other information reasonably requested by the Agent (on its own behalf or on behalf of any Lending Entity) or any Lending Entity (on its own behalf or, in the case of paragraph (iii) above, on behalf of any potential new Lending Entity), as soon as practicable, so that the Agent, such Lending Entity or, in the case of paragraph (iii) above, any potential new Lending Entity may carry out and satisfactorily complete all necessary checks relating to the customer identification procedure (know your customer) or other similar checks under the applicable legislation or regulations in relation to the transactions contemplated in the Financing Documents.

(b)
Each Lending Institution shall, immediately upon receipt of any request from the Agent for that purpose, provide, or ensure the provision of, such documentation and any other information as the Agent may reasonably request for the purpose of enabling the Agent to carry out and satisfactorily comply with all checks relating to the ‘know your customer’ procedure or other similar checks under applicable legislation or regulations in relation to the transactions contemplated in the Financing Documents.
(c)
The Obligors’ Agent shall, by giving the Agent at least ten (10) Business Days’ notice, shall notify the Agent (who, in turn, shall immediately notify the Lending Entities) of its intention to request that any Affiliate of Wallbox NV become an Additional Obligor in accordance with the provisions of Clause12 (Changes to the Obligors).
(d)
Following the delivery of any notice in accordance with paragraph (c) above, if the inclusion of such Additional Obligor would require the Agent or any Lending Entity to comply with the ‘know your customer’ procedure or any similar identification procedure in cases where they do not already possess the necessary information, the Agent of the Obligors must provide, or ensure is provided, immediately, at the request of the Agent or any of the Lending Entities, such documentation and other information as may reasonably be requested by the Agent (on its own behalf or on behalf of any Lending Entity) or by any Lending Entity (on its own behalf or on behalf of a potential new Lending Entity) so that the Agent or such Lending Entity or any potential new Lending Entity may carry out and satisfactorily comply with all checks relating to the customer identification procedure (know your customer) or other similar checks under the applicable legislation or regulations in relation to the accession of such Subsidiary to this Agreement as an Additional Obligor.

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ANEXO 15

GENERAL OBLIGATIONS
1.
Authorisations

Each Obligor shall, in a timely manner:

(a)
obtain, comply with and do whatever is necessary to maintain in full force; and
(b)
provide the Agent with copies (certified as to their authenticity) of:

any Authorisations required by the laws in force at any time to:

(i)
enable it to enter into and perform the obligations assumed under the Financing Documents;
(ii)
ensure the validity, effectiveness, enforceability and probative force of any Financing Documents; and
(iii)
carry on its business, in the event that the failure to obtain or maintain such Authorisations could give rise to an Adverse Material Change.
2.
Compliance with the law

Each of the Obligors shall comply (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies comply) with any applicable legislation, to the extent that failure to comply would materially affect their ability to fulfil their obligations under the Financing Documents.

3.
Negative Pledge
(a)
Unless permitted under paragraph (b) below:
(i)
No Obligor nor any Group company (with Wallbox NV and Wallbox Charger, as the companies holding control over the other Group companies, ensuring compliance with this obligation by the Group companies) shall create or permit the creation, maintenance or continuation of any Security Interest, charge or encumbrance over any of its assets or rights.
(ii)
No Obligor nor any Group company (with Wallbox NV and Wallbox Chargers, as the companies exercising control over the other Group companies, ensuring compliance with this obligation by the Group companies) may:

(A) sell, transfer, dispose of or in any other way dispose of any of its assets in such a way that they are reacquired or leased by an Obligor or any other member of the Group;

(B) sell, transfer, dispose of or otherwise deal with any of the credit claims arising from its ordinary activities in such a way that recourse exists in the event of non-payment of such claims;

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(C) enter into contracts permitting the netting of credit claims against credit institutions (including, but not limited to, those arising from current accounts) or the transfer of funds between bank accounts; nor

(D) enter into other agreements of a similar nature that may grant preference to a third party,

and provided that the actions described in this paragraph (ii) are carried out for the primary purpose of incurring Financial Indebtedness or financing the acquisition of an asset.

(iii)
Any agreement or transaction described in sub-paragraph (ii) shall be referred to as the “Quasi-Security Interest”.
(b)
The obligations set out in sub-paragraphs (a)(i) and (a)(ii) above shall not apply in relation to any Security Interest or (where applicable) Quasi-Security Interest, provided th t is a Permitted Security Interest. The Obligors’ Agent must give prior written notice to the Agent of the creation (or, where applicable, the existence) of any charge to be created or existing under the exceptions provided for in this section (b) .
4.
Disposals
(a)
The Obligors undertake not to (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies refrain from) sell, dispose of, transfer, or alienate (by any means) any assets or rights (of any kind).
(b)
The provisions of section (a) above shall not apply to Permitted Disposals.
5.
[Intentionally omitted]
(a)
[Intentionally omitted]
6.
Acquisitions

The Obligated Parties undertake not to (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies refrain from) acquiring shares/stakeholdings, other companies, businesses, production units, rights or assets (as well as any interest therein) or entering into commitments to that effect, except for the acquisition from suppliers of assets necessary for the conduct of their business in the ordinary course of business (which may not, under any circumstances, include the acquisition of shares/holdings, other companies, businesses or production units).

7.
Corporate restructuring

The Obligated Parties undertake not to initiate any proceedings aimed at their dissolution, liquidation, transformation, capital reduction, acquisition, takeover, demerger, spin-off,

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merger, consolidation, corporate restructuring or any operations with a similar purpose, except:

(a)
The conversion of Wallbox Chargers into a public limited company in accordance with the provisions of the Restructuring Plan;
(b)
those carried out between Obligors or between an Obligor and a Group company, provided that the resulting company is an Obligor and the Personal Guarantees and Security Interests of the Transaction are not prejudiced; and
(c)
those imposed by law.
8.
Cash-pooling
(a)
The Obligors undertake to channel any cash-pooling transaction of the Group outside the United States of America through the Cash-pooling Account.
(b)
The Obligors undertake to channel any cash-pooling transaction carried out by the Group within the United States of America through Operating Account number 858000087301, held in the name of Wallbox NV at Bank of America.
(c)
The Obligors undertake that ABL shall not form part of or participate in any way in any cash-pooling structure or any other transaction or transfer involving the outflow of funds (by any means) from any Group company to ABL.
9.
Transactions on arm’s length terms

The Obligors undertake to carry out all commercial or financial transactions between themselves, with related parties or with any other third party on arm’s length terms, for legitimate reasons, taking into account their corporate interests and in compliance with the applicable regulations in force.

10.
Preservation of assets

The Obligors undertake to maintain and preserve in good condition all assets that are necessary or, in the opinion of the Lending Entities, advisable for carrying out the commercial activities they currently undertake.

11.
Change of business

Wallbox NV shall ensure that the general nature of the Obligors’ business or that of the Group as a whole is not substantially altered in relation to the business carried out by the Group on the Signing Date.

12.
Insurance
(a)
The Obligors undertake to maintain in full force at all times insurance policies, with insurance companies of recognised standing and solvency, in relation to their commercial activities and their assets, covering the risks, amounts and in accordance with the terms customary for companies carrying out a substantially similar activity.

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(b)
In relation to the insurance referred to in section (a) above, the Obligors undertake to:
(i)
pay all premiums, expenses and other sums due in relation to the aforementioned insurance policies in a timely manner;
(ii)
comply at all times with the terms and conditions of each insurance policy; and
(iii)
not to act in any way that gives rise to, or is likely to give rise to, the unenforceability, suspension or nullity, in whole or in part, of such insurance policies.
13.
Taxes

The Obligors undertake to pay (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies pay) promptly any Taxes that may become applicable within the payment period established for that purpose (except in cases where: (a) the relevance of the payment or its amount has been the subject of a dispute in good faith; (b) adequate provisions have been made in respect of the disputed Taxes; and (c) it is legitimate to defer payment).

14.
Loans or credits
(a)
The Obligors undertake not to (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies refrain from) granting, providing or maintaining any loans, credits, financing of any kind and/or making transfers in any form in favour of third parties.
(b)
The provisions of paragraph (a) above:
(i)
shall in no way limit payment by the Obligors in the ordinary course of their business of their commercial obligations; and
(ii)
shall not apply to loans, credits, financing of any kind and/or transfers made in accordance with paragraphs (c) to (f) of the definition of “Permitted Indebtedness”, nor to the two loans granted to Group employees on 27 June 2023 in the amount of EUR 90,000.
15.
Financial Indebtedness

The Obligors undertake not to (and Wallbox NV and Wallbox Chargers, as the companies exercising control over the other companies in the Group, shall ensure that the companies in the Group refrain from) incur, assume or maintain Financial Indebtedness or enter into contracts or agreements that might give rise to Financial Indebtedness, except for Permitted Indebtedness.

16.
Distributions
(a)
The Obligors undertake not to (and Wallbox NV and Wallbox Chargers, as

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companies controlling the other Group companies, shall ensure that the Group companies refrain from) make any Distribution.
(b)
The provisions of the section (a) above shall not apply to Distributions made by Group companies in favour of Wallbox Chargers or to Permitted Payments.
17.
Investments
(a)
The Obligors undertake not to (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies refrain from) investing in projects.
(b)
The provisions of section (a) shall not apply to investments in projects which:
(i)
are intended for maintenance and/or investment and development necessary for their business, with the acquisition of shares/stakeholdings, other companies, businesses or production units being expressly excluded; and
(ii)
do not exceed the Maximum Capex.
18.
Exercise of voting rights

The Obligors undertake to exercise their voting rights in the Group companies in a manner consistent with the terms of the Financing Documents.

19.
Financial Year

The Obligors undertake not to change the end date of the Financial Year.

20.
Pari passu

The Obligors undertake to (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies comply with the following obligations):

(a)
to maintain the Financing Documents and the rights arising therefrom for the Financial Parties, at least with the same rank, preferences and security interests, whether personal or otherwise, as the rights arising from any contract, now or in the future, for any other creditor of theirs, except: (i) the preferences and privileges imposed by the applicable legislation at any time (including insolvency, bankruptcy, tax and social security legislation or any other legally recognised privileges); and (ii) the Permitted Security Interests and the Permitted Personal Guarantees; and
(b)
not to alter the ranking, priority or security interests – whether personal or of any other kind – relating to existing contracts, with a view to improving the position of the creditors under those contracts.
21.
r personal guarantees

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The Obligors undertake not to (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies refrain from) granting (or allowing to remain in force) personal guarantees or assuming any type of commitment, present or future, in relation to or in connection with the obligations of any third party, except in the case of Permitted Personal Guarantees.

22.
Maintenance of Guarantees

The Obligors undertake to carry out (and Wallbox NV and Wallbox Chargers, as companies exercising control over the other Group companies, shall ensure that the Group companies carry out) in a timely manner whatever actions may be necessary to maintain the full validity and effectiveness of the Personal Guarantees and Security Interests of the Transaction.

23.
Additional Guarantees

In the event that any of the obligations arising from the Financing Documents for the Obligors prove to be unlawful, invalid or unenforceable, the Obligors undertake to provide the Lending Institutions with sufficient guarantees to prevent any detriment that might otherwise have arisen to the position of the Lending Institutions as a result of such circumstance.

24.
Obligors (Obligor Coverage Ratio)

The Obligors shall take (and Wallbox NV and Wallbox Chargers, as companies controlling the other Group companies, shall ensure that the Group companies take) all necessary steps to ensure that:

(a)
all Material Subsidiaries and, in a chain and in ascending order, their direct and indirect owners who are not Obligors; and
(b)
any other Group company necessary to ensure that the Obligors’ Coverage Ratio is at no time less than 60%,

acceding to this Agreement as Obligors as soon as possible and, in any event, within thirty (30) days of the submission of a Certificate of Compliance demonstrating non-compliance with the Obligor Coverage Ratio.

25.
Industrial/Intellectual Property

Each Obligor shall:

(a)
preserve and maintain the existence and validity of the Industrial/Intellectual Property necessary for their business;
(b)
use its best endeavours to avoid any infringement, in any material respect, of the Industrial/Intellectual Property;
(c)
complete the registrations and pay all registration fees and taxes necessary to keep the Industrial/Intellectual Property necessary for its business in full force and effect;
(d)
use its best endeavours not to use, or allow its Industrial/ y Property to be used, in

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any manner, nor to take or omit to take any action in respect of such Industrial/ y Property, which may materially and adversely affect the existence or value of the Industrial/ y Property, or jeopardise the right of any Obligor to use such Industrial/ y Property; and
(e)
not to discontinue the use of the Industrial/Intellectual Property necessary for its business.
26.
Compliance with Environmental Regulations

The Obligated Parties shall:

(a)
comply with all Environmental Regulations;
(b)
obtain, comply with and do whatever is necessary to keep all necessary Environmental Permits in full force; and
(c)
implement procedures to verify compliance with and avoid any liability arising from any Environmental Regulations,

in each case, if non-compliance could result in an Adverse Material Change.

27.
Environmental Claims

The Obligors shall notify the Agent in writing, as soon as they become aware of the occurrence of such circumstances, of:

(a)
any Environmental Claim that has been brought, or is foreseeable that may be brought, against any Obligor; and
(b)
any event or circumstance that could give rise to, or make foreseeable the initiation of, any Environmental Claim against any Obligor,

if, in the event of an unfavourable ruling against the Obligor, such a claim could result in an Adverse Material Change.

28.
Cash Sweep
(a)
Subject to the provisions of paragraph (b) below, on the last day of each Financial Year (commencing on and including 31 December 2027), the Obligors’ Agent shall deposit into the Cash Sweep Account an amount equivalent to the Group’s Excess Cash Position, if any.
(b)
The obligation set out in paragraph (a) above shall only apply if, at the time of submitting the information referred to in paragraph (c) below, the following two conditions are cumulatively met:
(i)
the updated forecast of the Group’s cash position for the twelve (12) months immediately following (calculated on a monthly basis) is not less than EUR 15,000,000 in any month; and

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(ii)
the EBITDA for the last calendar quarter closed and available is equal to or greater than that forecast for that period in the Sensitive Case.
(c)
The Obligors’ Agent must send to the Agent, at least 10 Business Days prior to the last day of the relevant Financial Year, information confirming whether or not the conditions set out in paragraph (b) above are met.

Upon receipt of such information, the Agent, after consulting with the Financial Adviser, shall inform the Obligors’ Agent and the Lending Institutions as soon as possible regarding: (i) whether or not such conditions have been met and, if so; (ii) the amount that the Obligors’ Agent must deposit into the Cash Sweep Account on the last day of the relevant Financial Year.

(d)
For the purposes of this paragraph 28:

"Sensitive Case" means the operational projections set out in the Viability Plan for the year 2027 onwards.

"EBITDA" means, in relation to any period, the Group’s earnings before interest, taxes, depreciation and amortisation for that period, as reflected in its consolidated financial statements, calculated as operating profit before interest, taxes, depreciation and amortisation, without making any adjustments, normalisations or pro forma calculations of any kind.

"Group Cash Surplus" means the aggregate amount of cash and cash equivalents as per account 57 of the Spanish General Accounting Plan, excluding any restricted cash, escrow accounts pledged in favour of third parties, cash pledged in favour of a bank and similar items exceeding EUR 15,000,000, calculated on a consolidated basis.

29.
Cash Sweep Account

The Obligors’ Agent:

(a)
shall open (and keep open until the date on which all amounts due (for all items) by the Obligors under, or in connection with, the Loan Agreements (Old Money), the Loan Agreements (Interest Borrowing), the Loan Agreements (Working Capital) and the Working Capital Facilities (Old Money) (as this term is defined in the Working Capital Framework Agreement) the Cash Sweep Account;
(b)
shall take the necessary steps to ensure that:
(i)
the Agent has full authority to operate the Cash Sweep Account (including, without limitation, authorised signature and the ability to order transfers); and
(ii)
the Obligors’ Agent may not in any way dispose of the Cash Sweep Account or the amount deposited therein without the joint signature of the Agent; and

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(c)
agrees (and expressly instructs the Agent) that the amount deposited in the Cash Sweep Account at any given time:
(iii)
shall remain deposited and unavailable in the Cash Sweep Account;
(iv)
is used solely and exclusively:
(A)
in the event of maturity (ordinary or early) or termination of the Loan Agreements (Old Money), the Loan Agreements (Interest Financing) and the Loan Agreements (Working Capital Financing) or the Working Capital Facilities (Old Money) (as this term is defined in the Working Capital Framework Agreement);
(B)
to the payment of any amounts due on that date (for any reason) under the Loan Agreements (Old Money), the Loan Agreements (Interest Financing), the Loan Agreements (Working Capital Financing) and the Working Capital Facilities (Old Money) (as defined in the Working Capital Framework Agreement); and
(v)
shall be distributed amongst those instruments in proportion to the outstanding balance of the liquid, due and payable principal thereof as at that date.

Lending Institutions Guaranteed by the ICO may amend the application rules set out in the preceding paragraphs, if required by their ICO Framework Agreements or the ICO Regulations.

30.
Bank Accounts
(a)
The Obligors undertake to grant and maintain (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies grant and maintain) in force at all times Security Interests in the Transaction over:
(i)
the Bank Accounts; and
(ii)
any other bank accounts held by any Group company with an average fortnightly balance exceeding EUR 150,000, within twenty (20) Business Days following each calendar quarter.
(b)
The Obligors shall operate (and Wallbox NV and Wallbox Chargers, as companies exercising control over the other Group companies, shall ensure that the Group companies operate) the Bank Accounts in accordance with the following terms:
(i)
the Obligors’ Agent shall operate:
(A)
the [Intentionally omitted] in accordance with the provisions of section31 *** of ANNEX 15 (General Obligations); and
(B)
the Cash Sweep Account in accordance with the provisions of section29 (Cash Sweep Account) of ANNEX 15 (General Obligations);

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(ii)
the Obligors and the Group companies may not:
(A)
order transfers from, or operate the Cash-pooling Account or the Operating Accounts if an unresolved Breach has been verified; nor
(B)
)carry out transactions or order transfers in the bank accounts for the purpose of avoiding or circumventing the obligation set out in section REF _Ref221702008 \r \h (a)(ii) above; and
(iii)
the Obligors shall operate (and Wallbox NV shall ensure that the Group companies operate) all the Group’s bank accounts in such a way that, at all times, 90% of the Group’s cash is deposited in the Bank Accounts.
31.
[Intentionally omitted]

The Obligors’ Agent:

(a)
[Intentionally omitted]
32.
Material Commercial Contracts

The Obligors undertake to (and Wallbox NV and Wallbox Chargers, as companies holding control over the other Group companies, shall ensure that the Group companies comply with the following obligations):

(a)
to grant and maintain in force at all times Security Interests in the Transaction over all Material Commercial Contracts; and
(b)
to grant Security Interests in the Transaction (on terms satisfactory to the Agent) over any Material Commercial Contracts that may be entered into at any time, within a maximum period of twenty (20) calendar days from the execution of the Material Commercial Contract in question.
33.
[Intentionally omitted]
(a)
[Intentionally omitted]
34.
Letter of Commitment to Invest and Shareholders’ Bridge Loan Agreement

Wallbox NV and Wallbox Chargers may not novate, amend or alter, in whole or in part, under any circumstances or in any manner, the terms and conditions of the Letter of Commitment to Invest or the Shareholders’ Bridge Loan Agreement, with respect to the versions validated and approved by the Signatory Lending Entities.

35.
Penalties
(a)
No Obligor may:
(i)
use, lend, contribute or in any other way make available all or part of the funds from any Loan to finance any transaction, business or any other activity carried out for the benefit of any Restricted Party; or

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(ii)
engage in any transaction for the purpose of avoiding, evading, breaching or attempting to breach any Sanction applicable to it; or
(iii)
finance all or part of any payment in connection with a Financing Document with funds derived from any business or transaction conducted, to the best of its knowledge, with a Restricted Party, or from any action resulting in a breach of a Sanction.
(b)
Furthermore, Obligated Parties must:
(i)
comply at all times with the applicable regulations regarding sanctions; and
(ii)
take whatever action is necessary to ensure compliance with the declaration set out in section29 (Sanctions) of ANNEX 13 (Declarations).
(c)
Each Obligor shall ensure that any Group company:
(i)
complies at all times with the applicable regulations regarding Sanctions; and
(ii)
takes whatever action is necessary to ensure compliance with the declaration set out in section29 (Sanctions) of ANNEX 13 (Declarations).
36.
Anti-corruption and anti-money laundering regulations
(a)
Obligors may not use, lend, contribute or in any other way make available all or part of the funds from any Loan to finance any transaction, business or any other activity that could constitute a breach of any anti-corruption or anti-money laundering regulations.
(b)
Each Obligor must (and Wallbox NV shall ensure that any Group company must):
(i)
conduct its business in compliance with applicable anti-corruption and anti-money laundering regulations; and
(ii)
maintain policies and procedures designed to promote and facilitate compliance with such regulations.

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ANEXO 16

CASES OF NON-COMPLIANCE
1.
Default

Failure to pay, by the respective due dates, any amount owed by the Obligors under the Financing Documents (including, without limitation, amounts in respect of principal, ordinary interest, default interest, fees, taxes or expenses), unless such failure to pay is caused by:

(a)
an administrative or technical error and payment is made within five (5) Business Days of the scheduled payment date; or
(b)
an Event of Interruption and the payment is made within five (5) Business Days of the scheduled payment date.
2.
Other obligations
(a)
A breach by any Obligor of any of the obligations contained in the Financing Documents (other than those set out in the section1 (Default) above and paragraph (b) below).
(b)
Any failure by an Obligor to comply with any of the obligations set out in sections22 (Maintenance of Collateral),24 (Obligors (Obligor Coverage Ratio)),35 (Penalties), and36 (Anti-corruption and Anti-money laundering Regulations), all of which form part of ANNEX 15 (General Obligations).
(c)
It shall be understood that an Event of Default in accordance with paragraph (a) above has not occurred if the breach is capable of being remedied and is effectively remedied within ten (10) Business Days from the earlier of the following dates:
(i)
the date on which the Agent sends the Obligors’ Agent the notice regarding the breach; or
(ii)
the date on which the relevant Obligor became aware of the breach.
(d)
Exclusively in relation to the obligations contained in sections2 (Compliance with laws) and13 (Taxes) of ANNEX 15 (General obligations), it shall be understood that an Event of Default has not occurred in accordance with paragraph (a) above if the default:
(i)
is a direct consequence of a failure to pay tax or social security contributions directly linked to the financial situation of the defaulting Obligor prior to the Restructuring Plan, and this is satisfactorily demonstrated by the Obligors’ Agent to the Agent and the Financial Adviser;
(ii)
is capable of being remedied and is effectively remedied to the Agent’s satisfaction (acting reasonably) no later than 3 months following the Effective Date; and
(iii)
it does not have a material impact on the viability of the Group or on its

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ability to service the restructured debt in accordance with the Restructuring Plan, and this is satisfactorily demonstrated by the Obligors’ Agent to the Agent and the Financial Adviser.
3.
Misrepresentation
(a)
Any relevant representation or statement made (or deemed to have been made) by a Debtor under the Financing Documents or in any other document executed by, or on behalf of, any Debtor under, or in connection with, any Financing Document is, or is found to have been, incorrect or misleading at the time it was made or deemed to have been made.
(b)
With regard to the declaration set out in section14 (Absence of proceedings) of ANNEX 13 (Declarations), an Event of Default in accordance with paragraph (a) above shall be deemed not to have occurred if:
(i)
the proceedings, investigations or rulings referred to in that declaration relate to claims covered under the Restructuring Plan; or
(ii)
the aggregate amount of the proceedings, investigations or rulings referred to in such a declaration does not exceed EUR 2,000,000 in the current calendar year.
(c)
Furthermore, exclusively in relation to the declarations set out in paragraphs (a) and (b) of section 8 (Tax Matters), section 14 (Absence of Proceedings), paragraph (c) of section 21 (Industrial/Intellectual Property) and section 23 (Regulatory Compliance) (all of them) of ANNEX 13 (Declarations), it shall be understood that an Event of Default has not occurred in accordance with section (a) above if the falsehood in the declaration:
(i)
is the direct cause of a failure to pay the tax authorities, social security or (only in respect of the declaration referred to in paragraph (c) of section 21 (Industrial/Intellectual Property)) the competent authorities in matters of Industrial/Intellectual Property, directly linked to the financial situation prior to the Restructuring Plan of the Obligor affected by the falsehood in the declaration, and this is satisfactorily demonstrated by the Obligors’ Agent to the Agent and the Financial Adviser;
(ii)
is capable of being rectified and is effectively rectified to the satisfaction of the Agent (acting reasonably) no later than 3 months following the Effective Date; and
(iii)
it has no material impact on the viability of the Group or on its ability to service the restructured debt in accordance with the Restructuring Plan, and this is satisfactorily demonstrated by the Obligors’ Agent to the Agent and the Financial Adviser.
4.
Cross-default
(a)
Failure to pay, on their respective due dates (or at the end of any applicable grace

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period), any amount owed by the Obligors or other Group companies under Financial Indebtedness.
(b)
The Financial Indebtedness assumed by any of the Obligors or any other Group company is declared due and payable prior to the ordinary due date as a result of the occurrence of an event of default (or any analogous circumstance resulting in the early enforceability of the corresponding obligations).
(c)
The inability of any of the Obligors or any other Group company to draw down further amounts under the Financial Indebtedness as a result of the occurrence of an event of default (or any analogous circumstance resulting in the cancellation of the commitments to make funds available to the company in question).
(d)
In the event that any of the creditors under the Financial Indebtedness is entitled to declare the obligations assumed by any of the Obligors or any other Group company due and payable in advance as a result of the occurrence of an event of default (or any analogous circumstance resulting in the early enforceability of the relevant obligations).
5.
Insolvency
(a)
If:
(i)
any of the Obligors:
(A)
is unable or admits its inability to meet its payment obligations as they fall due;
(B)
is unable to meet its payment obligations in accordance with applicable regulations;
(C)
suspends or threatens to suspend payments on any of its debts; or
(D)
as a result of present or future financial difficulties, enters into negotiations with any of its creditors (excluding any Financial Party in that capacity) with the aim of restructuring its debt (including, without limitation, the filing of a notice under Article 585 of the Insolvency Act);
(ii)
the value of the assets of any Obligor is less than its liabilities (current and contingent);
(iii)
the granting of a debt write-off or deferral in relation to any debt incurred by an Obligor;
(iv)
any Obligor is in a state of current insolvency, imminent insolvency or likely insolvency in accordance with the Insolvency Act; or
(v)
a moratorium is declared in respect of any indebtedness of any Obligor. In the event that such a moratorium occurs, the expiry of the relevant period would not remedy any Event of Default arising therefrom.

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(b)
Until the Effective Date, the provisions of paragraph (a) shall not apply to any Event of Default or breach arising directly from the financial situation of any Obligor prior to the Restructuring Plan.
6.
Insolvency proceedings
(a)
The adoption of any agreement, corporate measure, legal proceeding or other procedure or action in relation to:
(i)
suspension of payments, the declaration of insolvency (including the filing of any application for compulsory or voluntary insolvency proceedings or the approval of any resolution or decision approving such an application), the making of the notification referred to in Article 585 of the Insolvency Act, a moratorium on any indebtedness, the winding up, administration or reorganisation (through a voluntary petition, scheme of arrangement or in any other form) of any Obligor;
(ii)
an arrangement, assignment or restructuring plan with any creditor of any Obligor (including, without limitation, a creditors’ arrangement, an out-of-court settlement, any contract or instrument to obtain a write-off or deferral of debt, amongst others);
(iii)
the appointment of a liquidator, trustee, receiver, custodian, insolvency administrator or similar officer in relation to any Obligor or its assets;
(iv)
the enforcement of any security interest granted by any Obligor or over any of its assets; or
(v)
any other similar action or proceeding, whether judicial, administrative or private, which produces analogous effects in any jurisdiction.
(b)
The provisions of paragraph (a) above shall not apply to any application for dissolution that is unfounded or abusive and that is dismissed or rejected within fourteen (14) days of its submission.
(c)
Until the Effective Date, the provisions of section (a) shall not apply to any Event of Default or breach arising directly from the financial situation of any Obligor prior to the Restructuring Plan.
7.
Inability to issue the Monitoring Plan

If the Financial Adviser sends a certified notification stating that it is impossible to issue a Monitoring Plan within the first twenty (20) calendar days of a calendar quarter because the Obligors’ Agent has not provided the necessary information for this purpose.

8.
Enforcement at the request of creditors

The commencement of any administrative or judicial proceedings involving seizure, enforcement, expropriation, attachment or execution against any of the Obligor’s assets with a combined value of ten million euros (EUR 10,000,000) (or the equivalent in any other

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currency), unless such circumstance is remedied within ten (10) Business Days from the commencement of the relevant proceedings.

9.
Failure to comply with applicable provisions

If, at any time, the performance by any Obligor of the obligations assumed under the Financing Documents contravenes any applicable legal provisions, or if any of the obligations arising from the Financing Documents for any Obligor or any other Group company prove to be unlawful, invalid or unenforceable.

10.
Guarantee Documents
(a)
Breach by any Obligor of the obligations assumed under any Security Document.
(b)
If any Security Interest in the Transaction:
(i)
ceases to be legal, valid, binding, effective or enforceable; or
(ii)
ceases to be a first-ranking security interest or shares rank with other security interests (except for security interests granted in accordance with paragraph (b) of the definition of “Permitted Security Interests”).
11.
Adverse Material Change

If an Adverse Material Change were to occur.

12.
Cessation or Change of Business

If:

(a)
an asset or a branch of business of any Obligor is disposed of or transferred in contravention of the provisions of section4 (Disposals) of ANNEX 15 (General Obligations); or
(b)
any Obligor suspends, ceases or announces the suspension or cessation of its principal business or substantially alters it,

unless all the Lending Institutions have given their prior written consent.

13.
Event of default

If:

(a)
it were or became unlawful for CESCE, the ICO or the EIF to fulfil any payment obligation under the CESCE Policies, the ICO Guarantees or the EIF Guarantees, as applicable, or for any beneficiary to benefit from any of those coverage instruments;
(b)
any payment obligation of CESCE, the ICO or the EIF under any CESCE Policy, ICO Guarantee or EIF Guarantee, as applicable, is not or ceases to be lawful, valid, binding or enforceable, or any of such hedging instruments is not or ceases to be in full force and effect; or

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(c)
CESCE, the ICO or the FEI evades, terminates, repudiates, suspends, cancels, rescinds, extinguishes, reduces or calls in, in whole or in part, any CESCE Policy, ICO Guarantee or FEI Guarantee, or there is clear evidence of the intention of CESCE, the ICO or the EIF to evade, terminate, repudiate, suspend, cancel, rescind, extinguish, reduce or call in all or part of any of said hedging instruments.
14.
Security Interest over the shares of Wallbox NV

If a Security Interest were to be created over the shares of Wallbox NV as security for obligations assumed by any Group company vis-à-vis a third-party creditor (with the exception of Existing Security Interests).

15.
Conditions and actions under the Restructuring Plan

If any of the conditions and/or actions set out in Clause 3 (Conditions Precedent) of the Restructuring Plan are not satisfied in accordance with the provisions of the Restructuring Plan.

16.
Approval

If:

(a)
the Application for Approval (as defined in the Restructuring Plan) is not accepted for processing;
(b)
the judicial approval of the Restructuring Plan is refused or not granted in accordance with the Application for Approval; or
(c)
a judgment is handed down (in whole or in part) in favour of a challenge to the Order of Approval which:
(i)
renders the Restructuring Plan ineffective; or
(ii)
results in the effects of the Restructuring Plan not being extended to creditors whose financial claims represent more than 5% of the liabilities covered by the Restructuring Plan.

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